As filed with the Securities and Exchange Commission on August 11, 2026

Registration No. 333- [●]

==============================================================================

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YOUNEEQAI TECHNICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	7371 (Primary Standard Industrial Classification Code Number)	47-3905532 (I.R.S. Employer Identification No.)

3401 Atlantic Ave., Suite 100, Raleigh, North Carolina 27604 / Phone (919) 434-9277

(Address and telephone number of principal executive offices)

Nicholas Genty, Chief Executive Officer

3401 Atlantic Ave., Suite 100, Raleigh, North Carolina 27604 / Phone (919) 434-9277

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Michael A. Littman, Attorney at Law

PO Box 1839 ● Arvada, Colorado 80001 ● Phone: (720) 530-6184

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[_]	Accelerated filer	[_]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [_]

CALCULATION OF REGISTRATION FEE

Security Type	Security Class Title	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Equity	Selling Shareholders Common Shares	11,715,328	$1.00	$11,715,328	$0.0001381	$1,617.89

Total				$11,715,328		$1,617,.89

______________________

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED AUGUST 11, 2026

YOUNEEQAI TECHNICAL SERVICES, INC.

We are hereby registering, on the registration statement of which this prospectus forms a part, a total of 11,715,328 shares of our common stock, $0.001 par value, for resale @ $1.00 per share (or at any other price negotiated in a market or private sale) by the selling shareholders identified in this prospectus of up to, including (i) 11,645,328 shares of common stock issued for cash in private placements for various considerations, and (ii) 70,000 shares of common stock for consulting and other services. We will not receive any proceeds from sales of shares by selling shareholders.

We have applied to OTC Markets for OTCID Marketplace maintained by OTC Markets, Inc. under the symbol “YQAI”. We expect to be approved by OTCID for information reporting upon filing our 2024 and 2025 financial statements and year to date financials, and providing the OTC required management verifications and certifications. The reported price of our common stock as reported on OTCID on August 7, 2026 was $1.00. We intend to list our Common Stock on the OTCQB under the same symbol. We believe we meet the standards for listing on the OTCQB. We cannot guarantee that we will be successful in listing our common stock on the OTCQB however, we will not make this effective unless we are so listed.

Title	Price Per Share
Common Stock	$1.00

Due to the OTCID approval for our common stock, our security holders may sell their securities at market prices or at any price in privately negotiated transactions.

The selling shareholders may offer the shares of our common stock for resale on the OTC Bulletin Board and OTCQB, in isolated transactions, or is a combination of such methods of sale. They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or, investors, or, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. For Selling Shareholders there will be no underwriter’s discounts or commissions, except for the changes to a selling shareholder for sales through a broker-dealer. We will bear all costs relating to the registration of these shares of our common stock, other than any selling shareholders’ legal or accounting costs or commissions.

Investing in the common stock is speculative and involves a high degree of risk. You should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is August 11, 2026.

ii

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

AVAILABLE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to YouneeqAI Technical Services, Inc. and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of any securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

We are not offering to sell or seeking offers to purchase such shares of securities offered hereby in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering as to distribution of the prospectus outside of the United States.

Solely for convenience, our trademarks and tradenames referred to in this prospectus and the registration statement of which it forms a part may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

Information contained in, and that can be accessed through our website, www.youneeqai.com, does not constitute part of this prospectus or the registration statement of which it forms a part.

For investors outside the United States: we have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision. This prospectus contains forward-looking statements and information relating to YouneeqAI Technical Services, Inc. See “Cautionary Note Regarding Forward-Looking Statements” on page 24.

THE OFFERING

We are hereby registering, on the registration statement of which this prospectus forms a part, a total of 11,715,328 shares of our common stock, $0.001 par value, for resale @ $1.00 per share (or at any other price negotiated in a market or private sale) by the selling shareholders identified in this prospectus of up to, including (i) 11,645,328 shares of common stock issued for cash in private placements for various considerations, and (ii) 70,000 shares of common stock for consulting and other services. We will not receive any proceeds from sales of shares by selling shareholders.

OUR BUSINESS

YouneeqAI Technical Services, Inc. (“We,” “us,” “our,” “Company,” “YouneeqAI,” or “YQAI”), is incorporated in the State of Nevada with corporate operations located in Raleigh, North Carolina.

1

The names by which we have been known are: (i) originally incorporated as Ocean Energy, Inc. on November 28, 2007, (ii) Sino Cement, Inc. from September 15, 2010 to July 5, 2013, (iii) Nevis Capital Corporation from July 5, 2013 to May 10, 2017, (iv) ASC Biosciences, Inc. from February 6, 2017 to January 15, 2019, (v) American Hemp Ventures, Inc. from January 15, 2019 to October 15, 2022, and (vi) YouneeqAI Technical Services, Inc. from October 15, 2022 to date.

CORPORATE HISTORY

The Company was founded as a Nevada corporation in 2007 as Ocean Energy, Inc. The business was formed for the purpose of producing and distributing Ocean Power Converters (OPC) supplying seashore consumers. This innovative, patent-pending technology was the result of 15 years of development of the Wincrants rotor. Nine prototypes of OPC were manufactured and tested, one of which was installed and tested in the city of Suva, Fiji Islands, by the University of the South Pacific. This venture failed.

In a reverse merger the Company then acquired a People’s Republic of China (the “PRC”) based cement producer in accordance with a Share Exchange Agreement dated February 21, 2011 (“2011 Exchange Agreement”) made by and among Sino Cement, Inc., (“Sino”) a Nevada corporation, Valentyna Stupenko, Tiger Fair Limited (“Tiger Fair”), a Hong Kong corporation and King Harbour International Limited (“King Harbour”), a company incorporated in the British Virgin Islands. King Harbour was incorporated in the British Virgin Islands on January 2, 2009. Tiger Fair was incorporated in the Hong Kong on March 30, 2009. Tiger Fair was a wholly-owned subsidiary of King Harbour. King Harbour, through Tiger Fair directly controlled Shaanxi Shehui Cement Co., Ltd. (“Shehui Cement”), a cement producer in the PRC. The close of the 2011 Share Exchange transaction took place on February 21, 2011. On that date, pursuant to the terms of the 2011 Exchange Agreement, Sino acquired all of the outstanding capital stock and ownership interests of Tiger Fair Limited from King Harbour and they transferred and contributed all of their interests to us. In exchange, Sino issued to the Tiger Fair shareholders 14,250,000 shares of our common stock. Shehui Cement was incorporated in the PRC on January 17, 2001. Shehui Cement was the Chinese operating company subsidiary and was in the business of producing cement in Shaanxi province in the PRC, and was used primarily in the construction of infrastructure projects such as highways, bridges, railways and roads, as well as residential buildings. Shehui Cement was a wholly owned subsidiary. Concurrently, the name of Sino was changed to Nevis Capital Corporation. This business failed and the Company was abandoned.

ASC Biosciences, Inc. (“ASC”) acquired Nevis Capital Corporation (“Nevis”) by Order of the Second District Court of Nevada on February 27, 2017. ASC was awarded a controlling stock ownership of Nevis.

The court appointed a receiver during the period from June 16, 2016 through February 27, 2017. All assets and liabilities of Nevis were disposed of by the receivers of or liquidated for the benefit of the company’s creditors in the ensuing month prior to the date of acquisitions by ASC.

After the date of ASC’s acquisition, the name of the company was changed to ASC Biosciences, Inc., and a reverse split of the common stock was effected replacing each 2000 shares of stock with 1 share of new common stock. This venture for the company failed in 2018.

Effective as of December 27, 2018, ASC Biosciences, Inc. acquired H.E.M.P Group LLC, a Colorado limited liability company doing business as H.E.M.P. Consulting Group LLC (“HEMP Consulting”), and LTC Farms LLC, a Colorado limited liability company (“LTC Farms,” together with HEMP Consulting collectively the “Target Companies” by an Agreement for Share Exchange (the “2018 Share Exchange Agreement”), pursuant to which the following would occur: (i) The Company would acquire all of the outstanding membership interests in the Target Companies and the Target Companies would become the wholly owned subsidiaries of the Company (the “2018 Share Exchange”); (ii) The Target Companies would pay the Company or its assignees $183,333.00; (iii) The Company would issue the owners of the Target Companies (the “2018 New Shareholders”) 13,944,792 shares of Company common stock; (iv) An equivalent number of outstanding shares of Company common stock (13,944,792 shares) would be cancelled; (v) The Company’s officers and directors prior to closing would resign; and (vi) Designees of the Target Companies would be appointed as officers and directors of the Company. Effective as of December 28, 2018, (i) the 2018 Share Exchange closed; (ii) the Target Companies became wholly owned subsidiaries of Company; (iii) Neville Pearson, Howard Letovsky and C.W. Gilluly resigned as officers and directors of the Company; (iv) S. Mark Spoone was appointed as President, CEO and a director the Company, John Yoo Lee was appointed as a director of the Company, Jiun Haw Chang was appointed as a director the Company, and Neville Pearson was appointed as interim CFO of the Company; and (v) the cash consideration was paid by the Target Companies to the Company and distributed as follows: $25,000 was paid to Neville Pearson, $16,666.67 was paid to C.W. Gilluly, $16,666.67 was paid to Financial Logistics LLC, and $125,000 was paid to Mac Feegle Holdings, Inc. On or about January 4, 2019, the canceled shares were canceled, and the Company issued the Shares to the following shareholders as follows: 6,135,708 were issued to John Yoo Lee, 6,135,708 shares were issued to Jiun Haw Chang, and 1,673,376 shares were issued to S. Mark Spoone. Accordingly, immediately prior to the 2018 Share Exchange, approximately 16,061,560 shares of Company common stock were considered outstanding, and immediately following the 2018 Share Exchange, approximately 16,061,560 shares of Company common stock were still considered outstanding. The Company’s mission was to become a broadly integrated “seed-to-sale” hemp operation that starts on the farm and delivers to the tabletop.

The name was changed to American Hemp Ventures, Inc. on January 15, 2019.

2

On March 25, 2021, the Company entered into assignment agreements to transfer its ownership in Hemp Group, LTC Farms, and AMHV Wellness to an entity controlled by the officers and directors of the Company. On September 1, 2021, the Company and the counterparties entered into rescission agreements rescinding the original assignment agreements ab initio, effective as of March 25, 2021. On March 25, 2021, the Company entered into a Non-Exclusive Patent License Agreement (the “2021 License Agreement”) with Alpha Modus, Corp. (“Alpha Modus”). The Agreement provided for the Company to license for use certain patents and patent applications held by Alpha Modus for commercialization, and the Company agreed to issue 78,390,770 shares of its restricted common stock as an initial royalty payment to Alpha Modus. On July 14, 2021, the 2021 License Agreement was rescinded by the parties, and as part of the recission, the 78,390,770 shares issued to Alpha Modus were returned to Company and were canceled.

The Company was delinquent in its Nevada filings several times; in each instance it reinstated in Nevada by filing the required documents.

On February 11, 2022, the Company approved a License Agreement (with an effective date of February 9, 2022) for the issuance of 30,000,000 common shares to Digital Cavalier Technology Services, Inc., a British Columbia, Canada corporation. After this was presented to the accountants, they determined that there were valuation and accounting issues with this arrangement and after research and consultations, determined that issuance of Preferred stock was a better alternative. Accordingly, on May 4, 2022, the parties to the License Agreement adopted an amendment to the equity arrangement under the License Agreement and the Acquisition Agreement which provided for the issuance of 3,000 shares of Series A Preferred Stock, instead of 30,000,000 shares of common stock. After that had been agreed, upon review of the Series A preferred Certificate of Designation it was discovered that it only authorized 1,000 shares of Series A and did not contain the ratio of conversion rights which had been agreed to between the parties in the May 4, 2022 amendment. So, during the next several months, the parties negotiated and drafted an Amended and Restated Certificate of Designation for the Series A preferred shares which was recorded with the Secretary of State in Nevada in August 2022. The parties extended the License Agreement by amendment on February 6, 2023 for an additional twenty four (24) months and modified the reasons for cancellation prior to expiration to (i) remove cancellation for not meeting the deadline for the previously suggested merger between Digital Cavalier Technology Services Inc. and YouneeqAI, and to (ii) replace it with a cancellation for failure to commercialize the IP and technology within 24 months after the effective date of a successful registration statement.

The License Agreement with Digital Cavalier Technology Services, Inc. (“Digital”) allowed for the Company to license, market and sell the technology of Digital Cavalier Technology Services, Inc. Digital Cavalier Technology Services, Inc. is licensing its AI Personalization engine software as a service (SaaS) products and services, for e-commerce, content marketing, digital publishing, and other industries where a relevant customer experience is necessary. This License Agreement has been cancelled.

The Company changed its name to YouneeqAI Technical Services, Inc. effective October 15, 2022.

On June 16, 2023, the Board of Directors voted to amend the bylaws of the Corporation to clarify that the designation of the Eighth Judicial District Court of Clark County, Nevada as the exclusive forum will not apply in certain circumstances, including actions where another court has exclusive jurisdiction, and to opt out of certain default provisions in Nevada regarding Dissenter’s Voting Rights (NRS 78.378-3793, inclusive) and Combinations with Interested Stockholder (NRS 28.411-444, inclusive).

Our exclusive forum provision is not intended to apply to actions arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. If the “exclusive forum” clause were to be asserted by the Company, it is doubtful that any Court would apply it to Securities Act or Exchange Act claims and require the matter to be tried in the exclusive forum specified. It should be noted that investors/shareholders cannot waive compliance with Federal Securities Laws and Rules and Regulations thereunder. It also should be noted that Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the Rules and Regulations thereunder. Our Company intends to inform investors in future filings that the “exclusive forum” provision does not apply to any actions arising under the Securities Act or the Exchange Act. In the interim, the Company has deleted the clause from its Bylaws as of November 7, 2023.

On January 14, 2026, the Company entered into a Software License Agreement with AgEYE Technologies, Inc. (“AgEYE”). AgEYE granted YouneeqAI the right to use the Licensed Software solely for the purpose of integrating, deploying, marketing, and commercializing products and services developed and offered by AgEYE that incorporate the Licensed Software. The field of use includes AI-enabled analytics, automation, and software solutions for the agriculture industry, including controlled-environment agriculture, indoor farming, greenhouse operations, crop production optimization, and related agricultural applications.

Our executive offices are located at 3401 Atlantic Ave., Suite 100, Raleigh, North Carolina 27604 and the telephone number is (919) 434-9277. We maintain a website at www.youneeqai.com, and such website is not incorporated into or a part of this filing.

3

Recent Developments

Reverse Stock Split

On or about April 24, 2024, our majority shareholders approved by written consent, declared it advisable and in our best interest, to amend our Articles of Incorporation to effect a reverse split of our outstanding Common Stock on a 10-for-1 basis. This became effective on May 15, 2025. Our Board of Directors had approved the same stock split range. Unless specifically provided otherwise herein, such numbers and prices above and used elsewhere in this prospectus assume the effectiveness of a 10-for-1 reverse stock split of our Common Stock, an assumed offering price of $1.00 per share (or at any other price negotiated in a market or private sale), and the listing of our Common Stock on the OTCQB to occur as of the effective date of the registration statement of which this prospectus forms a part but prior to the closing of the Offering of the shares.

We have applied to list our Common Stock on the OTCQB and anticipate approval upon the filing of the audited financial statement with the Securities and Exchange Commission.

The number of shares of Common Stock offered pursuant to this prospectus and all other applicable information, other than in the historical financial statements and related notes included elsewhere in this prospectus, assumes the effectiveness of a 10-for-1 reverse stock split of our Common stock.

RISK FACTORS SUMMARY

Investing in our common stock involves a high degree of risk because our business is subject to numerous risks and uncertainties, as more fully described in the section titled “Risk Factors” included elsewhere in this prospectus. You should carefully consider these risks before making an investment. These risks include, but are not limited to, the following:

Risk Factors Related to Our Business

●        We have an evolving business model and rely on one license. Our success will depend, to a large degree, on the expertise and experience of the members of our management team.

●        Our officers and directors and deemed control parties may have irresolvable conflicts of interest.

●        We have a limited amount of funds available for implementation of our business plan and as a result, our business may not be successful.

●	We have significantly fewer financial resources than most of our competitors, which limits our ability to implement new products or enhancements to our current products and may require us to implement additional future restructuring plans, which in turn could adversely affect our future sales and financial condition.

●        We are not diversified, and we will be dependent on only one business.

●        Our success and ability to grow our business depend on commencing sales and growing our customer base. If we fail to attract customers, our business, revenue, operating results and financial condition could be harmed.

●	We generally will not have long-term purchase commitments from our customers and if our customers cancel or change their purchase commitments, our revenue and operating results could suffer.
●	If our exclusive license for the AgEYE software terminates or is altered in any material way, we may face unforeseen losses and be unable to continue operations.

●        We will be a reporting company due to the effectiveness of our S-1 registration statement.

●        The continued uncertain global economic environment and volatility in global credit, banking and financial markets could materially and adversely affect our business and results of operations.

●	Our product strategy may not address the demands of our target customers and may not lead to increased revenue in a timely manner or at all, which could materially adversely affect our results of operations and limit our ability to grow.
●	Our entire operating business is conducted under a single license; termination of the AgEYE license would eliminate our operating business.
●	Two members of our management team also serve as the chief executive officer of our sole licensor, creating direct operational overlap and recurring conflicts of interest.
●	Our near-term revenue is expected to be concentrated in controlled-environment agriculture (“CEA”), our beachhead segment, and is therefore exposed to CEA-specific factors including customer adoption.
●	Our early commercial deployments are likely to be concentrated, amplifying the impact of any single customer outcome.
●	Our platform must perform reliably across varied operating environments; performance shortfalls or model errors could harm our reputation.
●	Our platform depends on the quality, completeness and continued availability of operational and training data.
●	AI regulation is evolving rapidly and may impose new compliance, transparency and liability obligations.

●        Our brand may not become as widely known as incumbents’ brands or the brand may become tarnished.

4

●        Our proprietary artificial intelligence algorithms may not operate properly or as we expect them to, which could cause our subscribers to see no benefit.

●        We rely on artificial intelligence and our digital platform to collect data points that form the basis of our services, and any legal or regulatory requirements that restrict our ability to collect this data could thus materially and adversely affect our business, financial condition, results of operations and prospects.

●        Interruptions or delays in the services provided by our service providers of third-party data centers or our internet service providers could impair the operability of our service and may cause our business to suffer.

●        Security incidents or real or perceived errors, failures or bugs in our systems, website or algorithm could impair our operations, result in loss of personal customer information, damage our reputation and brand, and harm our business and operating results.

●        We employ third-party licensed software for use in our business, and the inability to maintain these licenses, errors in the software we license or the terms of open-source licenses could result in increased costs or reduced service levels, which would adversely affect our business.

●        Failure to protect or enforce our intellectual property rights could harm our business, results of operations and financial condition.

●        System security and data protection breaches, as well as cyber-attacks, could disrupt our operations, reduce our expected revenue and increase our expenses, which could adversely affect our stock price and damage our reputation.

Risk Factors Related to Our Stock

●        We can give no assurance of success or profitability to our investors.

●        We may in the future issue more shares of common stock which could cause a loss of control by our present management and current stockholders.

●	We have authorized a designated Series A Preferred Convertible stock. We can issue future series of shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

●        Our officers and directors may have conflicts of interests as to corporate opportunities which we may not be able or allowed to participate in.

●	The market prices and trading volume of our shares of common stock may experience rapid and substantial price volatility, which could cause purchasers of our common stock to incur substantial losses.
●	A limited public market exists for our common stock at this time, and there is no assurance of a future market.

●        The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

●	We will pay no dividends in the foreseeable future and because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

●        Rule 144 sales in the future may have a depressive effect on our stock price.

●	A significant portion of our total outstanding shares of common stock are restricted from immediate resale under modified lock up agreements but may be sold into the market in the future, which could cause the market price of our common stock to drop significantly, even if our business is performing well.

5

SUMMARY FINANCIAL INFORMATION

The following tables set forth, for the periods and as of the dates indicated, our summary financial data. The statements of operations for the three months ended March 31, 2026, and the balance sheet data as of March 31, 2026, are derived from our unaudited condensed financial statements. The unaudited financial statements include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. The statements of operations for the fiscal years ended December 31, 2025 and 2024, and the balance sheet data as of December 31, 2025 and 2024 are derived from our audited financial statements. The audited financial statements include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future.

	March 31,	December 31,
	2026	2025	2024
	(Unaudited)	(Audited)	(Audited)
Total Assets	$30,716	$3,296	$5,304
Current Liabilities	$3,235,698	$3,124,055	$2,607,249
Long-term Liabilities	$—	$—	$—
Stockholders’ Equity (Deficit)	$(3,204,982)	$(3,120,759)	$(2,601,945)

	Three Months Ended March 31, 2026 (Unaudited)	December 31, 2025 (Audited)	December 31, 2024 (Audited)
Revenues	$—	$—	$—
Net Income (Loss)	$(94,623)	$(698,644)	$(8,367,464)

As of March 31, 2026, the accumulated deficit was $43,583,364. At December 31, 2025, the accumulated deficit was $43,488,741. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Our common stock, only, will be transferable immediately upon the effectiveness of the Registration Statement. (See “Description of Securities”)

We are registering securities listed for sale as follows:

Common shares outstanding before this registration	14,085,828
Maximum common shares being offered by our existing selling shareholders	11,715,328
Maximum common shares outstanding after this registration	14,370,328

We are authorized to issue 200,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. Our current shareholders, officers and directors collectively own 14,085,828 shares of common stock as of this date. Our shares being registered were issued in the following amounts and at the following prices:

Number of Shares	Original Consideration	Issue Price Per Share
11,645,328	Private Placements, Private Purchases, and Cash	$0.001 to 2.70
70,000	Consulting and other Services	$0.52 to 0.60
11,715,328

Currently there is a limited public trading market for our stock on OTCID under the symbol “YQAI.”

6

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially. For additional information regarding risk factors, see “Forward-Looking Statements.”

Special Information Regarding Forward-Looking Statements

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.

RISK FACTORS RELATED TO OUR BUSINESS

WE HAVE AN EVOLVING BUSINESS MODEL AND RELY ON ONE LICENSE.

Our business model may evolve. We may continue to try to offer additional types of products or services, and we cannot offer any assurance that any of them will be successful. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. The Company relies entirely on the exclusive License Agreement with AgEYE to provide product to its clients. The singular focus may create a high risk of dependence on our relationship with AgEYE under the terms and conditions of the License Agreement. Any failure of the AI Technology or the failure by AgEYE to provide the software as outlined in the License Agreement would leave the Company without the vital component of our business and could lead to the cessation of our services to customers.

OUR SUCCESS WILL DEPEND, TO A LARGE DEGREE, ON THE EXPERTISE AND EXPERIENCE OF THE MEMBERS OF OUR MANAGEMENT TEAM.

We will rely exclusively on the skills and expertise of our management team in conducting our business. Our management team has experience in the software industry, but there is no assurance that our management’s efforts with this proposed business will be successful. Accordingly, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.

We will be wholly dependent on the diligence and skill of our management team for the operations and roll out of our software products under the supervision of our Board of Directors. There can be no assurance that we will attain our objective. However, not all of the management team will devote all of their time to managing the Company. These factors may affect our profitability.

We have limited resources and no successful operating history in any business.

7

OUR OFFICERS AND DIRECTORS AND DEEMED CONTROL PARTIES MAY HAVE IRRESOLVABLE CONFLICTS OF INTEREST.

Our Officers and directors were officers and directors, and control parties of AgEYE Technologies, Inc. (“AgEYE”) at the time of negotiation of the contract with YouneeqAI Technical Services, Inc. The fact that such persons are now our officers and directors and deemed control parties of YouneeqAI Technical Services, Inc. and remain officers and directors of AgEYE creates an immediate conflict of interest in the making of any decisions on behalf of either company relating to the relationships between the two companies. For investors and shareholders this may mean that such persons are conflicted as to any decisions for either company that involve the business relationship between the companies and the elements of the relationships. Accordingly, he might make a decision that is arguably not in the best interests of the shareholders of YouneeqAI Technical Services, Inc.

OUR OPERATIONS IN OUR LINE OF BUSINESS AFFECT OUR ABILITY TO, AND THE MANNER IN WHICH, WE RAISE ADDITIONAL CAPITAL, WHICH MAY EXPOSE US TO RISKS.

Our business will require a substantial amount of capital to market our services and then provide the services to clients in order to generate revenues. Our revenues may not be paid until 30-45 days after providing services. We may acquire additional capital from the issuance of senior securities, including borrowings or other indebtedness, or the issuance of additional shares of our common stock. However, we may not be able to raise additional capital in the future on favorable terms or at all. We may issue debt securities, other evidences of indebtedness or preferred stock, and we may borrow money from banks or other financial institutions, which we refer to collectively as "senior securities". If the value of our businesses decline, we may be unable to satisfy loan requirements. If that happens, we may be required to reduce operations and repay a portion of our indebtedness at a time when such reduction may be disadvantageous. As a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred stock, the preferred stock would rank "senior" to common stock in our capital structure. Preferred stockholders would have separate voting rights and might have rights, preferences, or privileges more favorable than those of our common stockholders. If we raise additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, our common stock, then the percentage ownership of our stockholders at that time will decrease.

WE ARE DEPENDENT UPON THE EFFORTS OF OUR MANAGEMENT FOR OUR SUCCESS; IF THIS CHANGES, THIS MAY BE A RISK TO OUR INVESTORS.

Our officers currently devote time, roughly 15-25 hours per week, to the Company as the licensor of AgEYE technology. If at any time Mr. Rowlison or Mr. Genty is unable to devote as much time (up to 25 hours per week) to the business of the Company, this may be an impediment to our business achievement. With part-time officers, we may not have sufficient devoted time and effort to find successful loan prospects, additional capital, or manage our loan portfolio, which could impair our ability to succeed in our business plan and could cause investment in our Company to lose value.

WE HAVE A LIMITED AMOUNT OF FUNDS AVAILABLE FOR IMPLEMENTATION OF OUR BUSINESS PLAN AND AS A RESULT, OUR BUSINESS MAY NOT BE SUCCESSFUL.

Based on the amount of our existing available funds, it is unlikely that we will be able to commit our funds to a large roll out of our agricultural technology. Prospective investors should understand that our business is reliant on successful sales of our platform as a service, and in the future may not be substantially diversified. We may not achieve the same level of business diversification as larger entities engaged in similar activities. Therefore, our business may be subject to greater risk of failure than if we had multiple lines of business. This could have a material adverse effect on our financial condition.

WE HAVE SIGNIFICANTLY FEWER FINANCIAL RESOURCES THAN MOST OF OUR COMPETITORS, WHICH LIMITS OUR ABILITY TO IMPLEMENT NEW PRODUCTS OR ENHANCEMENTS TO OUR CURRENT PRODUCTS AND MAY REQUIRE US TO IMPLEMENT ADDITIONAL FUTURE RESTRUCTURING PLANS, WHICH IN TURN COULD ADVERSELY AFFECT OUR FUTURE SALES AND FINANCIAL CONDITION.

Financial resource constraints could limit our ability to execute our product strategy or require us to implement additional restructuring plans, particularly if we are unable to generate sufficient cash from operations or obtain additional sources of financing. Any future restructuring actions may slow our development of new or enhanced products by limiting our research and development activities.

Our capital needs consist primarily of expenses related to general and administrative operations and legal and professional fees that could exceed $1,000,000 in the next twelve months. Such funds are not currently committed, and we had cash of $30,716 at March 31, 2026.

8

We have limited funds, and such funds may not be adequate to carry out our business plan in the software industry. Our ultimate success depends upon our ability to raise additional capital. We are investigating the availability, sources, and terms that might govern the acquisition of additional capital. We have no commitment at this time for additional capital. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE HAVE NO SIGNIFICANT REVENUE HISTORY AND STOCKHOLDERS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE HAVE A LIMITED OPERATING HISTORY.

During the year ended December 31, 2025, we recognized $Nil in revenue. Our net losses for the years ended December 31, 2025 and 2024 in the amounts of $698,644 and $8,367,464 are indicative of our lack of revenues. We must be regarded as a new venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

Our current operating business commenced on January 14, 2026, the effective date of the AgEYE License. We have not generated any revenue under this business model and have limited operating experience deploying the licensed platform at commercial scale across our three lines of business and across the agricultural segments we ultimately intend to address. Past corporate operations under prior names and businesses do not provide a meaningful basis for evaluating our current business or future prospects.

WE ARE NOT DIVERSIFIED, AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the artificial intelligence software services industry and therefore increase the risks associated with our operations due to lack of diversification.

OUR SUCCESS AND ABILITY TO GROW OUR BUSINESS DEPEND ON COMMENCING SALES AND GROWING OUR CUSTOMER BASE. IF WE FAIL TO ATTRACT CUSTOMERS, OUR BUSINESS, REVENUE, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED.

Our ability to attract and retain new customers depends, in large part, on our ability to be perceived as providing accurate and insightful agricultural technology, competitive pricing, and sales generation to our subscribers. In order to maintain this perception, we may be required to incur significantly higher marketing expenses, costs related to improving our service, and lower margins in order to attract and retain new customers. If we fail to remain competitive on customer experience, pricing, and usable metrics, our ability to grow our business and generate revenue by attracting and retaining customers may be adversely affected.

There are many factors that could negatively affect our ability to grow our customer base, including if:

•	we fail to effectively use search engines, social media platforms, digital app stores, content-based online advertising, and other online sources for generating traffic to our website;

•	potential customers in a particular marketplace or generally do not have a use for our AI personalization software;

•	our competitors mimic our AI tools, causing current and potential customers to purchase their AI services instead of our products;

•	our digital platform experiences disruptions;

•	we experience unfavorable shifts in customer perception of our AI;

•	we suffer reputational harm to our brand resulting from negative publicity, whether accurate or inaccurate;

•	we fail to offer new and competitive products;

•	customers have difficulty integrating, updating or otherwise accessing our services on mobile devices or web browsers as a result of actions by us or third parties;

•	technical or other problems frustrate the customer experience, particularly if those problems prevent us from generating suggestions or information in a fast and reliable manner; or

•	we are unable to address customer concerns regarding the content, privacy, and security of our digital platform.

9

Our inability to overcome these challenges could impair our ability to attract and retain new customers and could have a material adverse effect on our business, revenue, operating results and financial condition.

WE GENERALLY WILL NOT HAVE LONG-TERM PURCHASE COMMITMENTS FROM OUR CUSTOMERS AND IF OUR CUSTOMERS CANCEL OR CHANGE THEIR PURCHASE COMMITMENTS, OUR REVENUE AND OPERATING RESULTS COULD SUFFER.

Our sales will be made on a purchase order basis. We generally do not anticipate long-term commitments with our customers as agriculture is a seasonal year by year business. As a result, our customers may cancel, change or delay product purchase commitments, which could cause our revenue to decline and materially and adversely affect our results of operations.

IF OUR EXCLUSIVE LICENSE FOR THE AGEYE SOFTWARE TERMINATES OR IS ALTERED IN ANY MATERIAL WAY, WE MAY FACE UNFORESEEN LOSSES AND BE UNABLE TO CONTINUE OPERATIONS.

We rely entirely on our license agreement with AgEYE Technologies, Inc. for the right to license, market, and sell the technology of the AgEYE as a service (SaaS) for the agricultural industries where a relevant customer experience is necessary. Any breach or termination of the license agreement will negatively affect our sales and operations, decreasing our revenues. It may be difficult, expensive, or impossible to find a replacement technology.

WE WILL BE A REPORTING COMPANY DUE TO THE EFFECTIVENESS OF OUR S-1 REGISTRATION STATEMENT.

We are subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, due to the effectiveness of this Registration Statement on Form S-1. As a result, stockholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. As a result, we will be subject to legal and accounting expenses that private companies are not subject to and this could affect our ability to generate operating income.

COMPETITION FROM SIMILAR SERVICE PROVIDERS.

We expect to encounter competition from other entities having similar business objectives, many of whom may have greater resources than us. Virtually all of our competitors will have a competitive advantage and are much larger. The need to compete for investment opportunities may make it necessary for us to offer clients attractive transaction terms than otherwise might be the case.

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES.

At December 31, 2025, we had an accumulated deficit of $43,488,741. At December 31, 2024, we had an accumulated deficit of $42,790,097. For the years ended December 31, 2025 and 2024, we incurred net losses of $698,644 and $8,367,464, respectively.

As a result of these, among other factors, the report of our independent registered public accounting firm on our financial statements as of December 31, 2025 includes a “going concern” explanatory paragraph that describes substantial doubt about our ability to continue as a going concern. We have accumulated losses, limited revenue and limited cash. Our ability to continue as a going concern depends on our ability to generate cash from operations, raise additional capital and subsequent financings and successfully commercialize the technology licensed under the AgEYE License within the timeframes that license requires. There is no assurance that we will succeed in any of these efforts.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES.

We have limited sources of revenues at this time and insufficient assets to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity, we shall be unable to meet our ongoing operating expenses. However, as noted elsewhere in this filing, during 2024 we achieved several small private placements totaling $300,000 and received advances from related parties of $150,000, during 2025, we received $112,445 upon the issuance of a convertible promissory note and advances from related parties of $2,600, and during the three months ended March 31, 2026 we received an advance from a related party of $100,000; which amounts are not totally sufficient to support our operations. There can be no assurance that we will be able to obtain adequate financial resources to remain in business.

If additional funds are required to support our working capital requirements, acquisitions or other purposes, we may seek to raise funds through debt and equity financing or from other sources. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing shareholders. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operating flexibility and would also require us to incur interest expense. We can provide no assurance that additional financing will be available at all or, if available, that we would be able to obtain additional financing on terms favorable to us.

10

BECAUSE INSIDERS CONTROL OUR ACTIVITIES, THAT MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO THEM AND NOT TO OUTSIDE SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY.

Our officers, directors, and holders of 5% or more of our issued and outstanding common stock beneficially own approximately 51.115% of our issued and outstanding common stock on a fully diluted basis, including the Series A Preferred Stock which votes 1,000 shares of common stock for every 1 share of Preferred at all times until redeemed (this figure does not include individuals who retain less than 5% holdings after the dilution is accounted for); our officers, directors, and holders of 5% or more of our issued and outstanding common stock beneficially own approximately 51.115% of our issued and outstanding common stock on an undiluted basis. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our Company that you might view favorably.

OUR OFFICERS AND DIRECTORS HAVE THE ABILITY TO EFFECTIVELY CONTROL SUBSTANTIALLY ALL ACTIONS TAKEN BY STOCKHOLDERS.

AgEYE holds (controlled by our officers and some directors) the equivalent of 17.08% control of the fully diluted common stock, and, therefore may control substantially all actions taken by our stockholders, including the election of directors. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control that might otherwise be beneficial to stockholders and may also discourage the market for our stock due to the concentration.

WE MAY DEPEND UPON OUTSIDE ADVISORS, WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board, without any input from stockholders, will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

THE CONTINUED UNCERTAIN GLOBAL ECONOMIC ENVIRONMENT AND VOLATILITY IN GLOBAL CREDIT, BANKING AND FINANCIAL MARKETS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

The state of the global economy continues to be uncertain. As a result, we or our manufacturers, vendors and customers might experience deterioration of our or their businesses, cash flow shortages and difficulty obtaining financing, which could result in interruptions or delays in the performance of any contracts, reductions and delays in customer purchases, delays in or the inability of the Company or our customers to obtain financing or of our customers to purchase our products, and bankruptcy of customers. Furthermore, the constraints in the capital and credit markets, may limit our ability to access the capital we need when we need it, on favorable terms or otherwise, or limit the ability of our customers to meet their liquidity needs, which could result in an impairment of their ability to make timely payments to us and reduce their demand for our products, adversely impacting our results of operations and cash flows. This environment has also made it difficult for us to accurately forecast and plan future business activities.

IF WE FAIL TO MEET THE EVOLVING NEEDS OF OUR MARKETS, IDENTIFY NEW PRODUCTS, SERVICES OR TECHNOLOGIES, OR SUCCESSFULLY COMPETE IN OUR TARGET MARKETS, OUR REVENUE AND FINANCIAL RESULTS WILL BE ADVERSELY IMPACTED.

Our success depends to a significant extent on our ability to meet the evolving needs of these markets and to enhance our existing products, solutions and technologies. In addition, our success depends on our ability to identify emerging industry trends and to develop new products, solutions and technologies. Our existing markets and products and new markets and products may require a considerable investment of technical, financial, compliance, sales and marketing resources.

We cannot assure you that our strategic direction will result in innovative products and technologies that provide value to our customers and partners. If we fail to anticipate the changing needs of our target markets and emerging technology trends, or adapt that strategy as market conditions evolve, in a timely manner to exploit potential market opportunities our business will be harmed. In addition, if demand for products and solutions from these markets is below our expectations, if we fail to achieve consumer or market acceptance of them or if we are not able to develop these products and solutions in a cost effective or efficient manner, we may not realize benefits from our strategy.

11

Our target markets remain extremely competitive, and we expect competition to intensify as current competitors expand their product and/or service offerings, industry standards continue to evolve and new competitors enter these markets. If we are unable to successfully compete in our target markets, demand for our products, solutions and technologies could decrease, which would cause our revenue to decline and our financial results to suffer.

OUR PRODUCT STRATEGY MAY NOT ADDRESS THE DEMANDS OF OUR TARGET CUSTOMERS AND MAY NOT LEAD TO INCREASED REVENUE IN A TIMELY MANNER OR AT ALL, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND LIMIT OUR ABILITY TO GROW.

We have adopted a product strategy that focuses on our core business of intelligent crop systems. With this strategy, we continue to make further investments in the development of our product, with particular focus on adding increased “stickiness” to implement sales through online websites. Such markets may not develop or may take longer to develop than we expect. We cannot assure you that the products we are developing will adequately address the demands of our target customers, or that we will be able to produce our new products at costs that enable us to price these products competitively.

OUR REPORTED FINANCIAL RESULTS MAY BE MATERIALLY AND ADVERSELY AFFECTED BY CHANGES IN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board ("FASB"), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could materially and adversely affect the transactions completed before the announcement of a change. Additionally, the adoption of new or revised accounting principles may require that we make significant changes to our systems, processes and controls.

CONTINUED COMPLIANCE WITH REGULATORY AND ACCOUNTING REQUIREMENTS WILL BE CHALLENGING AND WILL REQUIRE SIGNIFICANT RESOURCES.

We spend a significant amount of management time and external resources to comply with changing laws, regulations and standards relating to corporate governance and public disclosure, including evolving SEC rules and regulations, Nasdaq Market rules, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, which requires management’s annual review and evaluation of internal control over financial reporting. Failure to comply with these laws and rules could lead to investigation by regulatory authorities, de-listing from the Nasdaq Market, or penalties imposed on us.

WE MAY NOT BE ABLE TO GAIN OR SUSTAIN MARKET ACCEPTANCE FOR OUR PRODUCTS AND SERVICES.

Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect our financial condition and results of operations. Moreover, there can be no assurance that we will successfully complete our development and introduction of new products and services or that any such products and services will achieve acceptance in the marketplace. We may also fail to develop and deploy new products and services on a timely basis.

ECONOMIC UNCERTAINTIES OR DOWNTURNS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy including conditions resulting from changes in gross domestic product growth, the continued sovereign debt crisis, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in business investments.

General worldwide economic conditions have experienced a significant downturn and continue to remain unstable. These conditions make it extremely difficult for us to forecast and plan future business activities accurately, and they could cause our potential customers to reevaluate their decisions to purchase our product, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times our potential customers may tighten their advertising budgets which may impact their spend on local inventory based digital marketing products. To the extent purchases of our products are perceived by potential customers to be discretionary, sales of our products may never occur. Also, customers may choose to seek other methods to achieve the benefits our products provide.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or industries in which we operate do not improve, or worsen from present levels, our business, results of operations, financial condition and cash flows could be adversely affected.

12

WE HAVE BROAD DISCRETION IN THE USE OF OUR CASH AND MAY NOT USE THEM EFFECTIVELY.

Our management will have broad discretion in the application of our cash and could spend its capital in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our Common Stock to decline. Pending their use, we may invest our cash in a manner that does not produce income or that loses value.

RISKS RELATED TO OUR LICENSE WITH AGEYE TECHNOLOGIES, INC.

OUR ENTIRE OPERATING BUSINESS IS CONDUCTED UNDER A SINGLE LICENSE; TERMINATION OF THE AGEYE LICENSE WOULD ELIMINATE OUR OPERATING BUSINESS.

Our line of business — Intelligent Crop Systems, and our ability to operate are based exclusively on technology licensed to us by AgEYE under the AgEYE License. We do not own the underlying technology and do not have a fallback technology or business that could replace it. The AgEYE License may be terminated for material breach, insolvency, change of control of either party and failure to meet the commercialization milestone within twenty-four (24) months following the effective date of our registration statement. If the AgEYE License is terminated for any reason, we would have no operating business unless and until we identified and acquired or licensed replacement technology, which we may be unable to do on acceptable terms or at all.The AgEYE License imposes obligations on us, which includes commercialization milestones, royalty and fee obligations, field-of-use restrictions, restrictions on sublicensing, obligations regarding ownership of improvements, and reporting requirements.

TWO MEMBERS OF OUR MANAGEMENT TEAM ALSO SERVE AS THE CHIEF EXECUTIVE OFFICER OF OUR SOLE LICENSOR, CREATING DIRECT OPERATIONAL OVERLAP AND RECURRING CONFLICTS OF INTEREST.

Our Chief Executive Officer, Nicholas Genty, is also the Chief Executive Officer and a co-founder of AgEYE and our Chairman of the Board, Christopher Rowlison, serves on the Board of Directors of AgEYE and provides services to AgEYE, the licensor of the technology on which our entire operating business depends. Because Mr. Genty serves as the senior operating executive of both the Company and AgEYE, conflicts of interest are inherent in the day-to-day conduct of business between the two companies, including (i) allocation of his time, attention and direct managerial bandwidth between the two companies, (ii) negotiation and administration of the economic and operational terms of the AgEYE License, including any amendments, (iii) allocation of costs, personnel and intellectual property as between licensor and licensee and (iv) the timing and structure of strategic transactions involving either party. While our Board has adopted governance processes to manage these conflicts, including independent-director approval of material related-party transactions and Mr. Genty's recusal from Board deliberations and decisions regarding the AgEYE License, there can be no assurance that all such conflicts will be resolved in the Company's best interest. See “Management — Board Leadership Structure” and “Certain Relationships and Related Transactions.”

WE RELY ON PERSONNEL MADE AVAILABLE THROUGH AGEYE; LOSS OF THOSE PERSONNEL COULD IMPAIR OUR ABILITY TO OPERATE.

As of the date of this prospectus, the technical and operational team supporting the platform consists of personnel based in Raleigh, North Carolina and Bangalore, India under arrangements with AgEYE. Their availability to us depends on AgEYE's continued willingness and ability to make them available, and on the continued effectiveness of the cost-allocation and contractual arrangements between AgEYE and the Company. Loss of access to any meaningful portion of these personnel, including in connection with any termination of the AgEYE License, would materially impair our ability to operate any of our three lines of business or to extend the platform across additional agricultural segments.

13

RISKS RELATED TO COMMERCIALIZATION, CUSTOMER ADOPTION AND OUR LINES OF BUSINESS

OUR NEAR-TERM REVENUE IS EXPECTED TO BE CONCENTRATED IN CONTROLLED-ENVIRONMENT AGRICULTURE (“CEA”), OUR BEACHHEAD SEGMENT, AND IS THEREFORE EXPOSED TO CEA-SPECIFIC FACTORS.

We have elected to enter the agricultural-technology market through controlled-environment agriculture, which we describe as our initial commercial beachhead. As a result, our near-term revenue is expected to be concentrated in the CEA segment and is exposed to factors specific to that segment, including CEA-operator capital availability, energy costs (which represent a substantial component of CEA operating expense), labor availability and cost, evaluation and procurement cycles among CEA operators, and the overall trajectory of CEA industry development. Our commercial success depends on adoption of the licensed platform by operators of agricultural production. Operators across CEA, greenhouse and open-field segments are often capital-constrained and may defer or limit investment in new technology, particularly during periods of constrained energy markets, elevated interest rates, low commodity prices or otherwise difficult economic conditions for capital-intensive operations. Any slowdown, contraction or restructuring within the CEA segment could disproportionately affect our near-term revenue, even where the broader agricultural market remains receptive to AI-enabled automation.

OUR EARLY COMMERCIAL DEPLOYMENTS ARE LIKELY TO BE CONCENTRATED, AMPLIFYING THE IMPACT OF ANY SINGLE CUSTOMER OUTCOME.

Because we are in the early stages of commercial deployment across each of our lines of business — and because that activity is initially concentrated in our CEA beachhead — our initial revenue is expected to be concentrated among a small number of reference customers. A negative outcome with any single reference customer — including a slower-than-expected deployment, performance shortfall, customer financial distress or termination of a customer relationship — could have a disproportionate effect on our revenue, our reference base and our reputation, and could complicate our ability to win additional customers within CEA or in adjacent agricultural segments.

RISKS RELATED TO AI PLATFORM PERFORMANCE, DATA AND INFRASTRUCTURE

OUR PLATFORM MUST PERFORM RELIABLY ACROSS VARIED OPERATING ENVIRONMENTS; PERFORMANCE SHORTFALLS OR MODEL ERRORS COULD HARM OUR REPUTATION.

The licensed platform combines AI models, sensor systems and automation across a range of operating environments. Performance depends on the design of the underlying models, the quality of training and operational data, the reliability of sensors and automation hardware, and the integration of these components in customer facilities or fields that we do not fully control. Performance characteristics observed in one agricultural segment (including the controlled-environment beachhead segment in which our initial deployments are concentrated) may not be replicated in other agricultural segments. Errors or unintended outputs in monitoring, prediction, recommendation or automation could cause suboptimal cultivation outcomes, crop losses, customer dissatisfaction, customer-facing service-level breaches, claims for damages and reputational harm. Where the relevant operation is conducted by us under our Farming-as-a-Service line of business, performance shortfalls of the platform may directly translate into operational and financial harm to us, in addition to the reputational and contractual consequences applicable to the other lines of business. Recovery from a high-profile performance incident at a reference customer could be slow and costly.

OUR PLATFORM DEPENDS ON THE QUALITY, COMPLETENESS AND CONTINUED AVAILABILITY OF OPERATIONAL AND TRAINING DATA.

The predictive and recommendation capabilities of the platform depend on the quality, completeness and representativeness of the data used to train and validate the underlying models, as well as the continuous availability of operational data captured at customer facilities and fields. The volume, density and modality of data available varies materially across agricultural segments — controlled environments generate the densest data; greenhouses and open-field operations generate progressively less structured data and may require integration of multi-modal sources. Limitations in available agricultural data, customer restrictions on data use, data-residency requirements in particular jurisdictions, or the loss or corruption of operational data feeds could limit the performance, applicability or generalizability of the platform across segments.

CYBERSECURITY INCIDENTS COULD DISRUPT OUR OPERATIONS AND HARM OUR CUSTOMERS.

Security breaches, ransomware, malware, denial-of-service attacks, social engineering and other forms of cybersecurity incidents have become increasingly common and sophisticated. Because of our reliance on the AgEYE platform and on third-party software providers, the security of our products also depends on the security of systems we do not directly control. A material cybersecurity incident could disrupt our operations (including operations conducted directly by us under our Farming-as-a-Service line of business), expose customer-operational data, expose us to litigation and regulatory enforcement (including under the SEC's 2023 cybersecurity disclosure rules), damage our reputation and reduce demand for our products.

14

PRIVACY AND DATA-PROTECTION REGULATION IS INCREASINGLY COMPLEX AND CONSEQUENTIAL.

We are or will become subject to U.S. state privacy regimes (including the California Consumer Privacy Act, as amended), and a growing patchwork of state, federal and foreign privacy and data-security obligations. Compliance is increasingly complex and expensive, and the consequences of non-compliance — including regulatory fines, litigation, private rights of action and reputational harm — can be material.

RISKS RELATED TO ARTIFICIAL INTELLIGENCE AND EMERGING AI REGULATION

AI REGULATION IS EVOLVING RAPIDLY AND MAY IMPOSE NEW COMPLIANCE, TRANSPARENCY AND LIABILITY OBLIGATIONS.

Use, marketing and export of AI systems are subject to an evolving regulatory framework that includes the EU Artificial Intelligence Act (which applies on a phased basis through 2027), U.S. federal AI policy guidance and a growing patchwork of U.S. state AI laws. These regimes are new and continue to expand. Compliance with new AI regulation may require changes to our products, our development practices, our marketing or our customer agreements, and could increase our operating costs or restrict our ability to offer certain features in certain jurisdictions. The application of these regimes to agentic AI systems that take or recommend autonomous actions is particularly unsettled and remains subject to development through regulatory guidance, enforcement and litigation.

We may face intellectual-property claims related to AI training and deployment.

Artificial-intelligence products are subject to a growing volume of intellectual-property claims, including allegations that training datasets infringe third-party copyrights or other rights, that AI outputs infringe third-party rights, or that AI training or deployment violates contract or website terms of use. Even if such claims are unfounded, defending them could be expensive and divert management attention.

RISKS RELATED TO INTELLECTUAL PROPERTY

FAILURE TO PROTECT OR ENFORCE INTELLECTUAL PROPERTY RIGHTS COULD HARM OUR BUSINESS.

Our access to and use of the underlying technology is governed by the AgEYE License. We and AgEYE rely on a combination of patents, copyrights, trademarks, trade-secret protection and contractual restrictions to protect the proprietary aspects of the platform we deploy. There are steps that we and AgEYE have not yet taken to protect intellectual property globally, and the steps already taken may not be sufficient. Even when violations are detected, enforcement litigation may be costly and may not succeed.

WE MAY BE SUBJECT TO THIRD-PARTY INTELLECTUAL-PROPERTY INFRINGEMENT CLAIMS.

Although we do not believe that our products or services violate third-party intellectual-property rights, we have not had an independent party conduct a comprehensive freedom-to-operate study. We may receive claims of infringement that, even if unfounded, could be expensive to defend, could expose us to injunctive relief that limits or eliminates our ability to commercialize particular products, lines of business or agricultural segments, and could require us to obtain licenses on commercially unreasonable terms or to redesign our products.

OUR USE OF THIRD-PARTY AND OPEN-SOURCE SOFTWARE EXPOSES US TO LICENSE-COMPLIANCE AND INFRINGEMENT RISK.

Our products incorporate third-party software, including open-source components. We may be unable to renew or replace third-party licenses on acceptable terms. Open-source license terms have not been fully interpreted by U.S. courts, and a court could conclude that our use of certain open-source components requires us to publicly release portions of our proprietary source code, re-engineer affected portions of our technology or grant licenses to third parties.

15

RISK FACTORS RELATED TO OUR LICENSED TECHNOLOGY

OUR BRAND MAY NOT BECOME AS WIDELY KNOWN AS INCUMBENTS’ BRANDS OR THE BRAND MAY BECOME TARNISHED.

Many of our competitors have brands that are well recognized. As a relatively new entrant into the software market, we spend considerable money and other resources to create brand awareness and build our reputation. We may not be able to build brand awareness, and our efforts at building, maintaining and enhancing our reputation could fail. Complaints or negative publicity about our business practices, our marketing and advertising campaigns, our compliance with applicable laws and regulations, the integrity of the data that we provide to consumers or business partners, data privacy and security issues, and other aspects of our business, whether valid or not, could diminish confidence in our brand, which could adversely affect our reputation and business. As we expand our product offerings and enter new markets, we need to establish our reputation with new customers, and to the extent we are not successful in creating positive impressions, our business in these newer markets could be adversely affected. There can be no assurance that we will be able to maintain or enhance our reputation, and failure to do so could materially adversely affect our business, results of operations and financial condition. If we are unable to maintain or enhance consumer awareness of our brand cost-effectively, our business, results of operations and financial condition could be materially adversely affected.

Failure to accurately and timely make product, special offers, and personalized recommendations to ecommerce customers could materially and adversely affect our business, financial condition, results of operations, and prospects.

OUR PROPRIETARY ARTIFICIAL INTELLIGENCE ALGORITHMS MAY NOT OPERATE PROPERLY OR AS WE EXPECT THEM TO, WHICH COULD CAUSE OUR SUBSCRIBERS TO SEE NO BENEFIT.

The data that we gather through our interactions with customers is evaluated and curated by proprietary artificial intelligence algorithms. The continuous development, maintenance and operation of our deep-learned backend data analytics engine is expensive and complex, and may involve unforeseen difficulties including material performance problems, undetected defects or errors, for example, with new capabilities incorporating artificial intelligence. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our proprietary algorithms from operating properly. If our data analytics do not function reliably, we may incorrectly provide recommendations and personalization. Either of these situations could result in customer dissatisfaction with us, which could cause subscribers to cancel their contract for our services with us or prevent prospective subscribers from signing up. Any of these eventualities could result in a material and adverse effect on our business, results of operations and financial condition.

WE RELY ON ARTIFICIAL INTELLIGENCE AND OUR DIGITAL PLATFORM TO COLLECT DATA POINTS THAT FORM THE BASIS OF OUR SERVICES, AND ANY LEGAL OR REGULATORY REQUIREMENTS THAT RESTRICT OUR ABILITY TO COLLECT THIS DATA COULD THUS MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS.

We use artificial intelligence and our digital platform to collect data points that we use for our service offerings. If federal, state or international regulators were to determine that the type of data we collect, the process we use for collecting this data or how we use it unfairly discriminates against some groups of people, laws and regulations could be interpreted or implemented to prohibit or restrict our collection or use of this data. Existing laws, such as the California Consumer Privacy Act, future laws, and evolving attitudes about privacy protection may impair our ability to collect, use, and maintain data points of sufficient type or quantity to develop and train our artificial intelligence algorithms.

INTERRUPTIONS OR DELAYS IN THE SERVICES PROVIDED BY OUR SERVICE PROVIDERS OF THIRD-PARTY DATA CENTERS OR OUR INTERNET SERVICE PROVIDERS COULD IMPAIR THE OPERABILITY OF OUR SERVICE AND MAY CAUSE OUR BUSINESS TO SUFFER.

We currently offer our products through our website using Amazon Web Services, Railway, and Cloudflare (collectively, “Service Providers”) data centers, as providers of cloud infrastructure services. We rely on the internet and, accordingly, depend on the continuous, reliable and secure operation of internet servers, related hardware and software, and network infrastructure. Our operations depend on protecting the virtual cloud infrastructure hosted in Services by maintaining its configuration, architecture, and interconnection specifications, as well as the information stored in these virtual data centers and which third-party internet service providers transmit. Furthermore, we have no physical access or control over the services provided by the Service Providers. Although we have disaster recovery plans that utilize multiple Service Providers locations, the data centers that we use are vulnerable to damage or interruption from human error, intentional bad acts, earthquakes, floods, fires, severe storms, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures, and similar events, many of which are beyond our control, any of which could disrupt our services, prevent customers from accessing our products, destroy customer data, or prevent us from being able to continuously back up and record data. In the event of significant physical damage to one of these data centers, it may take a

16

significant period of time to achieve full resumption of our services, and our disaster recovery planning may not account for all eventualities. Further, a prolonged Service Providers service disruption affecting our website or online app for any of the foregoing reasons could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers, or otherwise harm our business. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the Service Providers services we use. Damage or interruptions to these data centers could harm our business. Moreover, negative publicity arising from these types of disruptions could damage our reputation and may adversely impact use of our website and online app. We do not currently carry business interruption insurance, it may not be sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our services or products.

Service Providers enable us to order and reserve server capacity in varying amounts and sizes distributed across multiple regions. Service Providers provide us with computing and storage capacity pursuant to an agreement that continues until terminated by either party. Service Providers may terminate their agreements for cause upon 30 days’ notice (i) if we are in material breach of the agreement and the material breach remains uncured for a period of 30 days from receipt of notice of such breach, (ii) if Service Provider’s relationship with a third-party partner who provides software or other technology Service Providers use to provide the service offerings under the agreement expires, terminates or requires Service Providers to change the way it provides the software or other technology as part of the services it renders pursuant to the agreement, (iii) in order to comply with the law or requests of governmental entities, (iv) if our use of the service offerings under the agreement (w) pose a security risk to the service offerings or any third party under the agreement, (x) could adversely impact Service Provider’s systems, the service offerings or the systems or content of any other Service Providers customers, (y) could subject Service Providers or its affiliates or any third party to liability, or (z) could be fraudulent, or (v) if we are in breach of the payment obligations pursuant to the agreement or we have ceased to operate in the ordinary course, made an assignment for the benefit of creditors or similar disposition of our assets, or become the subject of any bankruptcy, reorganization, liquidation, dissolution or similar proceeding. Termination of the Service Provider agreement may harm our ability to access data centers we need to host our website and online app or to do so on terms as favorable as those we have with Service Providers.

As we continue to expand the number of customers to whom we provide our products and services, we may not be able to scale our technology to accommodate the increased capacity requirements, which may result in interruptions or delays in service. In addition, the failure of data centers or third-party internet service providers to meet our capacity requirements could result in interruptions or delays in access to our website or online app or impede our ability to scale our operations. In the event that our Service Providers service agreements are terminated, or there is a lapse of service, interruption of internet service provider connectivity or damage to such facilities, we could experience interruptions in access to our website or online app as well as delays and additional expense in arranging new facilities and services, which could harm our business, results of operations, and financial condition.

SECURITY INCIDENTS OR REAL OR PERCEIVED ERRORS, FAILURES OR BUGS IN OUR SYSTEMS, WEBSITE OR ALGORITHM COULD IMPAIR OUR OPERATIONS, RESULT IN LOSS OF PERSONAL CUSTOMER INFORMATION, DAMAGE OUR REPUTATION AND BRAND, AND HARM OUR BUSINESS AND OPERATING RESULTS.

Our continued success is dependent on our systems, applications, and software continuing to operate and to meet the changing needs of our customers and users. We rely on our technology and engineering staff and vendors to successfully implement changes to and maintain our systems and services in an efficient and secure manner. Like all information systems and technology, our website and online app may contain material errors, failures, vulnerabilities or bugs, particularly when new features or capabilities are released, and may be subject to computer viruses or malicious code, break-ins, phishing impersonation attacks, attempts to overload our servers with denial-of-service or other attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or website or online app shutdowns, or could cause loss of critical data, or the unauthorized disclosure, access, acquisition, alteration or use of personal or other confidential information.

If we experience compromises to our security that result in technology performance, integrity, or availability problems, the complete shutdown of our services or the loss or unauthorized disclosure, access, acquisition, alteration or use of confidential information, customers may lose trust and confidence in us, and customers may decrease the use of our services, or stop using our services entirely. Further, outside parties may attempt to fraudulently induce employees or customers to disclose sensitive information in order to gain access to our information or customers’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often they are not recognized until launched against a target, and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Even if we take steps that we believe are adequate to protect us from cyber threats, hacking against our competitors or other companies could create the perception among our customers or potential customers that our services are not safe to use.

A significant impact on the performance, reliability, security, and availability of our systems, software, or services may harm our reputation, impair our ability to operate, retain future customers or attract new customers, and expose us to legal claims and government action, each of which could have a material adverse impact on our financial condition, results of operations, and growth prospects.

17

WE EMPLOY THIRD-PARTY LICENSED SOFTWARE FOR USE IN OUR BUSINESS, AND THE INABILITY TO MAINTAIN THESE LICENSES, ERRORS IN THE SOFTWARE WE LICENSE OR THE TERMS OF OPEN-SOURCE LICENSES COULD RESULT IN INCREASED COSTS OR REDUCED SERVICE LEVELS, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS.

Our business relies on certain third-party software obtained under licenses from other companies. We anticipate that we will continue to rely on such third-party software in the future. Although we believe that there are commercially reasonable alternatives to the third-party software we currently license, this may not always be the case, or it may be difficult or costly to replace. In addition, integration of new third-party software may require significant work and require substantial investment of our time and resources. Our use of additional or alternative third-party software would require us to enter into license agreements with third parties, which may not be available on commercially reasonable terms or at all. Many of the risks associated with the use of third-party software cannot be eliminated, and these risks could negatively affect our business.

Additionally, the software powering our technology systems incorporates software covered by open-source licenses. The terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that the licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to operate our systems. In the event that portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code or re-engineer all or a portion of our technology systems, each of which could reduce or eliminate the value of our technology systems. Such risk could be difficult or impossible to eliminate and could adversely affect our business, financial condition, and results of operations.

FAILURE TO PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS COULD HARM OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our success is dependent in part on protecting our intellectual property rights and technology (such as source code, information, data, processes and other forms of information, knowhow and technology). We rely on a combination of copyrights, trademarks, service marks, trade secret laws and contractual restrictions to establish and protect our intellectual property. However, there are steps that we have not yet taken to protect our intellectual property on a global basis. Additionally, the steps that we have already taken to protect our intellectual property may not be sufficient or effective. Even if we do detect violations, we may need to engage in litigation to enforce our rights.

While we take precautions designed to protect our intellectual property, it may still be possible for competitors and other unauthorized third parties to copy our technology and use our proprietary brand, content and information to create or enhance competing solutions and services, which could adversely affect our competitive position in our rapidly evolving and highly competitive industry. Some license provisions that protect against unauthorized use, copying, transfer and disclosure of our technology may be unenforceable under the laws of certain jurisdictions and foreign countries. We enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with our third-party providers and strategic partners. We cannot assure you that these agreements will be effective in controlling access to, and use and distribution of, our platform and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our offerings. Such arrangements may limit our ability to protect, maintain, enforce or commercialize such intellectual property rights.

We may be required to spend significant resources in order to monitor and protect our intellectual property rights, and some violations may be difficult or impossible to detect. Litigation to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could impair the functionality of our platform, delay introductions of enhancements to our platform, result in our substituting inferior or more costly technologies into our platform or harm our reputation or brand. In addition, we may be required to license additional technology from third parties to develop and market new offerings or platform features, which may not be on commercially reasonable terms or at all and could adversely affect our ability to compete.

Although we take measures to protect our intellectual property, if we are unable to prevent the unauthorized use or exploitation of our intellectual property, the value of our brand, content, and other intangible assets may be diminished, competitors may be able to more effectively mimic our service and methods of operations, the perception of our business and service to customers and potential customers may become confused, and our ability to attract customers may be adversely affected. Any inability or failure to protect our intellectual property could adversely impact our business, results of operations and financial condition.

18

SYSTEM SECURITY AND DATA PROTECTION BREACHES, AS WELL AS CYBER-ATTACKS, COULD DISRUPT OUR OPERATIONS, REDUCE OUR EXPECTED REVENUE AND INCREASE OUR EXPENSES, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE AND DAMAGE OUR REPUTATION.

Security breaches, computer malware and cyber-attacks have become more prevalent and sophisticated in recent years. These attacks have occurred on our systems in the past and are expected to occur in the future. Experienced computer programmers, hackers and employees may be able to penetrate our security controls and misappropriate or compromise our confidential information, or that of our employees or third parties. These attacks may create system disruptions or cause shutdowns. For portions of our IT infrastructure, including business management and communication software products, we rely on products and services provided by third parties. These providers may also experience breaches and attacks to their products which may impact our systems. Data security breaches may also result from non-technical means, such as actions by an employee with access to our systems.

Actual or perceived breaches of our security measures or the accidental loss, inadvertent disclosure or unapproved dissemination of proprietary information or sensitive or confidential data about us, our partners, our customers or third parties could expose the parties affected to a risk of loss, or misuse of this information, resulting in litigation and potential liability, damage to our brand and reputation or other harm to our business. Our efforts to prevent and overcome these challenges could increase our expenses and may not be successful. We may experience interruptions, delays, cessation of service and loss of existing or potential customers. Such disruptions could adversely impact our ability to fulfill orders and interrupt other critical functions. Delayed sales, lower margins or lost customers as a result of these disruptions could adversely affect our financial results, stock price and reputation.

RISK FACTORS RELATED TO OUR STOCK

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR INVESTORS.

Cash flows generated from operating activities were not enough to support all working capital requirements for years ended December 31, 2025 and 2024. Financing activities described below have helped with working capital and other capital requirements. We incurred $698,644 and $8,367,464, respectively, in losses, and we used $116,453 and $445,807, respectively, in cash for operations for the years ended December 31, 2025 and 2024. Cash flows used in investing activities were $Nil and $Nil, respectively, for the years ended December 31, 2025 and December 31, 2024. Cash flows from financing activities were $114,445 and $450,000, respectively, for the same periods. These factors cause substantial doubt about our ability to continue as a going concern for a period of one year from the issuance of these financial statements.

In order for us to continue as a going concern, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

Our sources of capital are loans and sales of equity from common or preferred stock. We have no commitments for loans or equity sales at this date.

WE MAY IN THE FUTURE ISSUE MORE SHARES OF COMMON STOCK WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

WE HAVE AUTHORIZED A DESIGNATED SERIES A PREFERRED CONVERTIBLE STOCK.

Series A Preferred Convertible Stock (the “Series A Preferred”) of which 155 shares of preferred stock are issued and outstanding for the class. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into 1,000 shares of fully paid and non-assessable Common Stock.

19

WE CAN ISSUE FUTURE SERIES OF SHARES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL, WHICH COULD ADVERSELY AFFECT THE RIGHTS OF COMMON SHAREHOLDERS.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which require officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See “Conflicts of Interest” at page 49)

None of our Officers and Directors has any interest in any competitive business to ours or any service provider to our Company, other than in relation to the license agreement. The other businesses in which our officers and directors now participate have no relation to our business, do not compete with our business and do not supply services, materials, or technology to our business. We see the primary conflict as one of necessary time devoted to the Company business and internal controls and procedures for accounting for our quarterly and annual reports under Section 13(a) of the Securities Exchange Act of 1934, which must be filed timely under the section and quarterly reviews and annual audits by our auditors which require adequate record keeping.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED FOR BY NEVADA REVISED STATUTES

Nevada Revised Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS’ LIABILITY TO US AND SHAREHOLDERS IS LIMITED.

Nevada Revised Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

We have no full-time employees which may impede our ability to carry on our business. The lack of full-time employees may very well prevent the Company’s operations from being efficient, and may impair the business progress and growth, which is a risk to any investor.

THE MARKET PRICES AND TRADING VOLUME OF OUR SHARES OF COMMON STOCK MAY EXPERIENCE RAPID AND SUBSTANTIAL PRICE VOLATILITY, WHICH COULD CAUSE PURCHASERS OF OUR COMMON STOCK TO INCUR SUBSTANTIAL LOSSES.

The market prices and trading volume of shares of Common Stock of other small publicly traded companies with a limited number of shares available to purchasers, have experienced rapid and substantial price volatility unrelated to the financial performance of those companies. Similarly, subsequent to this Offering, shares of our Common Stock may experience similar rapid and substantial price volatility unrelated to our financial performance, which could cause purchasers of our Common Stock in this Offering to incur substantial losses, which may be unpredictable and not bear any relationship to our business and financial performance. Extreme fluctuations in the market price of our Common Stock may occur in response to strong and atypical retail investor interest, including on social media and online forums, the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our Common Stock and our other securities, access to margin debt, trading in options and other derivatives on our shares of Common Stock and any related hedging and other trading factors:

If there is extreme market volatility and trading patterns in our Common Stock, it may create several risks for investors in this Offering, including the following:

20

●        the market price of our Common Stock may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;

●        if our future market capitalization reflects trading dynamics unrelated to our financial performance or prospects, purchasers of our Common Stock could incur substantial losses as prices decline once the level of market volatility has abated;

●        if the future market price of our Common Stock declines, purchasers of shares of Common Stock in this Offering may be unable to resell such shares at or above the price at which they acquired them. We cannot assure such purchasers that the market of our Common Stock will not fluctuate or decline significantly in the future, in which case investors in this Offering could incur substantial losses.

Further, we may incur rapid and substantial increases or decreases in our Common Stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our Common Stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our Common Stock or result in fluctuations in the price or trading volume of our Common Stock, including:

●        actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

●        our current inability to pay dividends or other distributions;

●        publication of research reports by analysts or others about us or the industry in which we operate, including the nutraceutical industry which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

●        changes in market valuations of similar companies;

●        market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

●        additions or departures of key personnel;

●        actions by institutional or significant stockholders;

●        short interest in our Common Stock or our other securities and the market response to such short interest;

●        the dramatic increase in the number of individual holders of our Common Stock and their participation in social media platforms targeted at speculative investing;

●        speculation in the press or investment community about our company or industries in which we operate;

●        strategic actions by us or our competitors, such as acquisitions or other investments;

●        legislative, administrative, regulatory or other actions affecting our business, our industry, including positions taken by the FDA;

●        investigations, proceedings, or litigation that involve or affect us;

●        the occurrence of any of the other risk factors included in this registration statement of which this prospectus forms a part; and

●        general market and economic conditions.

AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK IN ANY TRADING VENUE MAY NOT DEVELOP AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT ANY PRICE.

There has been a limited public market for shares of our Common Stock. Although we intend to apply to list our Common Stock on an exchange, an active trading market for our Common Stock may never develop or be sustained following this Offering. This listed offering price in this registration may not be indicative of the market price of our Common Stock after this Offering. In the absence of an active trading market for our Common Stock, investors may not be able to sell their Common Stock any price or at the time that they would like to sell. An inactive market may also impair our ability to raise capital by selling shares of our Common Stock and may impair our ability to raise capital by using shares of our Common Stock as consideration.

OUR STOCK WILL, IN ALL LIKELIHOOD, BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock may be thinly traded. We are a small company which is relatively unknown to stock analysts, stock brokers, institutional stockholders and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give stockholders no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities.

21

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a “penny stock” company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

WE WILL PAY NO DIVIDENDS IN THE FORESEEABLE FUTURE AND BECAUSE WE DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS ON OUR CAPITAL STOCK IN THE FORESEEABLE FUTURE, CAPITAL APPRECIATION, IF ANY, WILL BE YOUR SOLE SOURCE OF GAIN.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

22

ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE FUTURE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock held by the selling security holders registered under this Form S-1 registration statement are sold, we would have 11,715,328 new shares that are freely tradable and therefor available for sale, in market or private transactions.

Unrestricted sales of 11,715,328 shares of stock by our selling stockholders could have a negative impact on our share price, and the market for our shares. We have intend to enter into modified “Lock Up” agreements for 6 months for these shares (agreements are in the process of negotiation and collection prior to completion and effectiveness of the registration).

RAISING ADDITIONAL CAPITAL WILL LIKELY CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

We will likely seek to raise additional capital following this offering through a combination of public and private equity offerings, debt financings. To the extent that we raise additional capital through the sale of equity or debt securities, your ownership interest will be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of indebtedness would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or any of our product candidates, or grant licenses on terms unfavorable to us.

ANY NEW POTENTIAL INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF EXISTING INVESTORS’ INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

WE CAN ISSUE SHARES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL, WHICH COULD ADVERSELY AFFECT THE RIGHTS OF COMMON SHAREHOLDERS.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

THE INTEREST OF OUR CURRENT SIGNIFICANT SHAREHOLDERS MAY CONFLICT WITH OTHER SHAREHOLDERS AND THEY MAY ATTEMPT TO EFFECT CHANGES OR ACQUIRE CONTROL, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our shareholders may from time to time engage in proxy solicitations, advance shareholder proposals, acquire control or otherwise attempt to effect changes, including by directly voting their shares on shareholder proposals. Campaigns by shareholders to effect changes at publicly traded companies are sometimes led by investors seeking to increase short-term shareholder value through actions such as financial restructuring, increased debt, special dividends, stock repurchases or sales of assets or the entire company. Responding to proxy contests and other actions by activist shareholders can be costly and time-consuming, disrupting our operations and diverting the attention of our Board of Directors and senior management from the pursuit of business strategies. Additionally, uncertainty over our direction and leadership may negatively impact our relationship with our customers and make it more difficult to attract and retain qualified personnel and business partners. As a result, shareholder campaigns could adversely affect our results of operations and financial condition.

23

A SIGNIFICANT PORTION OF OUR TOTAL OUTSTANDING SHARES OF COMMON STOCK ARE RESTRICTED FROM IMMEDIATE RESALE UNDER MODIFIED LOCK UP AGREEMENTS BUT MAY BE SOLD INTO THE MARKET IN THE FUTURE, WHICH COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS PERFORMING WELL.

A substantial number of shares of our Common Stock in the public market could occur at any time, subject to certain restrictions described below. We intend to have modified “Lock Up” agreements for approximately 10,000,000 shares executed by shareholders so that an orderly market has a chance to develop which restrict shares for 6 months from resale. Lock Up Agreements are in process of negotiation and collection prior to completion and effectiveness of the registration. All of the Shares will eventually be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act (“Rule 144”). These sales, or the perception in the market that holders of a large number of shares of our Common Stock intend to sell shares, could reduce the market price of our Common Stock. Also, we intend to register all shares of Common Stock that we may issue under our equity compensation plan on a registration statement on Form S-8. Upon such registration, such shares can be freely sold in the public market upon issuance, subject to the terms of applicable award agreements, volume limitations applicable to affiliates and the lock-up agreements described in the “Shares Eligible for Future Sale” section of this prospectus.

IF SECURITIES ANALYSTS DO NOT PUBLISH RESEARCH OR REPORTS ABOUT OUR BUSINESS OR IF THEY PUBLISH NEGATIVE EVALUATIONS OF OUR COMMON STOCK, THE PRICE OF OUR COMMON STOCK COULD DECLINE.

The trading market for our Common Stock may rely, in part, on the research and reports that industry or financial analysts publish about us or our business. If securities analysts do not commence coverage of us, the trading price of our Common Stock could decrease. Additionally, if one or more of the analysts covering our business downgrade their evaluations of our Common Stock, the price of our Common Stock could decline. If one or more of these analysts cease to cover our Common Stock, we could lose visibility in the market for our Common Stock, which in turn could cause our Common Stock price to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about the following:

●	our estimates regarding the potential market opportunity for our products;
●	our ability to identify and develop new product candidates;
●	our ability to identify, recruit and retain key personnel;
●	our commercialization and marketing capabilities and strategy;
●	the implementation of our business model, strategic plans for our business, product candidates and technology;
●	the rate and degree of market acceptance and utility of our products and products in development;
●	our competitive position;
●	our intellectual property position and our ability to protect and enforce our intellectual property;
●	our financial performance;
●	developments and projections relating to our competitors and our industry;
●	our ability to obtain additional funding;
●	our estimates regarding expenses, future revenue, capital requirements and needs for or ability to obtain additional financing; and
●	the impact of laws and regulations.

Forward-looking statements are subject to a number of significant risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

24

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this annual report to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares being registered on behalf of our selling shareholders.

We may raise additional funds through a placement of shares of our common stock. At this time, there is no committed source for such funds, and we cannot give any assurances of being able to raise such funds. We will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is a limited public trading market for our stock as quoted on the OTCID under the symbol YQAI.

The following table sets forth the high and low bid quotations of our common stock for the periods indicated:

Fiscal 2026	High	Low
Second Quarter - ended June 30, 2026	$1.00	$0.10
First Quarter – ended March 31, 2026	$0.52	$0.30
Fiscal 2025	High	Low
First Quarter – ended March 31, 2025*	$3.50	$0.60
Second Quarter – ended June 30, 2025*	$4.10	$1.00
Third Quarter – ended September 30, 2025	$1.00	$0.52
Fourth Quarter – ended December 31, 2025	$1.00	$0.52
Fiscal 2024	High	Low
First Quarter – ended March 31, 2024*	$3.50	$1.00
Second Quarter – ended June 30, 2024*	$3.50	$0.30
Third Quarter – ended September 30, 2024*	$5.10	$0.30
Fourth Quarter – ended December 31, 2024*	$5.00	$0.80

__________

*Adjusted for the 1:10 reverse split on May 15, 2025

Rules Governing Low-price Stocks That May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our common stock currently is traded on the OTCID under the symbol YQAI.

Quotations on the OTCID reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions

25

payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of August 11, 2026, we have approximately 110 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144, a person who has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

11,585,828 and 10,565,828 shares of our common stock are outstanding as of March 31, 2026 and December 31, 2025, respectively. The Holders of the 155 Series A Preferred stock could convert to common stock which will result in issuance of another approximately 155,000 shares of common stock, calculated as of August 11, 2026.

Dividends

As of the filing of this Form S-1, we have not paid any dividends on our common stock to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

DIVIDEND POLICY

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying cash dividends on our capital stock in the foreseeable future. It is the present intention of management to utilize all available funds and future earnings for the development of the Company’s business. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our future ability to pay cash dividends on our capital stock may be limited by any future debt instruments or preferred securities.

DILUTION

The following table sets forth with respect to existing shares being offered and under this registration, the number of our shares of common stock offered by shareholders, the percentage ownership of such shares, and net tangible book value per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item.

	Shares being offered for resale		Net tangible book value
	Number	Percent (1)	/Share (2)
Shares of Common Stock by Existing Selling Shareholders	11,715,328	98.69%	$(0.27)

Shares of Common Stock if Series A Preferred converts to Common	155,000	1.31%	$(0.27)

__________

(1)	Percentage relates to the total percentage of shares to be registered for existing shareholders.
(2)	Based upon net tangible book value at December 31, 2025.

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

26

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the net tangible book value of shares held by existing stockholders is lower than the offering price offered to resale investors.

As of December 31, 2025 and December 31, 2024, the net tangible book value of our stock was $(0.30) and $(0.25) per share, respectively.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of 11,715,328 shares of our common stock, which could increase if the Series A preferred converts to common (an additional 155,000 shares).

The selling shareholders obtained their shares of our stock in the following transactions:

Number of Shares	Original Consideration	Issue Price Per Share
11,645,328	Private Placements, Private Purchases, and Cash	$0.001 to 2.70
70,000	Consulting and other Services	$0.52 to 0.60
11,715,328

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

(a)	All of the securities listed below are being registered in this Registration Statement.

Name	Common Shares to be Registered	% Owned Before Offering (1)	Shares Owned After Offering	Percent Owned After Offering
Jack W. Angstadt	5	0%	0	0%
James Angstadt	10	0%	0	0%
Trey M. Angstadt	2	0%	0	0%
Associates Consulting Group	5	0%	0	0%
Roger Ballard	3	0%	0	0%
Jackie Barnes	3	0%	0	0%
BD Trading, LLC	80	0.001%	0	0%
Lilia Kwai Ben	4	0%	0	0%
Hernan Carazo Bermudez	3	0%	0	0%
Ken Blumberg	2	0%	0	0%
Bougainville Development, LLC	20	0%	0	0%
Bruce S. Brannon	4	0%	0	0%
Bright Music Limited	33,334	0.232%	0	0%
Maxim Brodski	27	0%	0	0%
Brookdale Consulting LLC (3)	446,000	3.104%	0	0%
Bufete Castro & Asociados S.R.L.	9	0%	0	0%
Kenneth Butler Trustee U/A DTD 11-09-12	50	0%	0	0%
Calderan Ventures Ltd (2) (3)	500,000	3.479%	0	0%
Sergio Garcia Carrera	300,000	2.088%	0	0%
CDS Energy Resources, LLC	15	0%	0	0%
CEDE & CO	73,888	0.514%	0	0%
Irving Chang	25,000	0.174%	0	0%
Shijia Chen	10	0%	0	0%

27

Oleg Chubenko	40	0%	0	0%
Sheila Cockburn	6	0%	0	0%
Tania Davila Colindres	11	0%	0	0%
Coral Shores Corp	101	0.001%	0	0%
Crompton Children Trust, Attn: Thomas Crompton	10	0%	0	0%
Elliott Crompton Trustee U/A DTD 01-13-2013 Crompton Family Trust	63	0%	0	0%
Martin Duc Minh Dang	10,000	0.070%	0	0%
Digital Cavalier Technology Services, Inc. (3)	2,500,000	17.397%	0	0%
Domino Fusion De Ondas S.A.	3	0%	0	0%
Fernando Saez Dubon	5	0%	0	0%
Michelle E. Ecsedy	35,000	0.244%	0	0%
David Edmunds	50,000	0.348%	0	0%
Elvis Edwards	1,000	0.007%	0	0%
Raymond Van Empel	550,000	3.827%	0	0%
Enkrateia Holding Ltd	50,000	0.348%	0	0%
Fima Inc.	14	0%	0	0%
Meir Frankel	10	0%	0	0%
Edward Adam Fridovich	3	0%	0	0%
Barry Gainey	8	0%	0	0%
Gretta Gallagher	10	0%	0	0%
Joshua Ginsberg	640,000	4.454%	0	0%
Dick Glover Co.	5	0%	0	0%
Goldman Sachs Execution & Clearing	1	0%	0	0%
Irina Gordieieva	99	0.001%	0	0%
Bruce Hannan	72	0.001%	0	0%
Bernard H. Hanneman	1	0%	0	0%
Julia Hansen	10,000	0.070%	0	0%
Abraham Hoschander	4	0%	0	0%
Miriam Hoschander	4	0%	0	0%
Geoffrey Jordan	14	0%	0	0%
JSP 3 Enterprises, LLC	7	0%	0	0%
Juan Pepe Holdings LLC (3)	75,000	0.522%	0	0%
Kamlawatie Kadir	5	0%	0	0%
Richard D. Kerns	75	0.001%	0	0%
Rebeka Kolcna	300,000	2.088%	0	0%
Sophya Galper Komet	10,000	0.070%	0	0%
Ludmila Kovalenko	86	0.001%	0	0%
Legacy Global Markets S.A.	61	0%	0	0%
Robert D. Legg	12	0%	0	0%
MAVDB Consulting, LLC (3)	1,200,000	8.351%	0	0%
Ryan McIntosh	5	0%	0	0%
Merrill Lynch Pierce Fenner & Smith Incorporated	1	0%	0	0%
Marvin Nelms	2	0%	0	0%
Virginia Norfleet	2	0%	0	0%
Arnon Rae O’Brian	154	0.001%	0	0%
Ja Suk Oh	10,000	0.070%	0	0%
Joyana Kim Oh	30,000	0.209%	0	0%
Other World Management Inc. (3)	17,500	0.122%	0	0%
Brett D. Peterson	2	0%	0	0%
Madeleine Pierre	1	0%	0	0%

28

Pioneer Garage, Ltd. (3)	700,000	4.871%	0	0%
Adriana Chavarria Quintero	66	0%	0	0%
Alireza Rassekhi	5	0%	0	0%
Edina Redzematovice	300,000	2.088%	0	0%
Patrick E. Rhea	54,000	0.376%	0	0%
River Sky Partners, Inc.	37,178	0.259%	0	0%
RJG Enterprises LLC	10	0%	0	0%
Hayne J. Rucker	2	0%	0	0%
Sage Venture Capital Corp.	120	0.001%	0	0%
James R.J. Scheltema	8	0%	0	0%
Carran Schneider	250,000	1.740%	0	0%
Patrick Schneider	150,000	1.044%	0	0%
Ronald Stephen Smith	15	0%	0	0%
Stem Cell Development Fund LLC (3)	125,521	0.873%	0	0%
Ivan Stupenko	66	0%	0	0%
Paul Swagler	53	0%	0	0%
Donald Sweeney	2	0%	0	0%
Paul Sweeney	1	0%	0	0%
Meryem Tatli	300,000	2.088%	0	0%
The Governance Box (3)	200,000	1.392%	0	0%
Triple D Rental Tools, LLC	1	0%	0	0%
Venda Distributors Inc. (3)	1,000,000	6.959%	0	0%
Venture Investments, LLC	9	0%	0	0%
Sean Leigh Webster	666,667	4.639%	0	0%
Westland Group, R.B.A., S.A.	1	0%	0	0%
Howell B. Williams III	2	0%	0	0%
Jarvis Williams	20,000	0.139%	0	0%
Jin Tian Wu	5,000	0.035%	0	0%
Lucie Yu Ming Yang	177,090	1.232%	0	0%
Thomas S. Yang	674,359	4.692%	0	0%
Tia Yang	177,090	1.232%	0	0%
Jeff Yarchever	11	0%	0	0%
Mark Yare	1	0%	0	0%
Leroy Young	169	0.001%	0	0%
Jun Yuan	10	0%	0	0%
Yi Long Zhu	10,000	0.070%	0	0%
TOTAL	11,715,328

____________

(1)	Based upon 14,370,328 shares of common stock on a fully-diluted basis. The Company had 14,215,328 issued and outstanding at August 11, 2026. 155 Series A Preferred Convertible for 155,000 common shares are included in the fully-diluted total shares of common stock
(2)	Officer and/or director of our Company, or an affiliated entity.
(3)	The individuals have voting control for the entities noted in the list below (b).
(4)	We are registering a total of 5,250,000 shares of common stock in which our officers/directors and control shareholders are considered to have beneficial ownership.
(5)	Assumes resale of all shares registered for resale.

29

(b) The table below shows the person with voting control for the entities listed in (a) above.

Name of the Entity	Person With Voting Control	Number of Common Shares Being Registered	Affiliate of Company?
Brookdale Consulting LLC	Dale Engelhardt	446,000	No
Calderan Ventures Ltd.	James D. Romano	500,000	Yes
Digital Cavalier Technology Services, Inc.	Murray Galbraith	2,500,000	No
Juan Pepe Holdings LLC	Juan Pepe	75,000	No
MAVDB Consulting LLC	David Joshua Bartch	1,200,000	No
Other World Management Inc	Jeff Friedland	17,500	No
Pioneer Garage, Ltd.	Raymond Van Empel	700,000	No
River Sky Partners Inc	Anuj Pandya	37,178	No
Stem Cell Development Fund LLC	Christian Johnson	125,521	No
The Governance Box	Todd Heinzl	200,000	No
Venda Distributors Inc.	James Lu	1,000,000	No

PLAN OF DISTRIBUTION

Upon effectiveness of this registration statement, of which this prospectus is a part, our security holders may sell their securities at market prices or at any price in privately negotiated transactions, subject to the terms of the modified Lock-Up Agreements (agreements are in the process of negotiation and collection prior to completion and effectiveness of the registration).

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses, and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

DESCRIPTION OF THE BUSINESS

CORPORATE HISTORY

GENERAL

The following is a summary of some of the information contained in this document. Unless the context requires otherwise, references in this document to “our Company,” “us,” “we,” “our,” “YouneeqAI,” “Youneeq,” or the “Company” are to YouneeqAI Technical Services, Inc.

DESCRIPTION OF BUSINESS

YouneeqAI Technical Services, Inc. (“We,” “us,” “our,” “Company,” “YouneeqAI,” or “YQAI”), is incorporated in the State of Nevada with corporate operations located in Raleigh, North Carolina.

The names by which we have been known are: (i) originally incorporated as Ocean Energy, Inc. on November 28, 2007, (ii) Sino Cement, Inc. from September 15, 2010 to July 5, 2013, (iii) Nevis Capital Corporation from July 5, 2013 to May 10, 2017, (iv) ASC Biosciences, Inc. from February 6, 2017 to January 15, 2019, (v) American Hemp Ventures, Inc. from January 15, 2019 to October 15, 2022, and (vi) YouneeqAI Technical Services, Inc. from October 15, 2022 to date.

Our executive offices are located at 3401 Atlantic Ave., Suite 100, Raleigh, North Carolina 27604 and the telephone number is (919) 434-9277. We maintain a website at www.youneeqai.com, and such website is not incorporated into or a part of this filing.

HISTORY

The Company was founded as a Nevada corporation in 2007 as Ocean Energy, Inc. The business was formed for the purpose of producing and distributing Ocean Power Converters (OPC) supplying seashore consumers. This innovative, patent-pending technology was the result of 15 years of development of the Wincrants rotor. Nine prototypes of OPC were manufactured and tested, one of which was installed and tested in the city of Suva, Fiji Islands, by the University of the South Pacific. This venture failed.

In a reverse merger the Company then acquired a People’s Republic of China (the “PRC”) based cement producer in accordance with a Share Exchange Agreement dated February 21, 2011 (“2011 Exchange Agreement”) made by and among Sino Cement, Inc., (“Sino”) a Nevada corporation, Valentyna Stupenko, Tiger Fair Limited (“Tiger Fair”), a Hong Kong corporation and King Harbour International Limited (“King Harbour”), a company incorporated in the British Virgin Islands.

30

King Harbour was incorporated in the British Virgin Islands on January 2, 2009. Tiger Fair was incorporated in the Hong Kong on March 30, 2009. Tiger Fair was a wholly-owned subsidiary of King Harbour. King Harbour, through Tiger Fair directly controlled Shaanxi Shehui Cement Co., Ltd. (“Shehui Cement”), a cement producer in the PRC. The close of the 2011 Share Exchange transaction took place on February 21, 2011. On that date, pursuant to the terms of the 2011 Exchange Agreement, Sino acquired all of the outstanding capital stock and ownership interests of Tiger Fair Limited from King Harbour and they transferred and contributed all of their interests to us. In exchange, Sino issued to the Tiger Fair shareholders 14,250,000 shares of our common stock. Shehui Cement was incorporated in the PRC on January 17, 2001. Shehui Cement was the Chinese operating company subsidiary and was in the business of producing cement in Shaanxi province in the PRC, and was used primarily in the construction of infrastructure projects such as highways, bridges, railways and roads, as well as residential buildings. Shehui Cement was a wholly owned subsidiary. Concurrently, the name of Sino was changed to Nevis Capital Corporation. This business failed and the Company was abandoned.

ASC Biosciences, Inc. (“ASC”) acquired Nevis Capital Corporation (“Nevis”) by Order of the Second District Court of Nevada on February 27, 2017. ASC was awarded a controlling stock ownership of Nevis.

The court appointed a receiver during the period from June 16, 2016 through February 27, 2017. All assets and liabilities of Nevis were disposed of by the receivers of or liquidated for the benefit of the company’s creditors in the ensuing month prior to the date of acquisitions by ASC.

After the date of ASC’s acquisition, the name of the company was changed to ASC Biosciences, Inc., and a reverse split of the common stock was effected replacing each 2000 shares of stock with 1 share of new common stock. This venture for the company failed in 2018.

Effective as of December 27, 2018, ASC Biosciences, Inc. acquired H.E.M.P Group LLC, a Colorado limited liability company doing business as H.E.M.P. Consulting Group LLC (“HEMP Consulting”), and LTC Farms LLC, a Colorado limited liability company (“LTC Farms,” together with HEMP Consulting collectively the “Target Companies” by an Agreement for Share Exchange (the “2018 Share Exchange Agreement”), pursuant to which the following would occur: (i) The Company would acquire all of the outstanding membership interests in the Target Companies and the Target Companies would become the wholly owned subsidiaries of the Company (the “2018 Share Exchange”); (ii) The Target Companies would pay the Company or its assignees $183,333.00; (iii) The Company would issue the owners of the Target Companies (the “2018 New Shareholders”) 13,944,792 shares of Company common stock; (iv) An equivalent number of outstanding shares of Company common stock (13,944,792 shares) would be cancelled; (v) The Company’s officers and directors prior to closing would resign; and (vi) Designees of the Target Companies would be appointed as officers and directors of the Company. Effective as of December 28, 2018, (i) the 2018 Share Exchange closed; (ii) the Target Companies became wholly owned subsidiaries of Company; (iii) Neville Pearson, Howard Letovsky and C.W. Gilluly resigned as officers and directors of the Company; (iv) S. Mark Spoone was appointed as President, CEO and a director the Company, John Yoo Lee was appointed as a director of the Company, Jiun Haw Chang was appointed as a director the Company, and Neville Pearson was appointed as interim CFO of the Company; and (v) the cash consideration was paid by the Target Companies to the Company and distributed as follows: $25,000 was paid to Neville Pearson, $16,666.67 was paid to C.W. Gilluly, $16,666.67 was paid to Financial Logistics LLC, and $125,000 was paid to Mac Feegle Holdings, Inc. On or about January 4, 2019, the canceled shares were canceled, and the Company issued the Shares to the following shareholders as follows: 6,135,708 were issued to John Yoo Lee, 6,135,708 shares were issued to Jiun Haw Chang, and 1,673,376 shares were issued to S. Mark Spoone. Accordingly, immediately prior the 2018 Share Exchange, approximately 16,061,560 shares of Company common stock were considered outstanding, and immediately following the 2018 Share Exchange, approximately 16,061,560 shares of Company common stock were still considered outstanding. The Company’s mission was to become a broadly integrated “seed-to-sale” hemp operation that starts on the farm and delivers to the tabletop.

The name was changed to American Hemp Ventures, Inc. on January 15, 2019.

On March 25, 2021, the Company entered into assignment agreements to transfer its ownership in Hemp Group, LTC Farms, and AMHV Wellness to an entity controlled by the officers and directors of the Company. On September 1, 2021, the Company and the counterparties entered into rescission agreements rescinding the original assignment agreements ab initio, effective as of March 25, 2021. On March 25, 2021, the Company entered into a Non-Exclusive Patent License Agreement (the “2021 License Agreement”) with Alpha Modus, Corp. (“Alpha Modus”). The Agreement provided for the Company to license for use certain patents and patent applications held by Alpha Modus for commercialization, and the Company agreed to issue 78,390,770 shares of its restricted common stock as an initial royalty payment to Alpha Modus. On July 14, 2021, the 2021 License Agreement was rescinded by the parties, and as part of the recission, the 78,390,770 shares issued to Alpha Modus were returned to Company and were canceled.

The Company was delinquent in its Nevada filings several times in each instance it reinstated in Nevada by filing the required documents.

On February 11, 2022, the Company approved a License Agreement (with an effective date of February 9, 2022) for the issuance of 30,000,000 common shares to Digital Cavalier Technology Services, Inc., a Canadian corporation. After this was presented to the accountants, they determined that there were valuation and accounting issues with this arrangement and after research and consultations, determined that issuance of Preferred stock was a better alternative. Accordingly, on May 4, 2022, the parties to the License Agreement adopted an amendment to the equity arrangement under the License Agreement

31

and the Acquisition Agreement which provided for the issuance of 3,000 shares of Series A Preferred Stock, instead of 30,000,000 shares of common stock. After that had been agreed, upon review of the Series A preferred Certificate of Designation it was discovered that it only authorized 1,000 shares of Series A and did not contain the ratio of conversion rights which had been agreed to between the parties in the May 4, 2022 amendment. So, during the next several months, the parties negotiated and drafted an Amended and Restated Certificate of Designation for the Series A preferred shares which was recorded with the Secretary of State in Nevada in August 2022. The parties extended the License Agreement by amendment on February 6, 2023 for an additional twenty four (24) which included a clause for a cancellation for failure to commercialize the IP and technology within 24 months after the effective date of a successful registration statement.

The License Agreement with Digital Cavalier Technology Services, Inc. (“Digital”) allowed for the Company to license, market and sell the technology of Digital Cavalier Technology Services, Inc. Digital Cavalier Technology Services, Inc. is licensing its AI Personalization engine software as a service (SaaS) products and services, for e-commerce, content marketing, digital publishing, and other industries where a relevant customer experience is necessary. This License Agreement has been cancelled.

The Company changed its name to YouneeqAI Technical Services, Inc. effective October 15, 2022.

On June 16, 2023, the Board of Directors voted to amend the bylaws of the Corporation to clarify that the designation of the Eighth Judicial District Court of Clark County, Nevada as the exclusive forum will not apply in certain circumstances, including actions where another court has exclusive jurisdiction, and to opt out of certain default provisions in Nevada regarding Dissenter’s Voting Rights (NRS 78.378-3793, inclusive) and Combinations with Interested Stockholder (NRS 28.411-444, inclusive).

Our exclusive forum provision is not intended to apply to actions arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. If the “exclusive forum” clause were to be asserted by the Company, it is doubtful that any Court would apply it to Securities Act or Exchange Act claims and require the matter to be tried in the exclusive forum specified. It should be noted that investors/shareholders cannot waive compliance with Federal Securities Laws and Rules and Regulations thereunder. It also should be noted that Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suites brought to enforce any duty or liability created by the Securities Act or the Rules and Regulations thereunder. Our Company intends to inform investors in future filings that the “exclusive forum” provision does not apply to any actions arising under the Securities Act or the Exchange Act. In the interim, the Company has deleted the clause from its Bylaws as of November 7, 2023.

On January 14, 2026, the Company entered into a Software License Agreement with AgEYE Technologies, Inc. (“AgEYE”). AgEYE granted YouneeqAI the right to use the Licensed Software solely for the purpose of integrating, deploying, marketing, and commercializing products and services developed and offered by YouneeqAI that incorporate the Licensed Software. The field of use includes AI-enabled analytics, automation, and software solutions for the agriculture industry, including controlled-environment agriculture, indoor farming, greenhouse operations, crop production optimization, and related agricultural applications.

CURRENT BUSINESS

Our current business relies exclusively on the license with AgEYE Technologies, Inc., as our previous lines of business are no longer part of the Company.

Description of AgEYE Technology

The AgEYE License commits the Company to commercializing an agentic, AI-enabled agricultural software platform to monitor, predict, recommend and automate the operational variables that drive yield, cost and unit economics across agricultural production. The platform is designed to be application-agnostic — capable of supporting growing operations across controlled environments, commercial greenhouses, open-field row crops and adjacent agricultural and biological-production use cases, in each case subject to the integration, data, model and engineering work required for a particular operating environment. We license the underlying platform on a long-term basis from AgEYE Technologies, Inc. (“AgEYE”) pursuant to a Software License Agreement dated January 14, 2026 (the “AgEYE License”). We commercialize the platform through software deployments we market as “Intelligent Crop Systems.”

Our market is controlled-environment agriculture (“CEA”) as our initial commercial beachhead because, in management's view, CEA combines the highest density of operating data, the most controllable operating variables and the highest marginal value of optimization within agriculture today, and is therefore the operating environment in which the platform's closed-loop architecture can be deployed, validated and refined most rapidly. CEA is the wedge by which we expect to build our initial reference base and operational track record; it is not, however, the limit of the markets the platform is designed to address. We intend to extend deployment, on a phased and disciplined basis, into commercial greenhouses and, longer-term, into open-field row crops and other agricultural applications as the platform, our engineering capacity, our reference base and available financing allow. See “Industry Background and Market Opportunity,” “Our Growth Strategy” and “Risk Factors.”

32

Unless the context requires otherwise, references in this prospectus to “the platform” or “our platform” are to the software developed and owned by AgEYE and licensed to us under the AgEYE License. Our rights to the platform are limited to those expressly granted under the AgEYE License, which is the sole basis on which we conduct our operating business. See “Risk Factors — Risks Related to Our License with AgEYE Technologies, Inc.”

Industry Background and Market Opportunity

We believe global agriculture is undergoing a long-cycle transition from an asset-heavy, location-dependent industry to a more data-driven operating model in which sensor data, predictive analytics and automation play a steadily larger role in production decisions, capital allocation and unit economics. We believe the structural forces driving this transition include population growth and food-security policy; the rising cost and reduced availability of arable land, water and skilled labor; volatility in energy costs (which represent a substantial component of operating expense for many growers); increasing regulatory and consumer attention to traceability and resource efficiency; and the maturation of AI, sensor and robotics technologies that make closed-loop monitoring, prediction and automated control commercially deployable at facility and field scale. These are management's views; readers should not place undue reliance on them. See “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

We believe these forces apply across the full breadth of commercial agriculture, and we have designed our platform and our three lines of business to address agricultural production as a whole. The opportunity is broad and diverse, ranging from controlled-environment facilities operating under fully managed conditions, to commercial greenhouses operating under partially controlled conditions, to open-field row-crop operations operating under largely uncontrolled conditions. Each of these segments shares the same underlying optimization problem — converting biological inputs into commercial output as efficiently as possible — and each can benefit from closed-loop monitoring, prediction, recommendation and automation. The integration work, data inputs and operating economics differ across segments, and we do not represent that the platform is, today, equally deployable across all segments.

Our planned market entry follows a sequenced rollout designed to allow the platform to demonstrate clear, measurable outcomes in the most data-rich environment first and then to extend, on a disciplined basis, into progressively larger and more heterogeneous segments:

• Controlled-environment agriculture — our beachhead. CEA — including vertical farms, indoor farms and other fully enclosed growing facilities — is the initial wedge by which we are entering the agricultural-technology market. CEA's high data density, controllable operating variables and high marginal value of optimization make it, in management's view, the operating environment in which the platform can be demonstrated most rapidly and against the most measurable outcomes. Establishing reference deployments in CEA is intended to provide the operational track record, customer references and recurring-revenue base that support disciplined expansion into the broader agricultural market. Industry estimates of the global vertical-farming market vary; published estimates range from approximately US$10.6 billion to US$11.6 billion in 2026, based on Fortune Business Insights, Grand View Research and The Business Research Company.

• Commercial greenhouses — selective near-adjacent expansion. Commercial greenhouse operations represent a substantially larger global production base than fully enclosed CEA, and present the same core optimization problems — climate control, irrigation, nutrient delivery, crop steering and energy management — in a less fully controlled but still data-rich operating environment. We believe the platform's monitoring, prediction and recommendation layers are deployable into the greenhouse segment with limited incremental engineering, and we intend to pursue selective greenhouse engagements where the customer profile and operating economics support attractive deployment. Industry estimates of the global commercial-greenhouse market vary; published estimates range from approximately US$35.9 billion to US$42.9 billion in 2026, based on Grand View Research, Fortune Business Insights and The Business Research Company.

The Gulf Cooperation Council region has identified food security as a strategic national priority and has directed meaningful public-sector investment into agricultural infrastructure, including CEA and greenhouse facilities. We intend to pursue targeted business-development activity in that region in coordination with our initial reference deployments. See “Our Growth Strategy”

Industry estimates, forecasts and market-size figures referenced in this prospectus are derived from publicly available third-party reports and industry data, supplemented in certain cases by management estimates. Third-party industry data involves assumptions and limitations, and we have not independently verified data obtained from third-party sources. Forward-looking estimates of market size or growth are subject to significant uncertainties and should not be taken as representations by us that such market sizes will be achieved. There can be no assurance that our platform will achieve commercial acceptance in any particular segment of agriculture, including the controlled-environment, greenhouse or open-field segments described above. See “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

33

Our Platform

We use the term “agentic AI” to describe AI systems that perceive their operating environment, analyze and predict outcomes, generate decision-grade recommendations and — where appropriate — execute or assist in executing actions, while continuing to learn from observed results. Applied to commercial agriculture, this enables a closed-loop system across the principal variables that drive plant biology and facility or field economics. The licensed AgEYE platform implements this loop across four integrated layers:

• Monitor. Integrated data feeds continuously capture the operating state of a growing environment, including lighting, temperature, humidity, carbon-dioxide concentration, irrigation, nutrient delivery and crop-level biological signals. The monitoring layer is designed to support different sensor configurations across controlled environments, greenhouses and, on a phased basis, open-field deployments.

• Predict. Machine-learning and analytical models translate operating data into forward-looking predictions of yield, growth-stage timing, resource consumption and risk events. The model architecture is designed to be model- and crop-agnostic, with new crop-specific or segment-specific models added incrementally.

• Recommend. Decision-support agents generate prioritized recommendations — operating-setpoint changes, intervention alerts, resource-allocation guidance and unit-economic optimizations — surfaced to growers and operations teams through a unified software interface.

• Automate. Where the operating environment supports it, robotic and automation modules execute selected actions directly, closing the loop between sensing, recommendation and execution and reducing dependence on manual labor. The degree to which the “automate” layer is deployable varies materially across agricultural segments; we expect that controlled environments will support the broadest automation today, with progressively narrower automation in greenhouse and open-field environments.

Outputs from each cycle of the loop are fed back into the platform's models, supporting continuous, data-driven improvement across deployments and segments. We believe this architecture — combining hardware, software and AI under one platform — distinguishes our offering from point solutions that address a single component of monitoring, control or automation in isolation. We can give no assurance that the platform will perform as intended in any particular customer environment, that customers will achieve the operational improvements they expect, or that any technical differentiation we believe we possess will translate into customer adoption or revenue in any agricultural segment. See “Risk Factors.”

Our Lines of Business

We intend to commercialize the licensed platform through the Intelligent Crop Systems. See “Our License with AgEYE Technologies, Inc.” and “Risk Factors — Risks Related to Our License with AgEYE Technologies, Inc.”

Intelligent Crop Systems (Hardware and Integrated Software)

Our Intelligent Crop Systems line of business consists of the license of software-as-a-service deployments to commercial growers. A typical Intelligent Crop Systems deployment may include integration with some combination of proprietary sensor systems, racking and growing infrastructure, lighting and climate-control integrations, robotic-automation modules and the on-site computing required to operate the platform. The scope and configuration of each deployment varies by agricultural segment and crop type. Intelligent Crop Systems are typically sold pursuant to a Digital Cultivation Subscription that provides the ongoing software, model and support services required to operate the deployed system.

Pricing for the Intelligent Crop Systems line is intended to (i) capture the up-front capital-equipment value of a customer's facility or field deployment, (ii) establish the hardware footprint required for the platform's closed-loop monitoring and automation functions and (iii) create the on-platform installed base from which Digital Cultivation Subscription revenue is derived. Pricing is determined on a per-deployment basis. Revenue is expected to be recognized in a manner consistent with applicable revenue-recognition guidance for hardware and integrated-deployment arrangements; see “Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates.”

Current Commercial Status

We are an early-commercial-stage company. The platform we license from AgEYE has been deployed in initial customer environments, principally within controlled-environment agriculture, and AgEYE has generated revenue from prior periods under each of the licensed technology. We have entered into the AgEYE License to enable the Company to commercialize the platform under our own contractual relationships going forward.

34

Our ability to generate revenue from any AgEYE customer relationship, pipeline opportunity, letter of intent or memorandum of understanding depends on (i) the terms of the AgEYE License, (ii) the assignment, novation or replication of the relevant agreement to or for the Company, (iii) the willingness of the relevant customer to contract with the Company and (iv) our ability to deliver under the relevant agreement. Letters of intent and memoranda of understanding are generally non-binding and may not result in definitive agreements or revenue. We do not, at this stage of the registration process, disclose specific customer names, specific signed letters of intent or memoranda of understanding, or specific pipeline figures. Disclosure regarding specific commercial arrangements will be added in subsequent amendments to this registration statement as such arrangements are entered into by the Company and are supported by executed documentation. See “Risk Factors.”

Our Growth Strategy

Our growth strategy is built on five pillars, each subject to financing availability, customer acceptance, execution risk and the continued effectiveness of the AgEYE License. The strategy is structured to deploy the platform broadly across agriculture over time, with controlled-environment agriculture serving as the initial wedge. The strategy reflects management's current intent and is subject to change. See “Risk Factors.”

• Establish reference deployments in CEA as our beachhead. Concentrate initial commercialization in commercial-scale controlled-environment growers, where the platform's closed-loop architecture can be demonstrated against measurable yield, labor and unit-economic outcomes. Use those reference deployments to build the operational track record and customer references that support disciplined expansion across the broader agricultural market.

• Selective international expansion. Pursue targeted business-development activity in the Gulf Cooperation Council region and other jurisdictions where food-security policy and customer demand support our offering, in compliance with applicable export controls, sanctions and the Foreign Corrupt Practices Act of 1977, as amended.

• Phased expansion across agricultural segments as we evaluate extension of the platform from our CEA beachhead into commercial greenhouse operations.

Technology and Intellectual Property

The licensed AgEYE platform is composed of a principal technology layers which underlies our line of business and is designed to support deployment across agricultural segments.

• Software layer. A scalable platform delivering monitoring, predictive analytics, decision support, recommendation generation and automated control, supported by ongoing engineering performed by personnel based in Raleigh, North Carolina and Bangalore, India. The software architecture is designed to be model- and crop-agnostic, with new crop-specific and segment-specific models added incrementally.

Our rights to use the underlying technology are governed by the AgEYE License. AgEYE maintains an intellectual-property portfolio that includes multiple issued and pending patents covering AI-driven optimization, robotic automation and sensor-based analytics for agricultural applications. We rely on a combination of patents, trade-secret protection, copyrights, trademarks and contractual restrictions — exercised through and in coordination with AgEYE — to protect the proprietary aspects of the platform we deploy. Our products incorporate certain third-party and open-source software components, the use of which we manage under documented engineering policies. See “Risk Factors — Risks Related to Intellectual Property

Our License with AgEYE Technologies, Inc.

Our operating business is conducted under the AgEYE License. The following summary describes the principal terms of the AgEYE License and is qualified in its entirety by reference to the form of agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

• Parties and date. Software License Agreement between AgEYE Technologies, Inc. (Licensor) and YouneeqAI Technical Services, Inc. (Licensee), effective January 14, 2026.

• Scope of license. AgEYE grants us the right to use the licensed software and related technology for the purpose of integrating, deploying, marketing and commercializing products and services that incorporate the licensed technology — including, without limitation, products and services we market as Digital Cultivation Subscription — in the field of AI-enabled analytics, automation and software solutions for the agriculture industry, including controlled-environment agriculture, indoor farming, greenhouse operations, open-field crop production and related agricultural applications.

35

• Exclusivity. Exclusive within the licensed field of use.

• Term. The agreement commenced on January 14, 2026 and continues unless and until terminated under its terms. The underlying license is described as perpetual, but remains revocable and subject to the termination provisions. There are no stated renewal periods or renewal options.

• Royalty / fees. YQAI issued AGEYE 2,500,000 common shares as an advance royalty payment covering the initial six-month period. Beginning six months after the effective date, YQAI must pay AGEYE a royalty equal to 1% of Net Sales attributable to commercialization of the licensed software. Royalties are reported and paid quarterly within 30 days after each calendar quarter.

• Ownership of improvements. AGEYE retains ownership of the licensed software and its underlying intellectual property. Modifications, configurations, customizations and derivative works created by or for YQAI are treated as part of the licensed software and remain subject to AGEYE’s ownership of the underlying intellectual property. YQAI retains ownership only of independently developed materials that do not incorporate or derive from AGEYE intellectual property.

• Termination triggers. Either party may terminate for an uncured material breach following 30 days’ written notice, or immediately for specified insolvency events. The agreement may also be terminated at any time by mutual written agreement.

If the AgEYE License were terminated for any reason, the Company would have no operating business unless and until it identified and acquired or licensed replacement technology. See “Risk Factors — Risks Related to Our License with AgEYE Technologies, Inc.”

Related-party considerations. Our Chief Executive Officer, Nicholas Genty, is also the Chief Executive Officer and a co-founder of AgEYE. Our Chairman of the Board, Christopher Rowlison, serves on the Board of Directors of AgEYE and provides services to AgEYE. The Board has adopted governance processes to manage the resulting conflicts of interest, including independent-director approval of material related-party transactions. See “Certain Relationships and Related Transactions” and “Risk Factors.”

Competition

We compete in markets that include large incumbents, well-funded growth-stage companies and a number of focused point-solution providers across the agricultural-technology landscape. Many of our competitors are substantially larger, better capitalized and have longer operating histories than we do. The competitive landscape differs across our three lines of business and across agricultural segments:

We believe the principal points of differentiation for our offering are: (i) the integration of monitoring, prediction, recommendation and automation in a single, closed-loop architecture; (ii) the AI-driven approach to per-unit economic optimization across multiple operational variables simultaneously; and (iii) a modular software architecture that allows the same platform to scale across facility sizes, crop types and agricultural segments; and (iv) the ability to engage customers through three complementary lines of business that share a common technology base. We can give no assurance that these differentiators will translate into market share or revenue. See “Risk Factors.”

We believe our top five competitors are as follows:

1. iUNU (https://iunu.com/)

2. AmplifiedAg (https://amplifiedaginc.com/software/)

3. Redbud Software (https://redbudsaas.com/)

4. SAP (https://www.sap.com/industries/agribusiness.html)

5. CropWise (https://www.cropwise.com/us/)

Government Regulation

Our business is subject to a range of U.S. federal, state and foreign laws and regulations, principally addressing securities, hardware, agricultural operations, food safety, data privacy, AI, export controls and the environment.

• Securities regulation. As a registrant under the Securities Act of 1933, as amended (the “Securities Act”) and a reporting company subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are subject to ongoing disclosure, reporting and corporate-governance obligations administered by the U.S. Securities and Exchange Commission (the “SEC”) and, following any Nasdaq listing, the listing standards of The Nasdaq Stock Market LLC.

36

• Wireless and connected hardware. Our software connects to, and may control, IoT, sensor and robotics hardware, and is subject to applicable Federal Communications Commission and equivalent international regulations governing wireless devices and electromagnetic emissions, as well as electrical-safety and product-certification standards in jurisdictions where deployed.

• Agricultural and food-safety regulation. Customer facilities and field operations are subject to U.S. Department of Agriculture, Food and Drug Administration and state-level agricultural and food-safety regulations. Our line of business may bring us into more direct contact with food-safety and produce-handling regulation, including the Food Safety Modernization Act and applicable state-level requirements, in our capacity as a technology vendor of the relevant growing operation. Our Digital Cultivation Subscription business line does not, in itself, make us the regulated grower, but our products and services must support our customers' compliance with applicable regulations across agricultural segments.

• Data privacy and security. Our software platform collects, processes and stores operational data on behalf of our customers. We are or will be subject to U.S. state privacy regimes (including the California Consumer Privacy Act, as amended by the California Privacy Rights Act, and similar laws in other states), the EU General Data Protection Regulation in respect of any European customers and personnel, and a growing set of sector-specific privacy and cybersecurity requirements.

• Artificial-intelligence regulation. Use, marketing and export of AI systems are subject to a rapidly evolving regulatory landscape, including the EU Artificial Intelligence Act (which applies on a phased basis through 2027), U.S. federal AI policy guidance and a growing patchwork of U.S. state AI laws. These regimes are new and their full application to agricultural-automation systems is still developing.

• Export controls and sanctions. Our AI software, sensor technology and certain hardware we integrate with may be subject to U.S. export-control regulations administered by the U.S. Department of Commerce (Bureau of Industry and Security) and the U.S. Department of the Treasury (Office of Foreign Assets Control). International business-development activities, including in the Gulf Cooperation Council region, are conducted in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and applicable economic-sanctions regimes.

• Environmental. Our own operations do not involve material environmental compliance obligations. Customers operating large-scale agricultural facilities may be subject to local environmental requirements regarding energy use, water use and waste disposal.

Human Capital and Operations

The Company conducts its operations principally through a combination of senior executives engaged under service agreements, technical and operational personnel made available under the AgEYE License relationship, and external advisors. As of the date of this prospectus, the technical and operational team supporting the platform consists of approximately twenty-two (22) personnel based in Raleigh, North Carolina and Bangalore, India, expected to ramp on a phased basis to approximately forty-eight (48) personnel during the first twelve months following the closing of this offering. The cost-allocation and contractual arrangements pursuant to which these personnel support the Company's business are described under “Certain Relationships and Related Transactions.”

Our Chairman of the Board, Christopher Rowlison, devotes approximately fifteen (15) hours per week to the Company. Our Chief Executive Officer, Nicholas Genty, devotes approximately twenty-five (25) hours per week to the Company. Our Chief Financial Officer, David Edmunds, devotes approximately thirty (30) hours per week. Each of Mr. Rowlison and Mr. Genty also serves AgEYE Technologies, Inc., the licensor of the platform underlying our operating business; the policies the Board has adopted to manage the resulting conflicts of interest are described under “Management” and “Certain Relationships and Related Transactions.”

One-Year Budget

The following budget assumes revenue and the achievement of $6,000,000.00 in funding through loans or investment, none of which is committed at this time.

• Continued development and enhancement of the licensed AI software platform, including expanded engineering capacity in Raleigh, North Carolina and Bangalore, India, and incremental segment-specific engineering required to extend the platform across agricultural segments - $1,050,000.

• Sales, marketing and business-development initiatives, including in the Gulf Cooperation Council region - $1,650,000.

• Protection and expansion of the intellectual-property portfolio supporting the platform, in coordination with AgEYE under the AgEYE License -$750,000.

37

• General working capital and operating expenses, including senior personnel, infrastructure and the incremental costs of operating as a public reporting company - $2,550,000.

Management retains broad discretion in the application of its capital. The amounts and timing of actual expenditure will depend on operating results, customer adoption, market conditions and strategic opportunities. See “Use of Proceeds” for the detailed allocation and “Risk Factors — We have broad discretion in the use of our cash and may not use them effectively.”

Office Address

Our executive offices are located at 3401 Atlantic Ave., Suite 100, Raleigh, North Carolina 27604 and the telephone number is (919) 434-9277. We maintain a website at www.youneeqai.com, and such website is not incorporated into or a part of this filing.

Corporate Organization Chart

Below is an overview of YouneeqAI Technical Services, Inc. corporate structure.

YOUNEEQAI TECHNICAL SERVICES, INC. (a Nevada corporation)

No Subsidiaries

If we are unable to generate enough revenue to cover our operational costs beginning the fourth quarter of 2026, we will need to seek additional sources of funds. Currently, we have no committed source for any funds as of date hereof.  No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

The independent registered public accounting firm’s report on our financial statements as of December 31, 2025, includes a “going concern” explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

Liquidity and Capital Resource Needs & Plan of Operations

The Company currently has $30,716 in cash as of March 31, 2026, for operations. Its capital resource is its common and preferred stock.  As disclosed in the balance sheet, the Company has accumulated losses at the reporting period and limited cash resources. The ability of the Company to continue as a going concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing to provide continuation of the Company’s operations.

In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company is actively seeking financing to fully execute the next phase of the Company’s growth initiatives. Any capital raised will be through either a private placement or a convertible debenture and will result in the issuance of common shares from the Company’s authorized capital. The Company believes it can satisfy minimum cash requirements for the next twelve months with either equity financing, convertible debenture or, if needed, loans from shareholders.

INDUSTRY ANALYSIS AND HISTORY

Barriers to Entry in the Software Industry

There is one major barrier to entry into the Software Industry which is capital. We have very limited capital with which to compete in this industry. Many other competitors have been in the business for many years and have very large capital resources and an established reputation. Our barriers to entry are, in addition to lack of capital, lack of reputation, lack of recognition, part-time management, lack of financial history to raise money, and lack of equity in our Company upon which to base a capital raise.

Competitive Factors Impacting Our Ability to Gain Market Share

Our competition enjoys advantages which may prevent us from achieving a market share due to our competitors’ known reputations, competent management, and capital resources all of which will impede our abilities to achieve market share.

38

Competitive Factors in the Industry

Digital Cultivation Subscription competes on the merits of the software, model and analytics layers of the licensed AgEYE platform rather than on hardware. Its competitive set is the set described under “Competition” above — iUNU, AmplifiedAg, Redbud Software, SAP and CropWise — together with the incumbent practice of operating a growing facility using spreadsheets, environmental-control-system dashboards and grower experience. In management’s view, that incumbent practice, rather than any single named vendor, is the most common alternative to a Digital Cultivation Subscription today.

Based on management’s experience in controlled-environment agriculture, we believe that purchasing decisions for cultivation software of this type turn principally on the following factors:

•	Demonstrated economic outcome. Whether the subscription produces measurable improvement in yield, cycle time, resource consumption or cost per unit of output, evidenced by operating data from comparable facilities and crops. Growers operate on narrow margins and generally require evidence of return before committing to recurring software spend.

•	Breadth of the closed loop. Whether the platform spans monitoring, prediction, recommendation and automation within a single architecture, or addresses only one of those functions. Competing offerings frequently address environmental monitoring, crop planning, task management or compliance recordkeeping as discrete point solutions, requiring the grower to integrate several vendors.

•	Integration with installed equipment. Whether the platform connects to the sensors, environmental controls, irrigation and fertigation systems, lighting and racking already installed in a customer’s facility. Growing facilities are heterogeneous, and integration cost and time are, in our experience, a principal determinant of whether a subscription is adopted.

•	Crop and facility coverage. Whether the underlying models support the customer’s crop mix and facility configuration, and how quickly additional crops or configurations can be added. Model coverage is developed incrementally, and gaps in coverage limit the addressable customer base.

•	Data ownership, security and portability. Whether the customer retains rights in its operating data, how that data is secured and whether it can be exported. Operating data is competitively sensitive to growers, and the contractual terms governing it are increasingly negotiated.

•	Total cost of ownership and contract structure. The relationship among subscription fees, implementation and integration cost, contract term and the customer’s expected payback period.

•	Vendor scale, capitalization and operating history. The customer’s assessment of whether a vendor will remain in business over the life of the subscription and will continue to fund model development, integration work and support.

We believe the Digital Cultivation Subscription’s principal points of differentiation with respect to these factors are consistent with those described under “Competition” above: (i) the integration of monitoring, prediction, recommendation and automation in a single, closed-loop architecture; (ii) an AI-driven approach to per-unit economic optimization across multiple operating variables simultaneously; and (iii) a modular software architecture that allows the same subscription to scale across facility sizes and crop types.

Several of the factors described above are adverse to us. There are numerous entities, including large enterprise-software providers, well-funded agricultural-technology companies and private investors, that compete or intend to compete for the same customers we intend to serve. Many of these competitors have substantially greater financial, technical, sales and marketing resources, longer operating histories, established reputations and larger installed bases than we do. We have no operating history under the AgEYE License, have generated no revenue under it and depend on a license from a related party for the platform on which the Digital Cultivation Subscription is delivered. We will be at a significant disadvantage to many of these competitors for the foreseeable future, and all of our competitors should be considered to be far better capitalized than we are. We can give no assurance that customers will weigh these competitive factors as we expect, that we will compete successfully with respect to any of them, or that any differentiation we believe we possess will result in subscriptions, revenue or market share. See “Risk Factors.”

Registrant’s Competitive Position in the Industry

Registrant is an insignificant participant in the software industry and cannot be expected to obtain a market share even discernable percentage wise. Without a large infusion of capital, it will remain a very small participant in the industry.

39

Historical Track Records

Our Company has no historical track record and we should be deemed a pure start-up of earning or operating with all of the risks of an unproven Company (see “Risk Factors”).

LICENSES

Our License with AgEYE Technologies, Inc.

Our operating business is conducted under the AgEYE License. The following summary describes the principal terms of the AgEYE License and is qualified in its entirety by reference to the form of agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

• Parties and date. Software License Agreement between AgEYE Technologies, Inc. (Licensor) and YouneeqAI Technical Services, Inc. (Licensee), effective January 14, 2026.

• Scope of license. AgEYE grants us the right to use the licensed software and related technology for the purpose of integrating, deploying, marketing and commercializing products and services that incorporate the licensed technology — including, without limitation, products and services we market as Digital Cultivation Subscription — in the field of AI-enabled analytics, automation and software solutions for the agriculture industry, including controlled-environment agriculture, indoor farming, greenhouse operations, open-field crop production and related agricultural applications.

• Exclusivity. Exclusive within the licensed field of use.

• Term. The agreement commenced on January 14, 2026 and continues unless and until terminated under its terms. The underlying license is described as perpetual, but remains revocable and subject to the termination provisions. There are no stated renewal periods or renewal options.

• Royalty / fees. YQAI issued AGEYE 2,500,000 common shares as an advance royalty payment covering the initial six-month period. Beginning six months after the effective date, YQAI must pay AGEYE a royalty equal to 1% of Net Sales attributable to commercialization of the licensed software. Royalties are reported and paid quarterly within 30 days after each calendar quarter.

• Ownership of improvements. AGEYE retains ownership of the licensed software and its underlying intellectual property. Modifications, configurations, customizations and derivative works created by or for YQAI are treated as part of the licensed software and remain subject to AGEYE’s ownership of the underlying intellectual property. YQAI retains ownership only of independently developed materials that do not incorporate or derive from AGEYE intellectual property.

• Termination triggers. Either party may terminate for an uncured material breach following 30 days’ written notice, or immediately for specified insolvency events. The agreement may also be terminated at any time by mutual written agreement.

If the AgEYE License were terminated for any reason, the Company would have no operating business unless and until it identified and acquired or licensed replacement technology. See “Risk Factors — Risks Related to Our License with AgEYE Technologies, Inc.”

Related-party considerations. Our Chief Executive Officer, Nicholas Genty, is also the Chief Executive Officer and a co-founder of AgEYE. Our Chairman of the Board, Christopher Rowlison, serves on the Board of Directors of AgEYE and provides services to AgEYE. The Board has adopted governance processes to manage the resulting conflicts of interest, including independent-director approval of material related-party transactions. See “Certain Relationships and Related Transactions” and “Risk Factors.”

TITLE TO PROPERTIES

None.

BACKLOG OF ORDERS

We currently have no backlogs of orders for sales, at this time.

GOVERNMENT CONTRACTS

We have no government contracts.

40

COMPANY SPONSORED RESEARCH AND DEVELOPMENT

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED

We have no employees at this time. While Mr. Genty and Mr. Rowlison each devote approximately 15-25 hours per week to the Company’s business, the Company has no employees. Mr. Genty is simultaneously employed by AgEYE Technologies, Inc. and devotes up to 45 hours per week in total between the two companies. Mr. Rowlison is simultaneously a Board member of AgEYE Technologies, Inc. and devotes up to 45 hours per week in total between the two companies. They intend to transition to a full-time employee of the Company after sufficient funding is in place.

As of July 1, 2026 and April 15, 2024, we have General Service Agreements (“GSA”) with our Chairman of the Board, Christopher Rowlison, Chief Executive Officer, Nicholas Genty, and Chief Financial Officer, David Edmunds, respectively, as listed under Item 11 below. As of March 1, 2024, we have an employment/service agreement with our director, James D. Romano through Calderan Ventures, Ltd. for the role of Strategic Advisor to the Board. This Agreement expires on February 28, 2027.

Our directors and officers work up to 30 hours per week on company business.

WEBSITE

Our corporate website address is www.youneeqai.com.

DESCRIPTION OF PROPERTIES/ASSETS

(a)	Real Estate.	None.
(b)	Title to properties.	None.
(c)	Patents, Trade Names, Trademarks and Copyrights	See below.

Our executive offices are located in Raleigh, North Carolina. We do not own any real property.

Patents, trade names, trademarks and copyrights

We may have no patents, trade names, trademarks, copyrights and other intellectual property. Our services often use the intellectual property of others, including licensed software. We may also occasionally license our intellectual property, if any, to others as we deem appropriate.

We may periodically receive offers from third parties to purchase or obtain licenses or rights agreements for intellectual property in exchange for royalties or other payments. We also periodically receive notices, or may be named in lawsuits, alleging that our products or services infringe on patents or other intellectual property rights of third parties. In certain instances, these matters can potentially adversely impact our operations, operating results or financial position. For additional information, see “Risk Factors”.

LEGAL PROCEEDINGS

In March 2026, the Company received correspondence from the British Columbia Securities Commission (the "BCSC") indicating that the Company is considered an OTC reporting issuer in British Columbia under Multilateral Instrument 51-105, Issuers Quoted in the U.S. Over-the-Counter Markets, and is therefore required to comply with applicable Canadian continuous disclosure filing requirements, including the filing of certain annual and interim financial statements, management's discussion and analysis, annual information forms, insider reports, and personal information forms for certain directors, officers, and insiders.

The Company has engaged Canadian legal counsel and is working with the BCSC to address the matter. In May 2026, the Company and certain officers and directors executed undertakings agreeing, among other things, not to trade or purchase securities of the Company in or from British Columbia, and not to authorize or permit a distribution of the Company's securities in British Columbia, until the Company's Form S-1 or Form S-1/A is declared effective by the SEC and the BCSC confirms that the Company has made the required filings to its satisfaction.

The BCSC has deferred enforcement action to allow the Company time to complete its filing process. As of the date of these financial statements, no cease trade order has been issued, and management is not aware of any other enforcement action pending or contemplated by the BCSC. However, if the Company fails to satisfy its outstanding filing obligations by the applicable deadline, the BCSC could issue a cease trade order prohibiting trading in the Company's securities in British Columbia.

41

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. As reflected in the accompanying condensed financial statements, as of March 31, 2026, we had an accumulated deficit totaling $43,583,364. This raises substantial doubts about our ability to continue as a going concern.

PLAN OF OPERATIONS

Our plan of operations for the next 12 months is as follows:

The AgEYE product is market-ready for sales and deployment and the Company is poised to implement its sales and marketing strategy. Based on the current market demand and awareness for AI-based technology, we anticipate that our sales strategy will successfully establish our customer base. The Company plans to seek sources for $6 million based upon a proposed budget for expanded operations as soon as this Registration Statement is effective. If an investment of $6 million is achieved, management believes the Company will be able to implement the budgeted plan of operations disclosed below for at least twelve months. If we are unable to obtain such funding or are unable to fully fund our plans as disclosed, the Company may be forced to change its business plan or may cease to operate entirely. We have no sources or commitments for any funding. During the period January 1, 2026 to the date of this filing, the Company achieved approximately $210,425 to fund its continuation and new AgEYE license implementation in 2026.

Management retains discretion to allocate proceeds as appropriate based on operational requirements, market conditions, and strategic opportunities.

We have no commitments for any financing currently, and our timing for any attempt at such placements is projected to be in spring and summer of 2026. We have not found a source for any additional private placement funding for the Company.

Pricing Schedule Design:

Enterprise software model: a one-time deployment fee plus a recurring monthly subscription. Software is licensed independently of hardware. The recurring fee scales with production canopy under management, not user count.

1. DEPLOYMENT FEE — ONE-TIME, INVOICED AT SIGNATURE

Tier	Facility profile	Fee
Essentials	Single site, single zone class, up to 10,000 sq ft canopy	$12,500
Professional	Single site, multi-zone, 10,000–50,000 sq ft canopy	$35,000
Enterprise	Multi-site or more than 50,000 sq ft canopy	$75,000 + $18,000 per added site

Covers discovery, equipment and sensor integration, data migration, recipe library, training, and go-live. Target band 0.4×–0.8× first-year platform ACV; non-standard scope at $185/hour.

42

2. PLATFORM SUBSCRIPTION — MONTHLY, BILLED ANNUALLY IN ADVANCE

Monthly fee = tier base + (overage rate × billable canopy above allowance)

Tier	Base / month	Canopy allowance	Overage rate
Essentials	$1,250	10,000 sq ft	$55 per 1,000 sq ft
Professional	$3,500	30,000 sq ft	$45 per 1,000 sq ft
Enterprise	$7,500 floor	60,000 sq ft	$35 per 1,000 sq ft; $25 above 200,000 sq ft

Essentials: batch tracking, environmental capture, yield. Professional adds inventory, multi-zone recipes, read/write API. Enterprise adds multi-site roll-up, SSO, data lake replication.

3. MODULE ADD-ONS — MONTHLY, PER SITE (+$4,500 ACTIVATION IF ATTACHED AFTER GO-LIVE)

Module	Rate	Condition
CultivAid AI Advisory	30% of platform fee, $1,200 floor	Requires 90 days of platform data
ARIS Imaging	$650 per imaging unit	Includes inference compute and model refresh
HYVE Control License	$250 per zone controller	Waived on AGEYE hardware under warranty
Compliance & Traceability	$400	Regulated-market chain of custody
BI & Data Egress	$500	Includes 500 GB per month

4. SUPPORT

Standard — included, next business day, 8×5. Priority — 12% of ACV, 4-hour response, 12×5. Mission Critical — 20% of ACV, 1-hour response, 24×7, named success manager.

5. COMMERCIAL TERMS

Provision	Standard position
Term & renewal	36 months default (12-month minimum); auto-renews 12 months at list, 90-day notice.
Payment	Annual in advance. Quarterly +4%, monthly +8%. Prepay: full-term 12% off, two-year 7%.
Escalation	4% annually on platform and module fees.
Ramp & true-up	50% of platform fee to go-live (90-day cap). Canopy trued up annually, no mid-term decrease.

Our pricing model does not ensure profitability until and unless we achieve a much greater volume of customers/users of which there is no assurance.

As reported elsewhere in this registration statement and the financial statements, the proposed business generated from the License for software acquired from AgEYE. has not yet realized any revenue to date. While there is no guarantee that the Company will be able to find financing to commercialize the license, management believes that once it secures financing, it will be able to quickly implement the sales and marketing plan and commence sales its license technology. The Company intends to secure financing for its operations by the third quarter of 2026 and to implement our plans.

43

BUDGET

	Q1	Q2	Q3	Q4	Total	% of Budget
Months	Months 1-3	Months 4-6	Months 7-9	Months 10-12

R&D / Product Development
Software Engineering & AI/ML Development	$175,000	$200,000	$210,000	$225,000	$810,000	13.5%
Cloud Infrastructure & Hosting	$40,000	$50,000	$65,000	$85,000	$240,000	4.0%
Subtotal — R&D	$215,000	$250,000	$275,000	$310,000	$1,050,000	17.5%

Sales & Marketing
Customer Acquisition & Business Development	$190,000	$270,000	$280,000	$310,000	$1,050,000	17.5%
Brand Development & Digital Marketing	$50,000	$65,000	$80,000	$105,000	$300,000	5.0%
Trade Shows, Conferences & Travel	$45,000	$60,000	$75,000	$120,000	$300,000	5.0%
Subtotal — Sales & Marketing	$285,000	$395,000	$435,000	$535,000	$1,650,000	27.5%

General & Administrative
Legal, Accounting & SEC Compliance	$175,000	$90,000	$75,000	$75,000	$415,000	6.9%
Insurance (D&O, E&O, General Liability)	$52,500	$52,500	$52,500	$52,500	$210,000	3.5%
Office, Facilities & Rent	$67,500	$67,500	$67,500	$67,500	$270,000	4.5%
Payroll, Benefits & HR	$270,000	$285,000	$300,000	$350,000	$1,205,000	20.1%
Subtotal — G&A	$565,000	$495,000	$495,000	$545,000	$2,100,000	35.0%

Working Capital & General Corporate Purposes	$270,000	$330,000	$330,000	$270,000	$1,200,000	20.0%
TOTAL	$1,335,000	$1,470,000	$1,535,000	$1,660,000	$6,000,000	100.0%

Although the items set forth above indicate management’s present estimate of our liquidity and capital resource needs, we may have different needs or utilize corporate liquidity and capital resources for other corporate purposes. Our actual use of liquidity and capital resources may vary from these estimates because of a number of factors, including whether we are successful in completing future acquisitions, whether we obtain additional funding, what other obligations have been incurred by us, the operating results of our initial acquisition activities, and whether we are able to operate profitably. If our need for liquidity and capital resources increases, we may seek additional funds through any financing opportunity available to us. There are no current commitments for any such financing opportunity, and there can be no assurance that these funds may be obtained in the future if the need arises.

RESULTS OF OPERATIONS

For the Three Months Ended March 31, 2026 Compared to the Three Months Ended March 31, 2025

During the three months ended March 31, 2026, and 2025, respectively, we did not recognize any revenues from our activities.

Net loss for the three months ended March 31, 2026 was $94,623 compared to a net loss of $134,224 for the three months ended March 31, 2025; a decrease of $39,601.

During the three months ended March 31, 2026, we recognized $55,020 in operating expenses compared to $108,076 for the three months ended March 31, 2025. The decrease of $53,056 results primarily from a decrease in fees for professional services of $42,022 from $42,255 during the three months ended March 31, 2025, to $233 during the three months ended March 31, 2026, as a result of a reduction in audit and accounting expenses during the three months ended March 31, 2026. General and

44

administrative expenses amounted to $2,970 during the three months ended March 31, 2026 as compared with $9,821 during the three months ended March 31, 2025, a reduction of $6,851.

During the three months ended March 31, 2026, we expensed debt discount of $61,604 and recorded a gain in the change in fair value of derivative liability of $32,056 in connection with a convertible promissory note issued during the year ended December 31, 2025. We did not incur expenses or gains in these categories during the three months ended March 31, 2025.

LIQUIDITY AND CAPITAL RESOURCES

During the three months ended March 31, 2026, we used cash flows from operational activities of $72,580 based upon a net loss of $94,623 which was adjusted for the non-cash items of $61,604 in amortization of debt discount, a gain in the fair value of derivative liability of $32,056, stock compensation expense of $10,400, and non-cash items in interest expense of $10,055. Changes in working capital accounts consumed $27,960.

During the three months ended March 31, 2025, we used cash flows from operational activities of $6,085, based upon a net loss of $134,224 which was adjusted for non-cash items in interest expense of $26,148. Changes in working capital accounts contributed $101,991.

During the three months ended March 31, 2026, and 2025, respectively, we had no investing activities.

During the three months ended March 31, 2026, we received $100,000 in advances from related parties, as compared to $2000 received from related parties during the three months ended March 31, 2025.

For the Year Ended December 31, 2025 compared to the Year Ended December 31, 2024

During the years ended December 31, 2025 and 2024, respectively, we did not recognize any revenues from our activities.

Net loss for the year ended December 31, 2025 was $698,644 compared to $8,367,464 net loss for the year ended December 31, 2024, a decrease of $7,668,820.

During the year ended December 31, 2025, we recognized $184,360 in general and administrative expenses compared to $7,585,918 for the year ended December 31, 2024. The decrease of $7,401,558 results primarily from a decrease in stock compensation expenses of $7,115,000 and a decrease in Stock option expense of $282,795. Fees for professional services decreased by $386,671 from $547,653 during the year ended December 31, 2024, to $160,982 during the year ended December 31, 2025, as a result of a reduction in audit and accounting expenses during the year ended December 31, 2025.

During the year ended December 31, 2025, we expensed debt discount of $26,806 and recorded a gain in the change in fair value of derivative liability of $19,235 in connection with a convertible promissory note issued during the year. We did not incur expenses in these categories during the year ended December 31, 2024.

During the year ended December 31, 2024, we recorded a loss of $114,753 in connection with the conversion of a line of credit convertible promissory note.

LIQUIDITY AND CAPITAL RESOURCES

During the year ended December 31, 2025, we used cash flows from operational activities of $116,453 based upon a net loss of $698,644 which was adjusted for the non-cash items of $179,830 in stock compensation expense, amortization of debt discount of $26,806 a gain in the fair value of derivative liability of $19,235 and non-cash items in interest expense of $50,732. Changes in working capital accounts contributed $344,058.

During the year ended December 31, 2024, we used cash flows from operational activities of $445,807 based upon a net loss of $8,367,464 which was adjusted for the non-cash items of $7,547,625 in stock compensation expense, amortization of debt discount of $3,907, loss on extinguishment of debt of $114,753 and non-cash items in interest expense of $11,620. Changes in working capital accounts contributed $243,736.

During the years ended December 31, 2025 and 2024, respectively, we had no investing activities.

45

During the year ended December 31, 2025, we received $112,445 in proceeds from the issuance of a convertible promissory note. We received advances from related parties in the amount of $2,600 and repaid $600 to a related party, as compared to $150,000 received from related parties during the year ended December 31, 2024.

The Company did not receive the payment of the $348,000 on February 13, 2024 of funds owed by FNB Enterprises for the purchase of 3,000,000 shares of RC 365 Holdings. The Company agreed to further extend payment terms and agreed to accept a payment of $100,000 against the $348,000 receivable. In March 2024, two partial payments totaling $117,760 were received.

In order for us to continue as a going concern, we may need to obtain additional debt or equity financing. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term.

CRITICAL ACCOUNTING ESTIMATES

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606 – Revenue from Contracts with Customers (“ASC 606”) to depict the transfer of control to the company’s customers in an amount reflecting the consideration to which the company expects to be entitled. The Company determines revenue recognition through the following steps:

i.       Identification of the contract, or contracts, with a customer

ii.       Identification of the performance obligations in the contract

iii.       Determination of the transaction price

iv.       Allocation of the transaction price to the performance obligations in the contract

v.       Recognition of revenue, when, or as, the company satisfies the performance obligations.

The Company applies ASC 606, Revenue from Contracts with Customers, to contracts that meet the criteria for recognition under that guidance. Revenue is recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to receive.

Cash and Cash Equivalents

The Company’s cash and cash equivalents are maintained with recognized financial institutions located in the United States. The Company considers all highly liquid investments with a maturity date of less than 90 days or less to be cash equivalents. In the normal course of business, the Company may carry balances with certain financial institutions that exceed federally insured limits. The Company has not experienced losses on balances in excess of such limits and management believes the Company is not exposed to significant risks in that regard.

Fair Value of Financial Instruments and Derivative Financial Instruments

The Company’s financial instruments include cash and cash equivalents and notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximate their fair values.

The Company’s financial assets and liabilities carried at fair value have been classified based upon a hierarchy defined by GAAP. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level of input that is significant to its measurement. For example, a financial asset or liability carried at fair value would be classified in Level 3 if unobservable inputs were significant to the instrument’s fair value, even though the measurement may be derived using inputs that are both observable (Levels 1 and 2) and unobservable (Level 3).

The Company estimates fair values using prices from third parties or internal pricing methods. Fair value estimates received from third-party pricing services are based on reported trade activity and quoted market prices when available, and other market information that a market participant would use to estimate fair value.

The Company uses the fair value hierarchy to measure the fair value of its warrant liabilities and investments available for sale. The Company revalues its financial instruments at every reporting period. The Company recognizes gains or losses on the change in fair value of the derivative liabilities as “change in fair value of derivative liability” in the statements of operations.

46

The valuation of the investments available for sale is based on the Black-Scholes valuation model using market rate assumptions.

Property and Equipment

Property and equipment are stated at initial cost. Major repairs and betterments are capitalized, and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets.

Furniture, Fixtures and Equipment - 5 to 7 years

Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

At December 31, 2025 and December 31, 2024, the Company has total property and equipment of $0.

Federal Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740.10.05 “Accounting for Income Taxes” as of its inception. Pursuant to ASC740.10.05, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward to future years.

The U.S. Tax Act known as Tax Cuts and Jobs Act (the “2018 Act”) effective on January 1, 2017and effective beginning on January 1, 2018 may have changed the consequences to U. S. shareholders that own, or are considered to own, as a result of the attribution rules, 10% or more of the voting power or value of a non-U. S. corporation (a “10% U.S. shareholder) under the U.S. Federal income tax law applicable to owners of U.S. controlled foreign corporations (“CFCs”). We did not believe any of our shareholders, or our subsidiaries were CFCs, and there will be no such impact on the Company for the year ended December 31, 2025, or subsequent years.

Earnings Per Share

Earnings per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”. Basic earnings per common share (“EPS”) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive.

Dividends

The Company did not adopt any policy regarding payment of dividends. No dividends were paid during the years ended December 31, 2025 and 2024.

Stock-Based Compensation

ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards, after the grant date, must be recognized.

47

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus. Officers serve at the discretion of our Board of Directors, subject to the terms of any applicable service agreement. Directors are elected at each annual meeting of stockholders to serve until the next annual meeting and until their successors are duly elected and qualified.

Name	Position	Age	Position held since	Approx. hrs/wk
Christopher Rowlison	Chairman of the Board	56	June 1, 2026	15
Nicholas Genty	Chief Executive Officer and Director	43	June 1, 2026 and January 14, 2026	25
David Edmunds	Chief Financial Officer	68	April 15, 2024	30
Peter Field	Director (Independent)	57	January 14, 2026	10–15
Jason A. Grant	Director (Independent)	29	May 19, 2025	3–5
James D. Romano	Director (Independent)	68	February 11, 2022	30

Biographical Information

Christopher Rowlison — Chairman of the Board

Mr. Rowlison was appointed as a Director of the Company on January 14, 2026, served as Interim Chief Executive Officer from February 13, 2026 to June 1, 2026, and was appointed Chairman of the Board on June 1, 2026. As Chairman, Mr. Rowlison leads the Board, works closely with the Chief Executive Officer on corporate strategy, capital-markets activity, governance and investor relations, and is expected to devote approximately fifteen (15) hours per week to the Company's affairs. He is a member of the Board of Directors of AgEYE Technologies, Inc. since January 2025. Mr. Rowlison has served as Chief Executive Officer of Tavezio (since April 2026). Mr. Rowlison served as Chief Executive Officer of GenWare (2022-2026), and he previously served as a director of MCX Technologies of Vancouver, British Columbia from November 2020, and as Interim Chief Executive Officer of MCX from July 2021 to October 2022. Mr. Rowlison holds a Bachelor of Arts in Business Administration from Northwood University.

Nicholas Genty — Chief Executive Officer and Director

Mr. Genty was appointed as a Director of the Company on January 14, 2026, served as President from February 13, 2026 to June 1, 2026, and was appointed Chief Executive Officer on June 1, 2026. Mr. Genty has served as Chief Executive Officer of AgEYE Technologies, Inc., the licensor of the platform underlying each of our three lines of business, since co-founding the company in 2018, and has more than twenty years of experience in technology leadership, product development and the commercialization of advanced software, artificial intelligence and IoT solutions. He has led go-to-market and execution for technology platforms across enterprise software and industrial/IoT applications. Prior to AgEYE, Mr. Genty served as Chief Executive Officer of Iconic Solutions and previously held business-development and product-leadership roles at rPath, a provider of cloud-based procurement solutions. Mr. Genty is a named inventor on multiple patents relating to AI applications in agriculture and is a two-time recipient of the “40 Under 40” award. Mr. Genty attended East Carolina University and received both a Bachelor of Science and a Master of Science.

David Edmunds — Chief Financial Officer

Mr. Edmunds was appointed Chief Financial Officer on April 15, 2024. He has been a Canadian Chartered Professional Accountant since 2004 and has more than twenty-five years of experience as a senior executive of both private and public companies in industries including high-tech manufacturing, software development and alternative energy. Mr. Edmunds holds a Bachelor of Commerce degree from the University of Cape Town (1981) and a Master of Business Administration from the University of the Witwatersrand, Johannesburg (1998).

Peter Field — Director

Mr. Field was appointed as a Director of the Company on January 14, 2026. He is an experienced entrepreneur and public-company director with more than three decades of experience building companies, leading boards, supporting capital formation, and establishing strong regulatory and governance systems. Mr. Field has served as Managing Partner of Anesta Investments, Inc. since 2020 and as President of Makarios Enterprises Ltd. since 2014. His experience spans multiple disciplines including advanced AI-enabled technologies, biotechnology and nutraceutical commercialization to name a few. He currently serves on the Boards of Directors of Advanced Wire Products (2017–present), TeamUp (2019–present), Mydecine Innovations Group Inc. (2025–present) and Clara Technologies Corp. (2025–present). Mr. Field holds a Bachelor of Business Administration from the University of Portland’s Pamplin School of Business. The Board has determined that Mr. Field is independent under Nasdaq Rule 5605(a)(2) and meets the additional independence standards applicable to audit-committee members under Rule 10A-3 of the Exchange Act and the Nasdaq listing rules.

48

Jason A. Grant — Director

Mr. Grant was appointed to the Board of Directors of the Company on May 19, 2025. Mr. Grant is a Strategic Sourcing Manager at Oracle Cloud Infrastructure (OCI), where he leads strategic procurement initiatives supporting hyperscale data center infrastructure. Prior to joining Oracle, he served as a Senior Global Supply and Sourcing Manager at Apple Inc., leading global sourcing strategies across multiple product categories and supplier networks. Earlier in his career, Mr. Grant was a Business Analyst at Kearney, where he supported strategic consulting engagements involving corporate transactions, operational improvement, and financial analysis. Mr. Grant holds a Bachelor of Arts in Business Administration from Morehouse College. The Board has determined that Mr. Grant is independent under Nasdaq Rule 5605(a)(2) and meets the additional independence standards applicable to members of the Audit Committee and Compensation Committee.

James D. Romano - Director

Mr. Romano has been a Director of YouneeqAI Technical Services, Inc. since February 11, 2022. His career spans thirty years of successful strategic start-ups for small to medium-sized businesses in Canadian and US markets. He has provided corporate strategy, branding and structuring, and successfully raised initial capital in venture markets.

Mr. Romano's career has spanned several decades focusing on leading the process of positive change within private and public organizations so that they can become better at what they do. His expertise in delivering enhanced management outcomes encompasses exceptionally diverse operational environments. These range from fostering consensus within public/private partnerships for environmental recycling, proposing and enabling improved health care delivery, leading harmonious outcomes within relationally complex social/hospitality/art-industry management settings, mentoring entrepreneurism and delivering results in the natural resource sector, while applying corporate finance and investor communications across the board. From his voluntary involvements as President of the Recycling Council of British Columbia in the 1980's and his post as the Inaugural Foundation Chairperson at InspireHealth, an integrated cancer care facility, to assisting private and public entities in Canada and the US in mining, oil & gas and technology, Mr. Romano's contributions are numerous. For the past five years, Mr. Romano has served as a director of Securter Systems Inc., a private Canadian Company. He will provide YouneeqAI with the leadership required to bring this shared vision and experience to the entire organization. The Board has determined that Mr. Romano is independent under Nasdaq Rule 5605(a)(2) and meets the additional independence standards applicable to audit-committee members under Rule 10A-3 of the Exchange Act and the Nasdaq listing rules.

KEY EMPLOYEES

While Mr. Genty and Mr. Rowlison each devote approximately 15-25 hours per week to the Company’s business, the Company has no employees. Mr. Genty is simultaneously employed by AgEYE Technologies, Inc. and devotes up to 45 hours per week in total between the two companies. Mr. Rowlison is simultaneously a Board member of AgEYE Technologies, Inc. and devotes up to 45 hours per week in total between the two companies. The Company is dependent on the license for YouneeqAI provided by AgEYE Technologies, Inc. and so their efforts at both companies is vital to the success of the proposed business.

CONFLICTS OF INTEREST – GENERAL

There can be no assurance that management will resolve all conflicts of interest in favor of the Company.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporate opportunity, involved in participation with such other entities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, officer-management anticipates it will devote up to approximately 15-25 hours per week to the Company’s affairs.

Mr. Rowlison is on the Board of Directors of AgEYE Technologies, Inc., the licensor to YouneeqAI. This may give rise to conflicts of interest including, among other things, time, efforts, and corporate opportunity. Mr. Rowlison currently devotes up to fifteen (15) hours of his time per week to the Company (licensee of AgEYE Technologies, Inc.). Another member of the Board of Directors and our CEO, Nicholas Genty, is also CEO of AgEYE Technologies, Inc. Should the license with AgEYE Technologies, Inc. terminate, Mr. Rowlison and Mr. Genty will likely leave their respective positions at the Company.

None of our Officers and Directors has any interest in any competitive business to ours or any service provider to our Company, other than in relation to the license agreement (See “Licenses” on page 40). The other businesses in which our officers and directors now participate have no relation to our business, do not compete with our business and do not supply services, materials, or technology to our business. We see the primary conflict as one of necessary time devoted to the

49

Company business and internal controls and procedures for accounting for our quarterly and annual reports under Section 13(a) of the Securities Exchange Act of 1934, which must be filed timely under the section and quarterly reviews and annual audits by our auditors which require adequate record keeping.

CONFLICTS OF INTEREST – CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes requires officers and directors of our Company to disclose business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to our Company to disclose to it any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another Company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

The Company does not have a policy that the Company will not do business with any entity in which any officer or director serves as an officer or director or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to adopt this policy, the Board of Directors has no present intention of doing so.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years, been involved in any of the legal proceedings described in Item 401(f) of Regulation S-K.

Family Relationships

There are no family relationships amongst the officers and directors.

Director Attendance at Meetings

During the year ended December 31, 2025, our Board held 3 meetings and acted by written consent seven (7) times. We expect the Board to meet on a regular basis going forward, including not less than four (4) regular meetings per year. The Board encourages all directors to attend each annual meeting of stockholders.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with Nevada Business Corporation Law and our by-laws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC, and the listing rules of the NASDAQ Capital Market and any applicable securities exchange.

Director Independence

Our Board has determined that, of our current directors, James D. Romano, Peter Field and Jason A. Grant are independent under Nasdaq Rule 5605(a)(2). Christopher Rowlison is not independent in his Chairman role because of his service as a director of, and provider of services to, AgEYE Technologies, Inc., our sole technology licensor. Nicholas Genty is not independent because of his service as our Chief Executive Officer and as Chief Executive Officer of AgEYE. We have identified the need to recruit one or more additional independent directors and are actively engaged in that search. We intend to satisfy the Nasdaq majority-independent-board and independent-committee requirements within the applicable phase-in periods following any listing of our common stock on Nasdaq, in reliance on the phase-in provisions of Nasdaq Rule 5615(b)(1) where applicable.

Board Leadership Structure

Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer is appropriate at this stage of the Company's development. Christopher Rowlison serves as Chairman of the Board and Nicholas Genty serves as Chief Executive Officer. The Chairman presides at all meetings of the Board and works actively with the Chief Executive Officer

50

on corporate strategy, capital-markets activity, governance and investor relations. The Board has not designated a Lead Independent Director at this time because the Chairman is separate from the Chief Executive Officer and because of the limited current size of the Board; the Board will consider designating a Lead Independent Director in connection with the recruitment of additional independent directors.

Allocation of Operational Responsibilities

The Company has organized the responsibilities of its senior officers and directors with the goal of separating day-to-day operating direction from Board-level governance, market positioning and capital-markets leadership. Mr. Genty, as Chief Executive Officer, is responsible for the day-to-day operating direction of the Company across each of our three lines of business (Intelligent Crop Systems, the Digital Cultivation Subscription and Farming-as-a-Service) and across the agricultural segments in which the Company operates from time to time (initially our controlled-environment beachhead), including commercial deployment of the licensed platform, technical execution in coordination with personnel made available under the AgEYE License and direct customer and operational management, working with Mr. Edmunds as Chief Financial Officer. Mr. Rowlison, as Chairman of the Board, is responsible for leading the Board, working with the Chief Executive Officer on corporate strategy, market positioning, capital-markets activity and investor relations. This allocation of responsibilities is intended to support the management of related-party considerations described under “Certain Relationships and Related Transactions,” supplemented by the governance processes adopted by the Board, including independent-director approval of material related-party transactions and recusal by directors with respect to matters in which they have a personal interest.

Committees of the Board of Directors

Effective on the date the registration statement of which this prospectus forms a part becomes effective, the Board will have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee will operate under a written charter approved by the Board. The expected composition of each committee is summarized below and will be adjusted as additional independent directors are appointed.

Committee	Chair	Members
Audit Committee	Peter Field (Independent)	Jason A. Grant (Independent); James D. Romano (Independent)
Compensation Committee	Jason A. Grant (Independent)	Peter Field (Independent); James D. Romano (Independent)
Nominating Committee	Christopher Rowlison (Chairman)	Jason A. Grant (Independent); Peter Field (Independent); Nicholas Genty
Corporate Governance Committee	James D. Romano (Independent)	Christopher Rowlison (Chairman); Peter Field (Independent); Nicholas Genty

Audit Committee

The Audit Committee is responsible for overseeing the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, our compliance with legal and regulatory requirements, and our internal control over financial reporting. Each member of the Audit Committee is, or upon appointment will be, independent under Nasdaq Rule 5605(a)(2) and Rule 10A-3 of the Exchange Act.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation of our Chief Executive Officer and other executive officers, recommending director compensation, administering our equity-incentive plans and ensuring compliance with applicable disclosure and corporate-governance requirements relating to executive compensation. Each member of the Compensation Committee is, or upon appointment will be, independent under Nasdaq Rule 5605(d)(2). The Compensation Committee has the authority to retain compensation consultants and other advisors in accordance with Nasdaq Rule 5605(d)(3).

51

Nominating and Corporate Governance Committees

The Nominating and Corporate Governance Committees are responsible for identifying, reviewing and recommending candidates to serve on the Board, evaluating Board and committee composition and performance, overseeing the Company's corporate-governance policies and reviewing the Company's Code of Business Conduct and Ethics. The Chairman of the Board serves on these committees given the limited current size of the Board and the importance of the Chairman's perspective in the recruitment of additional directors.

Oversight of Risk Management

The Board has overall responsibility for risk oversight. The Audit Committee has primary responsibility for the oversight of financial-reporting risk, cybersecurity risk and risks related to internal control over financial reporting and external auditors. The Compensation Committee has primary responsibility for the oversight of risks arising from our compensation programs. The Nominating and Corporate Governance Committee has primary responsibility for the oversight of risks arising from corporate-governance matters and related-party transactions. Each committee reports regularly to the full Board on its risk-oversight activities, including risks specific to each of our three lines of business.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller). We will disclose on our website any amendment to, or waiver from, a provision of the Code applicable to such persons within the time period required by the SEC and Nasdaq.

Insider Trading Policy and Anti-Hedging Policy

We have adopted (or will adopt prior to listing) an Insider Trading Policy that governs the purchase, sale and other dispositions of our securities by our directors, officers and employees and that is reasonably designed to promote compliance with insider-trading laws, Nasdaq listing standards and SEC rules. The policy prohibits short sales, hedging transactions and pledging of our securities by our directors and executive officers.

52

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to officers and board members during the years ended December 31, 2025 and 2024.

SUMMARY EXECUTIVE COMPENSATION TABLE

Name & Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Christopher Rowlison, Chairman of the Board (1)	2025	0	0	0	0	0	0	0	0
	2024	0	0	0	0	0	0	0	0
Nicholas Genty, CEO (2)	2025	0	0	0	0	0	0	0	0
	2024	0	0	0	0	0	0	0	0
David Edmunds, CFO (3)	2025	54,000	0	30,000	0	0	0	0	84,000
	2024	41,650	0	0	37,603	0	0	0	79,253
Murray Galbraith, Former CEO (4)	2025	90,000	0	0	0	0	0	0	90,000
	2024	75,000	0	0	197,511	0	0	0	272,511

___________

(1)	Appointed Chairman of the Board on June 1, 2026.
(2)	Appointed Chief Executive Officer on June 1, 2026.
(3)	Appointed Chief Financial Officer on April 15, 2024.
(4)	Mr. Galbraith, former officer (resigned February 13, 2026) and director (resigned January 14, 2026), is also an officer, director and control person of Digital Cavalier Technology Services Inc. Mr. Galbraith, on behalf of Digital Cavalier Technology Services, Inc., controls approximately 17.08% of our issued and outstanding voting stock.

OPTION/WARRANT GRANTS IN THE LAST FISCAL YEAR

Option/Warrant Grants in The Last Interim and Fiscal Year

On March 1, 2024, the Board of Directors of YouneeqAI Technical Services, Inc. adopted the 2024 Equity Incentive Plan (“the 2024 Equity Plan.”) There are 10,000,000 shares of our common stock reserved under the 2024 Equity Plan. Simultaneously, we issued stock option agreements to Murray Galbraith (former CEO) and Calderan Ventures, Ltd. (of which James D. Romano, a director of the Company, is an officer) for 2,000,000 shares each pre reverse split. The options are fully vested upon issuance and have an exercise price of $0.20 per share and an expiration date of February 28, 2029. As of the filing date of the registration statement and post reverse split, Murray Galbraith and Calderan Ventures, Ltd. each have 200,000 options each with an exercise price of $2.00.

In addition, on March 1, 2024, we issued a stock option agreement to a consultant, David Edmunds, for 400,000 shares of common stock pre reverse split 1 for ten. The option is fully vested upon issuance and has an exercise price of $0.20 per share and an expiration date of February 28, 2027. As of the filing date of the registration statement and post reverse split, Mr. Edmunds has 40,000 options with an exercise price of $2.00.

On May 19, 2025, we issued a stock option agreement to our director Jason A. Grant for 20,000 shares of common stock. The option is fully vested upon issuance and has an exercise price of $2.50 and expiration date of May 19, 2027. Simultaneously, Julia Hansen and Sophia Galper-Komet were each issued 20,000 options. However, these options expired following their resignations on January 14, 2026.

During the three month period ended March 31, 2026, there were no warrants issued to purchase shares of common stock.

53

Outstanding Equity Awards At Interim and Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by our appointed executive officers for the period ended March 31, 2026 and December 31, 2025 and 2024 (the "Named Executive Officers"):

		Option Awards					Stock awards
Name	Year	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Christopher Rowlison, Chairman of the Board (1)	2026	—	—	—	—	—	—	—	—	—

Nicholas Genty, CEO (2)	2026	—	—	—	—	—	—	—	—	—

David Edmunds, CFO (4)	2026	—	—	—	—	—	—	—	—	—
	2025	—	—	—	—	—	—	—	—	—
	2024	40,000	—	—	$2.00	2/28/27	—	—	—	—

Murray Galbraith, CEO, and Director (3)(4)	2026	—	—	—	—	—	—	—	—	—
	2025	—	—	—	—	—	—	—	—	—
	2024	200,000	—	—	$2.00	2/28/29	—	—	—	—

(1)	Appointed Chairman of the Board on June 1, 2026.
(2)	Appointed Chief Executive Officer on June 1, 2026.
(3)	Mr. Galbraith, former officer (resigned February 13, 2026) and director (resigned January 14, 2026), is also an officer, director and control person of Digital Cavalier Technology Services Inc. As of August 11, 2026, the percentage owned by Digital Cavalier Technology Services, Inc. is 17.59%.
(4)	Option totals and exercise prices reflect post reverse split figures.

BOARD OF DIRECTORS COMPENSATION

DIRECTOR COMPENSATION

Director Independence

For a director to be considered “independent,” the Board must affirmatively determine that the director has no material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In each case, the Board considers all relevant facts and circumstances. We currently have no independent directors.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The following table sets forth certain information concerning compensation paid to our directors during the years ended December 31, 2025, 2024 and 2023:

54

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Christopher Rowlison (1)	2025	0	0	0	0	0	0	0
Nicholas Genty (1)	2025	0	0	0	0	0	0	0
James D. Romano (2)	2025	10,000	0	0	0	0	0	10,000
	2024	8,333	0	197,511	0	0	0	205,844
	2023	0	0	0	0	0	0	0
Peter Field (1)	2025	0	0	0	0	0	0	0
Jason A. Grant (3)	2025	6,167	0	49,943	0	0	0	56,110
	2024	0	0	0	0	0	0	0
	2023	0	0	0	0	0	0	0
Murray Galbraith (2)(4)	2025	10,000	0	0	0	0	0	10,000
	2024	8,333	0	197,511	0	0	0	205,844
	2023	0	0	0	0	0	0	0
Julia Hansen (5)	2025	6,167	0	49,943	0	0	0	56,110
	2024	0	0	0	0	0	0	0
	2023	0	0	0	0	0	0	0
Sophie Galper-Komet (5)	2025	6,167	0	49,943	0	0	0	56,110
	2024	0	0	0	0	0	0	0
	2023	0	0	0	0	0	0	0
S. Mark Spoone (6)	2025	0	0	0	0	0	0	0
	2024	0	0	0	0	0	0	0
	2023	40,000	0	0	0	0	0	0

________

(1)	Appointed to the Board on January 14, 2026.
(2)	Received 2,000,000 on March 1, 2024, pre split (currently 200,000 options at $2.00 per share with an expiration date of February 28, 2029. Fees are being accrued at $2,500 per quarter.
(3)	Appointed to the Board on May 19, 2025. The options are fully vested upon issuance and have an exercise price of $2.50 and expiration date of May 19, 2027. Fees are being accrued at $2,500 per quarter.
(4)	Resigned from the Board on January 14, 2026.
(5)	Appointed to the Board on May 19, 2025. 10,000 shares of common stock and $5,000 paid as compensation for Board of Directors services on January 14, 2026. Resigned from the Board on January 14, 2026. The options expired following their resignations on January 14, 2026.
(6)	Appointed to the Board on December 28. 2018. Mr. Spoone was removed from the Board on October 17, 2023.

The term of office for each Director is one year, or until their successor is duly elected or appointed. The term of office for each of our Officers is at the pleasure of the Board of Directors.

At this time, our Directors James D. Romano, Peter Field and Jason A. Grant have fees being accrued at $2,500 per quarter as compensation for serving as a member of our Board of Directors. In addition, we accrue $7,500 per month for consulting services provided by Mr. Romano under a General Services Agreement with Calderan Ventures Ltd., a company controlled by Mr. Romano. Christopher Rowlison & Nicholas Genty do not receive compensation for serving as a member of our Board of Directors currently.

55

Director Compensation Program (Going Forward)

The Board, on the recommendations of the Compensation Committee has adopted a Director compensation program. The program includes an annual cash retainer of $10,000 per year payable quarterly at $2,500. No additional consideration is currently in place for Committee Chairpersons.

Compensation Committee Interlocks and Insider Participation

Following the establishment of the Compensation Committee described above, the Compensation Committee will consist entirely of independent directors. No member of the Compensation Committee will be a current or former officer or employee of the Company. None of our executive officers serves, or has served during the last completed fiscal year, on the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity that has one or more executive officers serving on our Board or Compensation Committee. Until the Compensation Committee is established, the full Board acts on compensation matters; any executive officer who is also a director (currently Mr. Genty as Chief Executive Officer and director) recuses himself from deliberations and decisions regarding his own compensation, as required under Item 407(e)(4) of Regulation S-K.

Limitation on Liability and Indemnification

We are a Nevada corporation. The Nevada Revised Statutes provide that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Our articles of incorporation contain a provision eliminating the personal liability of directors to our Company’ or our stockholders for monetary damages to the fullest extent provided by the Nevada Revised Statutes.

The Nevada Revised Statutes provide that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

The Nevada Revised Statutes provides that a Nevada corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. Our articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

The Nevada Revised Statutes, unless otherwise provided in the articles of incorporation, a Nevada Revised Statutes corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by our bylaws, general or specific action of our board of directors or stockholders, or contract. Our articles of incorporation provide for indemnification of our directors, officers, employees, fiduciaries and agents to the full extent permitted by Nevada law.

Our articles of incorporation also provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our Company or who is or was serving at our request as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability.

56

Employment Agreements with Officers and Directors of YouneeqAI Technical Services, Inc.

As of July 1, 2026 and April 15, 2024, we have General Service Agreements (“GSA”) with our Chairman of the Board, Christopher Rowlison, Chief Executive Officer, Nicholas Genty, and Chief Financial Officer, David Edmunds, respectively. As of March 1, 2024, we have an employment/service agreement with Calderan Ventures, Ltd., an entity owned by our director James D. Romano as defined below:

Name	Position	Compensation	Termination Date
Christopher Rowlison (1)	Chairman of the Board	(1)	June 30, 2027
Nicholas Genty (2)	Chief Executive Officer and Director	(1)	June 30, 2027
David Edmunds (3)	Chief Financial Officer	$4,500/ monthly	Month-to-Month
James D. Romano (4)	Director	$7.500/monthly $2,500/quarterly	February 28, 2027
Jason A. Grant	Director	$2,500/quarterly	(5)
Peter Field (6)	Director	$2,500/quarterly	(5)

___________

(1)	Effective July 1, 2026, the Company entered into a General Service Agreement with Mr. Rowlison (the “Rowlison Agreement”). Under the Rowlison Agreement, Mr. Rowlison serves as Active Chairman of the Board and is responsible for Board governance, the Company’s planned national-exchange listing, capital-markets readiness, financing, investor engagement and public-company preparedness. He is entitled to a deferred management fee of $100,000, a one-time listing success bonus of $150,000 payable only upon a successful national-exchange listing and subject to available treasury cash, and Board-approved options intended to cover 2.5% of the Company’s fully diluted shares following the listing, with an initial grant upon OTCQB qualification and a true-up upon listing. If the agreement is terminated without cause or in connection with a corporate transaction, the unpaid management fee becomes immediately payable, but the listing success bonus does not accelerate.
(2)	Effective July 1, 2026, the Company entered into a General Service Agreement with Mr. Genty (the “Genty Agreement”). Under the Genty Agreement, Mr. Genty serves as Chief Executive Officer and is responsible for corporate strategy, governance, capital-markets execution, financing, sales execution and the Company’s overall operations, reporting directly to the Board. He is entitled to a deferred management fee of $175,000, a one-time listing success bonus of $75,000 payable only upon a successful national-exchange listing and subject to available treasury cash, and Board-approved options intended to cover 2.5% of the Company’s fully diluted shares following the listing, with an initial grant upon OTCQB qualification and a true-up upon listing. If the agreement is terminated without cause or in connection with a corporate transaction, the unpaid management fee becomes immediately payable, but the listing success bonus does not accelerate.
(3)	The General Service Agreement had a term of 1 year expiring on April 15, 2025. Starting April 15, 2024, Mr. Edmunds received a monthly gross fee of $2,000 and is eligible at the determination of the Board of Directors to receive stock options under the Company’s 2024 Equity Incentive Plan. Effective August 1, 2024, the monthly gross fee increased to $4,500 per month. A compensation review is to be performed by the Board of Directors commencing October 1, 2025, or within one month following the Company’s listing on a public exchange, and annually thereafter.
(4)	Annual cash retainer of $10,000 per year payable quarterly at $2,500. In addition, the General Service Agreement has a term of 3 years, expiring on February 28, 2027. Starting March 1, 2024, Mr. Romano’s consulting entity Calderan Ventures was to receive a monthly gross fee of $7,500 and is eligible at the determination of the Board of Directors to receive stock options under the Company’s 2024 Equity Incentive Plan. A compensation review is to be performed by the Board of Directors in October 2024 and thereafter annually, a month after year end. Calderan Ventures, after the successful uplisting of the Company’s publicly common stock from the OTCID to the OTC QB and the completion of a public offering of $10 Million or greater, will receive a one-time signing bonus of $50,000.
(5)	Annual cash retainer of $10,000.00 per year payable quarterly at $2,500. There is no termination date for Mr. Grant and Mr. Field as the fees are due and payable if they remain a Director.
(6)	Mr. Field is compensated through his consulting entity, Makarios Enterprises Ltd.

57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND STOCKHOLDER MATTERS

The following tables set forth the number of shares of and percent of the Company’s common stock beneficially owned as of August 11, 2026, by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our common stock, immediately prior to this registration for resale, and immediately after the closing of this registration for resale, as adjusted to reflect the assumed sale of shares.

The following tables set forth information with respect to the beneficial ownership of our outstanding common stock post registration for resale by:

·	each person who is known by us to be the beneficial owner of five percent (5%) or more of our common stock;
·	our executive officers, and each director as identified in the “Management — Executive Compensation” section; and
·	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of our common stock that we believe was beneficially owned by each person or entity as of August 11, 2026.

58

OFFICERS AND DIRECTORS

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percentage of Class (2)(6)	Post-Sale Amount & Nature of Beneficial Ownership	Post-Sale of Registered Shares Percentage of Class (2)(3)(6)
Common Stock	Christopher Rowlison, Chairman of the Board (4)	2,500,000	17.40%	2,500,000	17.40%

Common Stock	Nicholas Genty, CEO and Director (4)	2,500,000	17.40%	2,500,000	17.40%

Common Stock	Peter Field, Director (4)	2,500,000	17.40%	2,500,000	17.40%

Common Stock	David Edmunds, Chief Financial Officer	50,000	0.34%	0	0%
Options		40,000	0.27%	40,000	0.27%

Common Stock	James D. Romano, Director	500,000	3.41%	0	0%
Options	(5)	200,000	1.36%	200,000	1.36%

Common Stock	Jason A. Grant, Director	0	0%	0	0%
Options		20,000	0.14%	20,000	0.14%

Common Stock	All Directors and Executive Officers as a Group (6 persons) (3)	3,050,000	20.78%	2,500,000	17.04%

Options	All Directors and Executive Officers as a Group (6 persons)	260,000	1.77%	260,000	1.77%

(1)	The address of each person listed above, unless otherwise indicated, is c/o YouneeqAI Technical Services, Inc., 3401 Atlantic Ave., Suite 100, Raleigh, North Carolina 27604.
(2)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on August 11, 2026. On August 11, 2026, there were 14,215,328 fully diluted shares of our common stock outstanding, and 155 Series A Preferred shares that may convert to 155,000 common shares for a total diluted share capital of 14,370,328. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding warrants and other derivative securities owned by that person which are exercisable within 60 days of August 11, 2026. Common stock warrants and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.
(3)	Calculated using voting shares from all classes of common and preferred voting shares, and assuming conversion of preferred shares to common.
(4)	Beneficially as control persons of AgEYE Technologies, Inc.
(5)	James D. Romano, a director of YouneeqAI Technical Services, Inc., is an officer of Calderan Ventures, Ltd., his consulting company.
(6)	Including options.
59

GREATER THAN 5% STOCKHOLDERS

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percentage of Class (2)(8)	Post-Sale Amount & Nature of Beneficial Ownership	Post-Sale Percentage of Class (2)(7)(8)
Common Stock	AgEYE Technologies, Inc. (4)	2,500,000	17.04%	2,500,000	17.04%

Common Stock	MAVDB Consulting, LLC	1,200,000	8.18%	0	0%

Common Stock	Venda Distributors, Inc.	1,000,000	6.81%	0	0%

Common Stock	Digital Cavalier Technology Services Inc. (3)(6)	2,500,000	17.04%	0	0%
Options	Murray Galbraith (3)	200,000	1.36%	0	1.36%

Aggregate -fully diluted aggregate voting control	Digital Cavalier Technology Services Inc. Fully diluted – aggregate voting control (3)	2,700,000	18.40%	0	1.36%

Series A Preferred Convertible Stock	Jiun Haw Chang (5)	146	94.19%	146	94.19%
Aggregate	Jiun Haw Chang Fully diluted – aggregate voting control (5)	146,000	1.02%	146,000	1.02%
Series A Preferred Convertible Stock	John Yoo Lee (5)	9	5.81%	9	5.81%
Aggregate	John Yoo Lee Fully diluted – aggregate voting control (5)	9,000	0.06%	9,000	0.06%

(1)	The address of each person listed above, unless otherwise indicated, is c/o YouneeqAI Technical Services, Inc., 3401 Atlantic Ave., Suite 100, Raleigh, North Carolina 27604.
(2)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on August 11, 2026. The post-sale percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on August 11, 2026. On August 11, 2026, there were 14,215,328 fully diluted shares of our common stock outstanding, and 155 Series A Preferred shares that may convert to 155,000 common shares for a total diluted share capital of 14,370,328. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding warrants and other derivative securities owned by that person which are exercisable within 60 days of August 11, 2026. Common stock warrants and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.
(3)	Digital Cavalier Technology Services, Inc. is the holder of 2,500,000 shares of YouneeqAI Technical Services, Inc. (17.04%) on a fully diluted basis), and is under common control by Mr. Galbraith, former CEO and director, who is also an officer, director and control person of Digital Cavalier Technology Services, Inc.
(4)	Our Chairman, Mr. Rowlison, is CEO of AgEYE Technologies, Inc. and Mr. Genty, our CEO, is on the Board of Directors of AgEYE Technologies, Inc.
(5)	Former Director of the Company, resigning on February 11, 2022.
(6)	Murray Galbraith, who is also an officer, director and control person of Digital Cavalier Technology Services, Inc, has 200,000 options.
(7)	Calculated using voting shares from all classes of common and preferred voting shares.
(8)	Including Options.

60

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

BENEFICIAL OWNERSHIP OF EACH CLASS OF VOTING SECURITIES

The following table reflects the beneficial ownership of each class of voting securities as of August 11, 2026.

	Equivalent Voting Shares	Equivalent Voting Percentage	Voting Rights
Series A Preferred Stock	155	100%	1,000 votes per share
Common Stock	14,370,328	100%	1 vote per share
		100.00%

______________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following describes transactions since the beginning of our last fiscal year, and currently proposed transactions, to which the Company has been or is to be a participant in which (i) the amount involved exceeds the lesser of US$120,000 or one percent (1%) of the average of the Company's total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers, holders of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, as required under Item 404(d) of Regulation S-K.

Policies and Procedures for Related-Party Transactions

Our Board has adopted (or will adopt prior to listing) a written related-party transactions policy. Under that policy, all transactions of the type described in the introductory paragraph above are reviewed and, if material, approved or ratified by the Audit Committee (or, prior to its establishment, by the independent directors of the Board). The policy includes the following principal elements:

• Identification. Directors, executive officers and 5% stockholders are required to disclose actual and potential related-party transactions to the Chief Financial Officer and legal counsel in advance.

• Review. Each disclosed transaction is reviewed by the Audit Committee (or the independent directors) on the basis of the material facts, including the nature of the related party's interest, the dollar amount involved, the benefits to the Company, comparable terms available from unrelated third parties and the impact on the related party's independence.

• Approval or ratification. Material related-party transactions require approval by the Audit Committee (or the independent directors) and may be approved only if the Audit Committee determines the transaction is in the best interests of the Company and its stockholders.

• Recusal. Any director with a personal interest in a transaction recuses himself from the deliberations and the vote, consistent with Section 78.140 of the Nevada Revised Statutes.

• Ongoing review. Continuing related-party arrangements (including the AgEYE License, which is the operating basis for all three of our lines of business across the agricultural segments in which we operate) are reviewed on a periodic basis by the Audit Committee.

AgEYE Technologies, Inc. — License Agreement and Related Arrangements

On January 14, 2026, the Company entered into the AgEYE License with AgEYE Technologies, Inc. The AgEYE License is the operating basis for the Digital Cultivation SaaS Subscription— across the agricultural segments in which we operate from time to time, beginning with our controlled-environment beachhead. The principal terms of the AgEYE License are described under “Description of the Business — Our License with AgEYE Technologies, Inc.”

AgEYE is a related party of the Company because (i) Mr. Genty, our Chief Executive Officer and a director, is also the Chief Executive Officer and a co-founder of AgEYE, and (ii) Mr. Rowlison, our Chairman of the Board, serves on the Board of Directors of AgEYE and provides services to AgEYE. The terms of the AgEYE License were negotiated prior to the appointment of Messrs. Rowlison and Genty as Chairman and Chief Executive Officer, respectively, of the Company. Future

61

amendments to the AgEYE License will be reviewed and approved by the independent directors of the Board (or the Audit Committee after its establishment), and Messrs. Genty and Rowlison will recuse themselves from Board deliberations and decisions regarding such amendments.

Service-Provider Arrangements with Officers and Directors

Christopher Rowlison — General Service Agreement

Effective July 1, 2026, the Company entered into a General Service Agreement with Mr. Rowlison (the “Rowlison Agreement”). Under the Rowlison Agreement, Mr. Rowlison serves as Active Chairman of the Board and is responsible for Board governance, the Company’s planned national-exchange listing, capital-markets readiness, financing, investor engagement and public-company preparedness. He is entitled to a deferred management fee of $100,000, a one-time listing success bonus of $150,000 payable only upon a successful national-exchange listing and subject to available treasury cash, and Board-approved options intended to cover 2.5% of the Company’s fully diluted shares following the listing, with an initial grant upon OTCQB qualification and a true-up upon listing. If the agreement is terminated without cause or in connection with a corporate transaction, the unpaid management fee becomes immediately payable, but the listing success bonus does not accelerate.

Nicholas Genty — General Service Agreement

Effective July 1, 2026, the Company entered into a General Service Agreement with Mr. Genty (the “Genty Agreement”). Under the Genty Agreement, Mr. Genty serves as Chief Executive Officer and is responsible for corporate strategy, governance, capital-markets execution, financing, sales execution and the Company’s overall operations, reporting directly to the Board. He is entitled to a deferred management fee of $175,000, a one-time listing success bonus of $75,000 payable only upon a successful national-exchange listing and subject to available treasury cash, and Board-approved options intended to cover 2.5% of the Company’s fully diluted shares following the listing, with an initial grant upon OTCQB qualification and a true-up upon listing. If the agreement is terminated without cause or in connection with a corporate transaction, the unpaid management fee becomes immediately payable, but the listing success bonus does not accelerate.

David Edmunds — General Service Agreement

Effective April 15, 2024, the Company entered into the Edmunds Agreement with Mr. Edmunds, our Chief Financial Officer. Under the Edmunds Agreement, Mr. Edmunds receives a monthly gross fee of US$4,500. For the years ended December 31, 2025 and 2024, the aggregate amount paid or accrued by the Company to Mr. Edmunds under the Edmunds Agreement was US$54,000 and US$54,000, respectively. The Edmunds Agreement was approved by the Board prior to the appointment of Mr. Edmunds as Chief Financial Officer.

James D. Romano — Historical Arrangement Through Calderan Ventures, Ltd.

Effective March 1, 2024, the Company entered into a General Service Agreement with Calderan Ventures, Ltd., an entity controlled by James D. Romano, a director of the Company (the “Calderan Agreement”). Under the Calderan Agreement, Calderan Ventures provided strategic-advisory services to the Company in exchange for a monthly gross fee of US$7,500 and, separately, was granted options to purchase 2,000,000 shares of the Company's common stock at US$0.20 per share on March 1, 2024, expiring February 28, 2029. The Calderan Agreement also provided for a one-time signing bonus of US$50,000 payable upon successful uplisting and completion of a public offering of US$10,000,000 or greater; For the years ended December 31, 2025 and 2024, the aggregate amount paid or accrued by the Company to Calderan Ventures under the Calderan Agreement was US$90,000 and US$75,000, respectively.

Indemnification Agreements

The Company has entered into, or expects to enter into, indemnification agreements with each of its directors and executive officers, on a standard form filed as an exhibit to the registration statement of which this prospectus forms a part. The indemnification agreements provide for indemnification and advancement of expenses to the fullest extent permitted by Nevada law, supplemented by procedural protections customary for public-company directors and officers.

62

Other Equity Awards to Directors and Officers

Mr. Edmunds was granted options to purchase 400,000 shares of common stock on March 1, 2024 at an exercise price of US$0.20 per share, expiring February 28, 2027. The grant was approved by the Board prior to the establishment of the Compensation Committee.

HISTORICAL TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction in past two years, nor are there any proposed transactions in which any of the founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest:

Common Shares or Warrants Issued for Compensation or Services

Since January 1, 2024 through August 11, 2026, we have issued shares of our common stock in exchange for services to the individuals and/or entities and the amounts set forth below:

Date	Persons and/or Entities	Nature	Number of Shares Issued (1)
2/15/24	MavDB Consulting LLC	Consulting Services Rendered	1,100,000
2/15/24	Ginsberg Consulting Services LLC	Consulting Services Rendered	640,000
2/15/24	The Governance Box Inc.	Consulting Services Rendered	200,000
2/15/24	Enkrateia Holding LTD	Consulting Services Rendered	50,000
2/15/24	Pioneer Garage LTD	Consulting Services Rendered	300,000
2/15/24	Carron Schneider	Consulting Services Rendered	225,000
2/15/24	Venda Distributors Inc.	Consulting Services Rendered	1,000,000
3/14/24	Pioneer Garage LTD	Consulting Services Rendered	400,000
3/15/24	Sean Webster	Consulting Services Rendered	600,000
10/2/25	David Edmunds	Consulting Services Rendered	50,000
1/14/26	Sophie Galper-Komet	Services as a Director	10,000
1/14/26	Julia Hansen	Services as a Director	10,000

(1)	Post reverse split.

Common Shares Issued for Convertible Promissory Notes

Since January 1, 2024 through August 11, 2026, we have issued shares of our common stock in exchange for services to the individuals and/or entities and the amounts set forth below:

Date	Persons and/or Entities	Nature	Number of Shares Issued (1)
2/24/24	Thomas Yang	Conversion of Convertible Promissory Note	135,483

(1)	Adjusted for reverse split.

Other Agreements

Thomas Yang agreed to advance funds to the Company and as an inducement was to be issued 129,500 shares of common stock. These shares were issued to Mr. Yang on August 7, 2026.

63

Preferred Shares Issued for License and/or Settlement Agreements

Since January 1, 2021 through August 11, 2026, we have issued shares of our Series A Preferred stock in exchange to the individuals and/or entities and the amounts set forth below:

Date	Persons and/or Entities	Nature	Number of Shares Issued
2/9/22	Digital Cavalier Technology Services, Inc. (1)	Acquisition and License Agreement	3,000
9/9/22	Jiun Haw Chang (2)	Settlement Agreement	146
9/9/22	John Yoo Lee (2)	Settlement Agreement	9
9/9/22	S. Mark Spoone (3)	Settlement Agreement	285

 ____________

(1)	Mr. Galbraith, former CEO and director, is also an officer, director and control person of Digital Cavalier Technology Services, Inc. Digital Cavalier Technology Services, Inc. is the holder of 2,500,000 shares of YouneeqAI Technical Services, Inc. Mr. Galbraith is a beneficial owner. Digital Cavalier Technology Services, Inc. converted 2,000 shares of Series A Preferred stock into 2,000,000 shares of common stock. In 2025, DCTS transferred 500 Series A Preferred shares to Calderan Ventures Ltd. On March 10, 2026, Digital Cavalier Technology Services, Inc. converted the remaining 500 shares (post split) of Series A Preferred stock to 500,000 common shares of stock
(2)	Former directors of YouneeqAI Technical Services, Inc.
(3)	Former Secretary and Director of YouneeqAI Technical Services, Inc. He was removed on October 17, 2023. Mr. Spoone converted all 285 shares of Series A Preferred stock into 2,850,000 shares of common stock currently held (in addition to 691,798 already held).

Common Shares issued per License Agreement

On January 14, 2026, the Company entered into a Software License Agreement with AgEYE Technologies, Inc. (“AgEYE”). AgEYE granted YouneeqAI the right to use the Licensed Software solely for the purpose of integrating, deploying, marketing, and commercializing products and services developed and offered by YouneeqAI that incorporate the Licensed Software. The field of use includes AI-enabled analytics, automation, and software solutions for the agriculture industry, including controlled-environment agriculture, indoor farming, greenhouse operations, crop production optimization, and related agricultural applications.

The license is described above on page 40. 2,500,000 common shares were agreed to be issued and were issued on June 30, 2026.

DESCRIPTION OF CAPITAL STOCK

The securities being registered and/or offered by this Prospectus are common shares.

Common Stock

The Company is presently authorized to issue two hundred million (200,000,000) shares of its $0.001 par value common shares. A total of 14,085,828 common shares are issued and outstanding as of August 11, 2026. At December 31, 2025 and 2024, there were a total of 10,565,828 and 10,511,393 shares of common stock issued and outstanding, respectively, adjusted for the 1:10 reverse split on May 15, 2025. In addition, 155 Series A Preferred shares that may convert to 155,000 common shares for a total diluted share capital of 14,370,328.

All shares, when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special Stockholders' meetings may be called by the Officers or Directors, or upon the request of holders of at least one-fifth (1/5th) of the outstanding shares. Holders of shares are entitled to one vote at any Stockholders' meeting for each share they own as of the record date set by the Board of Directors. There is no quorum requirement for Stockholders’ meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Stockholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to the Company's Articles of Incorporation and its By-Laws as well as to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of shares. It should be noted that the Board of Directors without notice to the Stockholders may amend the By-Laws. The shares of the Company do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of Directors may elect all the

64

Directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of Directors may not be able to elect any Director.

Preferred Stock

The Company is presently authorized to issue Ten Million (10,000,000) shares of its $0.001 par value Preferred Stock. A total of 3,440 shares are designated Series A Preferred shares and, as of August 11, 2026, 155 are issued and outstanding.

Series A Preferred Stock

The Certificate of Incorporation of the Company authorizes the issuance of up to ten million (10,000,000) shares of Preferred Stock, $0.001 par value per share (herein, “Preferred Stock” or “Preferred Shares”), and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of the Preferred Shares in one (1) or more Class or classes and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each Class to be issued. The Board authorized Three Thousand Four Hundred Forty (3,440) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Company to be designated Series A Preferred Convertible Stock, $0.001 par value per share (herein, “Series A Preferred” or “Series A Preferred Convertible Stock”), and shall possess the rights and preferences set forth below:

The total number of shares of Series A Preferred Stock the Corporation shall have the authority to issue is 3,440, with a stated par value of $0.001 per share. The designations, powers, preferences, rights and restrictions granted or imposed upon the Series A Preferred Stock and holders thereof are as follows:

i) Liquidation Preference.

(1) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount equal to the stated par value less the aggregate amount of all prior distributions to its Preferred Shareholders made to holders of all classes of Preferred Shares, plus any accrued previously declared but unpaid dividends (the amount so determined being hereinafter referred to as the “Liquidation Preference”). No distribution shall be made to the holders of the Common Shares upon liquidation, dissolution, or winding up until after the full amount of the Liquidation Preference has been distributed or provided to the holders of the Preferred Shares.

(2) If, upon such liquidation, dissolution or winding up the assets thus distributed among the Preferred Shareholders shall be insufficient to permit payment to such shareholders of the full amount of the Liquidation Preference, the entire assets of the Corporation shall be distributed ratably among the holders of all classes of Preferred Shares.

(3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, when the Corporation has completed distribution of the full Liquidating Preference to the holders of the Series A Preferred Stock, the Series A Preferred Stock shall be considered to have been redeemed, and thereafter, the remaining assets of the Corporation shall be paid in equal amounts on all outstanding shares of Common Stock.

(4) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up within the meaning of this subsection.

ii) Conversion Rights.

(1) Right to Convert. Subject to subparagraphs (3)-(5) below, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into 1,000 shares of fully paid and non-assessable Common Stock (the “Conversion Rate”).

(2) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to

65

the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

(3) Split, Subdivision and Distribution Adjustments. In the event the Corporation should at any time or from time to time after the Distribution Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Rate of the Series A Preferred Stock shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(4) Combination Adjustments. If the number of shares of Common Stock outstanding at any time after the Distribution Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Rate for the Series A Preferred Stock shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(5) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection (ii) with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this subsection (including adjustment of the Conversion Rate then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock ) shall be applicable after that event.

(6) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

(7) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Articles of Incorporation.

66

iii) Voting Rights.

(1) Voting. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series A Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series A Preferred Stock owned by such holder times 1,000. The Company shall not, without the affirmative vote or written consent of the holders of at least a majority of the outstanding Series A Preferred Stock (i) authorize or create any additional class or series of stock ranking prior to or on a parity with the Series A Preferred Stock as to the dividends or the distribution of assets upon liquidation, or (ii) change any of the rights, privileges or preferences of the Series A Preferred Stock.

(2) Class Vote. Except as otherwise required by law or by this section holders of the Corporation's Common Stock and Series A Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Securities Authorized for Issuance Under Equity Compensation Plans

On March 1, 2024, the Board of Directors of YouneeqAI Technical Services, Inc. adopted the 2024 Equity Incentive Plan (“the 2024 Equity Plan.”) There are 10,000,000 shares of our common stock reserved under the 2024 Equity Plan. Simultaneously, we issued stock option agreements to Mr. Galbraith and Calderan Ventures, Ltd. (of which James D. Romano, a director of the Company, is an officer) for 2,000,000 shares each. The options are fully vested upon issuance and have an exercise price of $0.20 per share and an expiration date of February 28, 2029.

In addition, on March 1, 2024, we issued a stock option agreement to a consultant, David Edmunds, for 400,000 shares of common stock. The option is fully vested upon issuance and has an exercise price of $0.20 per share and an expiration date of February 28, 2027.

Transfer Agent

The transfer agent and registrar for our common stock is Pacific Stock Transfer. The transfer agent’s address is 6725 Via Austi Pkwy #300, Las Vegas, NV 89119, and its telephone number is (702) 361-3033.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

67

LEGAL MATTERS

The validity of the securities covered by the registration statement of which this prospectus is a part has been passed upon for us by Michael A. Littman, Attorney at Law.

INCORPORATION BY REFERENCE

We “incorporate by reference” information from other documents that we file with the SEC into this prospectus, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus except for any information that is superseded by information included directly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. Any statement contained in this prospectus or any prospectus supplement or a document incorporated by reference in this prospectus or in any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

We are incorporating by reference into this prospectus any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective date of the registration statement and prior to the termination of the offering.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

YouneeqAI Technical Services, Inc. 3401 Atlantic Ave., Suite 100, Raleigh, North Carolina 27604/ Phone (919) 434-9277.

EXPERTS

The financial statements for the Company as of December 31, 2025 and 2024 and for the years then ended included in this prospectus have been audited by RBSM, LLP an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement will be passed upon by Michael A. Littman, Attorney at Law.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our Company on our website, located at www.youneeqai.com.

68

YOUNEEQAI TECHNICAL SERVICES, INC.

CONDENSED FINANCIAL STATEMENTS AND NOTES

The following is a complete list of the financial statements attached hereto:

(a) Unaudited Condensed Financial Statements for the three months ended March 31, 2026 and March 31, 2025.

(b) Audited Financial Statements for the years ended December 31, 2025 and December 31, 2024.

69

YOUNEEQAI TECHNICAL SERVICES, INC.

UNAUDITED CONDENSED FINANCIAL STATEMENTS AND NOTES

Unaudited Condensed Financial Statements for the three months ended March 31, 2026 and 2025

F-1

YOUNEEQAI TECHNICAL SERVICES, INC.
CONDENSED BALANCE SHEETS
As of MARCH 31, 2026, and DECEMBER 31, 2025

	March 31,	December 31,
	2026	2025
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and Cash Equivalents	$30,716	$3,296

Total Assets	30,716	3,296

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts Payable and Accrued Expenses	716,432	764,392
Advances Payable, Related Party	333,543	206,043
Obligation to Issue Common Shares	323,750	323,750
License Royalty Liability	1,498,714	1,498,714
Convertible Note Payable, Net of Discount	113,191	49,532
Derivative Liability	40,512	72,568
Note Payable, Current	209,556	209,056
Total Current Liabilities	3,235,698	3,124,055

Total Liabilities	3,235,698	3,124,055

Commitments and Contingencies

Stockholders’ Deficit
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 155 and 1,155 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively	—	1
Common Stock, $0.001 par value, 200,000,000 shares authorized, 11,585,828 and 10,565,828 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively	11,586	10,566
Additional Paid-In Capital	40,366,796	40,357,415
Accumulated Deficit	(43,583,364)	(43,488,741)
Total Stockholders' Deficit	(3,204,982)	(3,120,759)

Total Liabilities and Stockholders' Deficit	$30,716	$3,296

The accompanying notes are an integral part of these Unaudited Condensed Financial Statements.
F-2

YOUNEEQAI TECHNICAL SERVICES, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
	For the Three Months Ended March 31,
	2026	2025

OPERATING EXPENSES
General and Administrative	$2,970	$9,821
Professional Fees	233	42,255
Compensation, Related Parties	51,817	56,000
Total Expenses	55,020	108,076

LOSS BEFORE OTHER INCOME (EXPENSE)	(55,020)	(108,076)
OTHER INCOME (EXPENSE)
Change in Fair value of Derivative Liability	32,056	—
Amortization of Debt Discount	(61,604)	—
Interest (Expense)	(10,055)	(26,148)
Total Other (Expense) Income	(39,603)	(26,148)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(94,623)	(134,224)

Provision for Income Taxes	—	—
NET LOSS	$(94,623)	$(134,224)
LOSS PER SHARE:
Basic Loss per Share	$(0.01)	$(0.01)
Diluted Loss per Share	$(0.01)	$(0.01)
Basic Weighted Average Shares Outstanding Adjusted for the 10:1 consolidation of common shares on May 15, 2025	10,860,717	10,511,394
Diluted Weighted Average Shares Outstanding Adjusted for the 10:1 consolidation of common shares on May 15, 2025	10,860,717	10,511,394

The accompanying notes are an integral part of these Unaudited Condensed Financial Statements.

F-3

YOUNEEQAI TECHNICAL SERVICES, INC.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
UNAUDITED

FOR THE THREE MONTHS ENDED MARCH 31, 2025
	Series A Preferred Stock		Common Stock
	No of Shares	Amount $	No of Shares	Amount $	Additional Paid In Capital $	Accumulated Deficit $	Total Stockholders’ Deficit $
Ending Balance, December 31, 2024	1,155	1	10,511,393	10,511	40,177,640	(42,790,097)	(2,601,945)
Net (Loss)	—	—	—	—	—	(134,224)	(134,224)
Ending Balance, March 31, 2025	1,155	1	10,511,393	10,511	40,177,640	(42,924,321)	(2,736,169)

FOR THE THREE MONTHS ENDED MARCH 31, 2026
	Series A Preferred Stock		Common Stock
	No of Shares	Amount $	No of Shares	Amount $	Additional Paid In Capital $	Accumulated Deficit $	Total Stockholders’ Deficit $
Ending Balance, December 31, 2025	1,155	1	10,565,828	10,566	40,357,415	(43,488,741)	(3,120,759)
Common Stock Issued for Services	—	—	20,000	20	10,380	—	10,400
Conversion of Preferred Stock	(1,000)	(1)	1,000,000	1,000	(999)	—	—
Net (Loss)	—	—	—	—	—	(94,623)	(94,623)
Ending Balance, March 31, 2026	155	—	11,585,828	11,586	40,366,796	(43,583,364)	(3,204,982)

The accompanying notes are an integral part of these Unaudited Condensed Financial Statements.

F-4

YOUNEEQAI TECHNICAL SERVICES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three Months Ended March 31,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(94,623)	$(134,224)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Stock Compensation	10,400	—
Amortization of Debt Discount	61,604	—
Change In Fair Value of Derivative Liability	(32,056)	—
Non-Cash Items in Interest Expense	10,055	26,148

Changes in Operating Assets & Liabilities:
Accounts Payable and Accrued Expenses	(27,960)	101,991
Net Cash Used In Operating Activities	(72,580)	(6,085)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Related Party	100,000	2,000
Net Cash Provided by Financing Activities	100,000	2,000

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,420	(4,085)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,296	5,304
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$30,716	$1,219

SUPPLEMENTAL CASH FLOW DISCLOSURES
Non Cash Investing Activities
Cash Paid for Interest	$—	$—
Cash Paid for Taxes	$—	$—
Non Cash Financing Activities
Common Stock Issued for Preferred Stock Conversion	$1	$—
Common Stock Issued for Services	$10,400	$—

The accompanying notes are an integral part of these Unaudited Condensed Financial Statements.

F-5

YOUNEEQAI TECHNICAL SERVICES, INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2026, AND 2025

UNAUDITED

NOTE 1 – OPERATIONS

Organization and Description of Business

The Company was incorporated in Nevada on November 28, 2007. Over time, the Company changed its name and business focus through several strategic transitions. In October 2022, the Company filed an amendment to change its name to YouneeqAI Technical Services, Inc., which was approved by FINRA on March 30, 2023. The Company is currently focused on AI-related technology services.

Name Change

In October 2022, the Company filed an amendment to its Articles of Incorporation to change its name to YouneeqAI Technical Services, Inc. (“YouneeqAI” or the “Company”), the action was approved by the OTC Market/FINRA on March 30, 2023.

Reverse Stock Split

On May 15, 2025, the Company effected a consolidation of its Common Shares in the ratio of 1 new share for every 10 old shares. The Company issued 4,433 new shares for rounding.

Convertible Promissory Note

On October 2, 2025, the Company issued a convertible promissory note in the amount of $132,300 to an unrelated third party and received proceeds of $112,445 net of Original Issuer Discount of $19,845. The note bears interest at 6.3% per annum and matures on April 20, 2026. If a Registration Statement for the underlying shares is filed on Form S-1 and is effective, the principal and any accrued and unpaid interest shall be convertible at the option of the holder into Common Stock of the Company at any time, beginning six months after the Original Issue Date, and until this Note is no longer outstanding. The conversion price shall be 85% of the average of the three lowest Volume-Weighted Average Prices of the Common Stock for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Conversion Date.

Resignations and Appointments of Directors

On January 14, 2026, Mr. M Galbraith and Mmes. S Galper and J Hansen resigned as Directors of the Company, and Messrs. P Field, N Genty and C Rowlison were appointed Directors of the Company.

NOTE 2 - GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The financial statements are prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $43,583,364 on March 31, 2026, and recognized net losses of $94,623 and $134,224 for the three months ended March 31, 2026, and 2025, respectively.

Liquidity

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis.

During the three months ended March 31, 2026, the Company received an advance from a related party in the amount of $100,000. The Company used $55,336 to support continuing operations. Changes in working capital accounts consumed $17,244.

As of March 31, 2026, the Company had a cash balance of $30,716 and had a working capital deficiency in the amount of $3,204,982.

F-6

As of the date of this report, the Company’s existing cash resources and existing borrowing availability are not sufficient to support planned operations for the next 12 months and the Company will need to obtain additional funding from investors and lenders to continue operations. Management believes that the Company will be able to secure additional funding sufficient to continue operating activities for at least one year past the issuance date of the financial statements.

The ability of the Company to continue as a going concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is seeking sources of additional financing to ensure continuation of the Company’s operations and to fully execute the next phase of the Company’s growth initiatives. For the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. Any capital raised will be through either private placement or convertible debt and will result in the issuance of common shares from the Company’s authorized capital. The Company believes it can satisfy the minimum cash requirements for the one year from the date the financials were issued with either equity financing, convertible debt or, if necessary, loans from shareholders.

There can be no assurance that the Company will be able to continue to raise funds, in which case the Company may be unable to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in these financial statements. The Company has experienced recurring losses that raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements of the Company are unaudited and have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of Estimates

The preparation of the financial statements to be in conformity with U.S. GAAP which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Actual results could differ from those estimates.

Management is also responsible for disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606 – Revenue from Contracts with Customers (“ASC 606”) to depict the transfer of control to the company’s customers in an amount reflecting the consideration to which the company expects to be entitled. The Company determines revenue recognition through the following steps:

i.	Identification of the contract, or contracts, with a customer
ii.	Identification of the performance obligations in the contract
iii.	Determination of the transaction price
iv.	Allocation of the transaction price to the performance obligations in the contract
v.	Recognition of revenue, when, or as, the company satisfies the performance obligations.

The Company applies ASC 606, Revenue from Contracts with Customers, to contracts that meet the criteria for recognition under that guidance. Revenue is recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to receive.

During 2023, the Company entered into an Exclusive Rights Agreement with RC365 Holdings PLC (“RC365”) pursuant to which the Company granted RC365 certain rights to sell, distribute, and market the Company’s intellectual property in the United Kingdom. Consideration under the arrangement included 6,000,000 RC365 shares, to be delivered in tranches, and a 1% royalty on gross revenue generated by RC365 from use of the platform.

Concurrently, the Company entered into a Share Purchase Agreement with FNB Enterprises Ltd. (“FNB”) to sell the RC365 shares to FNB. Due to the uncertainty surrounding collection under the related arrangements, management concluded that

F-7

collectability was not probable and, accordingly, the arrangement did not meet the criteria for revenue recognition under ASC 606 during the years ended December 31, 2025, and 2024. Therefore, the Company recognized no revenue related to the RC365/FNB arrangement during 2025 or 2024.

During 2024, the Company received cash payments totaling $117,708 from FNB related to amounts previously expected under the share sale arrangement. Consistent with the Company’s accounting conclusion for the arrangement, these receipts were not recognized as revenue and were recorded as other income in the statement of operations.

Any future royalties earned under the RC365 arrangement, if and when the related recognition criteria are met, will be recognized in accordance with ASC 606’s guidance for sales- or usage-based royalties on licenses of intellectual property.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have cash equivalents as of March 31, 2026 and December 31, 2025.

Concentration of Credit Risk

As of March 31, 2026, and 2025, the Company held cash in bank of $30,716 and $3,296, respectively

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At March 31, 2026, the Company had not experienced losses on its bank accounts and management believes the Company is not exposed to significant risks on these accounts.

Fair Value of Financial Instruments and Derivative Financial Instruments

The Company’s financial instruments include cash and cash equivalents and notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments approximate fair value on March 31, 2026, and 2025.

The Company’s financial assets and liabilities carried at fair value have been classified based upon a hierarchy defined by GAAP. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level of input that is significant to its measurement. For example, a financial asset or liability carried at fair value would be classified in Level 3 if unobservable inputs were significant to the instrument’s fair value, even though the measurement may be derived using inputs that are both observable (Levels 1 and 2) and unobservable (Level 3).

The Company estimates fair values using prices from third parties or internal pricing methods. Fair value estimates received from third-party pricing services are based on reported trade activity and quoted market prices when available, and other market information that a market participant would use to estimate fair value.

On October 2, 2025, the Company issued a convertible promissory note in favor of an unrelated third party. In accordance with ASC 470-20, Debt with Conversion and Other Options, at issuance, the Company measured the embedded derivative liability at its fair value of $91,803. As of March 31, 2026, the fair value of the derivative liability was $40,512. The decrease in fair value from issuance through March 31, 2026 resulted in a gain in the change in fair value of derivative liability, which was recognized in the Company’s statements of operations through March 31, 2026, in accordance with ASC 815-10.

The Company uses the fair value hierarchy to measure the fair value of its financial instruments. The Company revalues its financial instruments at every reporting period. The Company recognizes gains or losses on the change in fair value of the derivative liabilities as “change in fair value of derivative liability” in the statements of operations. The valuation of the investments available for sale was based on the Black-Scholes valuation model using market rate assumptions.

F-8

The following table provides the financial assets and liabilities measured on a recurring basis and reported at fair value on the balance sheets as of March 31, 2026, and December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	March 31, 2026	December 31, 2025
Derivative Liabilities	$40,512	$72,568

The following table presents the changes in fair value of the derivative liability:

Derivative Liability
Initial value of derivative conversion feature	$91,803
Change in fair value – Year ended December 31, 2025	(19,235)
Fair value as of December 31, 2025	72,568
Change in fair value – Three months ended March 31, 2026	(32,056)
Fair value as of March 31, 2026	$40,512

The key inputs into the Black Scholes valuation model for the Level 3 valuations as of March 31, 2026 and December 31, 2025 are as follows:

	March 31,2026	December 31, 2025
Term (years)	0.05	0.30
Stock price	$0.30	$0.52
Exercise price	$0.26	$0.44
Dividend yield	0%	0%
Expected volatility	194%	158%
Risk free interest rate	3.60%	3.48%
Number of shares to be issued on Conversion	533,164	303,971

Advertising Costs

Advertising and promotion costs are expensed as incurred. The Company did not incur advertising and promotion expenses during the three months ended March 31, 2026 and 2025, respectively.

Income Taxes

In accordance with FASB ASC Topic 740, Income Taxes (“ASC 740”), the Company recognizes deferred tax assets and liabilities for the expected future tax consequences or events that have been included in our financial statements and/or tax returns. Deferred tax assets and liabilities are based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company provides reserves for potential payments of tax to various tax authorities related to uncertain tax positions when management determines that it is more likely than not that a loss will be incurred related to these matters and the amount of the loss is reasonably determinable. No tax liability was recorded as of December 31, 2025 and 2024, respectively.

Earnings Per Share

Earnings per share is calculated in accordance with FASB ASC 260-10, “Earnings per Share”. Basic earnings per common share ("EPS") are computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all potentially dilutive common shares were issued, unless doing so is anti-dilutive.

At March 31, 2026, the following securities which were convertible into Common stock, but have not been included the calculation of weighted average number of common shares outstanding as their inclusion would been anti-dilutive:

F-9

i.	155 Series A Convertible Preferred Shares convertible into 155,000 shares of Common Stock*
ii.	500,000 Share Options exercisable into 500,000 shares of Common Stock*
iii.	129,500 shares of Common Stock to be issued in connection with a fully-converted Convertible Note Payable*
iv.	533,164 shares of Common Stock to be issued on conversion of a Convertible Promissory Note
v.	2,500,000 shares of Common Stock to be issued in connection with a royalty license agreement

*Adjusted for the 10:1 consolidation of Common Shares on May 15, 2025

Dividends

The Company did not adopt any policy regarding payment of dividends. No dividends were paid during the three months ended March 31, 2026, and 2025.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), which requires all share-based payments be recognized in the financial statements based on their fair values. In accordance with ASC 718, the Company has elected to apply ASC 718 to both employee and non-employee share-based payments and use the Black-Scholes option pricing model to determine the fair value of options granted. The Company recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

NOTE 4 - RECENTLY ISSUED ACCOUNTING STANDARDS

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB") and are adopted by us as of the specified effective date. We believe that the impact of recently adopted and recently issued accounting pronouncements will not have a material impact on our balance sheets, results of operations and cash flows.

In July 2023, the FASB issued ASU 2023-03, “Presentation of Financial Statement (Topic 205), Income Statement - Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation - Stock Compensation (Topic 718)”, to amend various SEC paragraphs in the Accounting Standards Codification to reflect the issuance of SEC Staff Accounting Bulletin No. 120, among other things. The Company adopted this conforming guidance upon issuance, and the adoption had no material impact on its financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of the adoption of ASU 2023-09 on its financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment's profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted the provisions of this ASU in 2024 and applied the provisions retrospectively to each period presented in the financial statements. Adoption of the new standard did not have a material impact on our financial statements.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 during 2024. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Any new accounting standards, not disclosed above, that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

F-10

NOTE 5 – LICENSE AGREEMENT

Digital Cavalier License Agreement

On February 9, 2022, the Company entered into a License Agreement with Digital Cavalier Technology Services Inc. (DCTS), allowing the Company to license, market and sell DCTS’s software as a service (SaaS) AI personalization engine and services for e-commerce, content marketing, digital publishing, and other related industries.

In consideration of the license, the Company agreed to pay a total of $1,960,000 in monthly installments of $40,000 for 25 months and a license fee of 5% of monthly gross revenues arising from the sale or marketing of the product. In addition, the License Agreement required the issuance of 3,000 shares of Series A Preferred Stock valued at $600,000. As a result of the issuance of the Preferred Stock, DCTS became the majority shareholder of the Company.

The License Agreement has a term of 25 months and automatically renews for 24-month periods if the License Agreement is in good standing.

The Company recorded an intangible asset and a corresponding liability of $1,960,000 for the License. On December 31, 2022, the Company performed an impairment review of the License and determined that due to the absence of revenue generated, an impairment was necessary. After performance of a discounted cash flow, the license was impaired to $Nil. The Company recognized an impairment loss in the amount of $1,960,000 during the year ended December 31, 2022.

In February 2023, the License was extended for a further 24 months, contingent upon the Company filing an effective Form S-1 Registration Statement registering the shares held by DCTS, and providing that the license shall be cancellable in the event of the Company’s failure to commercialize the DCTS technology.

On March 31, 2026, the Company owed DCTS the amount of $1,498,714. The Company has not been able to make the full monthly payments of $40,000 per month, owing to a lack of funds. Notwithstanding the failure of the Company to make the monthly payments, the Company continues to have unrestricted access to the License.

AgEye Technologies Inc Software Royalty License Agreement

On January 14, 2026, the Company entered into a Software License Agreement with AgEye Technologies Inc. (AgEye) for the commercialization, distribution, sublicensing, or other monetization of AgEye’s proprietary automated indoor farming systems and related software. The Company agreed to issue 2,500,000 common shares to AgEye as an advance royalty payment for six months commencing on the date of the agreement. Commencing six months after the effective date, the Company shall pay to AgEye 1% of net sales resulting from the company’s commercialization, distribution, sublicensing, or other monetization of the Licensed Software.

NOTE 6 – CONVERTIBLE PROMISSORY NOTE PAYABLE

On October 2, 2025, the Company issued a convertible promissory note in the amount of $132,300 to an unrelated third party and received proceeds of $112,445 net of Original Issuer Discount (OID) of $19,845. The note bears interest at 6.3% per annum and matures on April 20, 2026. If a Registration Statement for the underlying shares is filed on Form S-1 and is effective, the principal and any accrued and unpaid interest shall be convertible at the option of the holder into Common Stock of the Company at any time, beginning six months after the Original Issue Date, and until this Note is no longer outstanding. The conversion price shall be 85% of the average of the three lowest Volume-Weighted Average Prices of the Common Stock for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Conversion Date.

In accordance with ASC 815-10, the embedded derivative was initially measured at fair value on the issuance date and is subsequently remeasured at fair value at each reporting date, with changes in fair value recognized in earnings. The derivative liability is classified as a Level 3 fair value measurement under ASC 820, Fair Value Measurement, as its valuation relies on significant unobservable inputs, including the Company’s stock price, expected volatility, expected term, and risk-free interest rate. Significant changes in any of these assumptions could result in a materially different fair value measurement.

At issuance, the Company measured the embedded derivative liability at its fair value of $91,803. The fair value of the derivative was recorded as a liability with a corresponding debt discount to the carrying value of the Note. The combined discount associated with the OID and the derivative liability is amortized to Amortization of Debt Discount over the term of the Note using the effective interest method in accordance with ASC 835-30, Interest—Imputation of Interest and ASC 470-20, Debt with Conversion and Other Options.

F-11

The derivative liability was valued using the Black-Scholes option pricing model with the following assumptions: stock price of $0.52, conversion price of $0.442, expected life of 0.55 years, expected volatility of 204%, and a risk-free interest rate of 3.62%.

As of March 31, 2026, the fair value of the derivative liability was $40,512. The decrease in fair value from the date of issuance to March 31, 2026, resulted in a gain in the change in fair value of derivative liability, which was recognized in the Company’s statement of operations for the three months ended March 31, 2026, in accordance with ASC 815-15.

NOTE 7 – NOTE PAYABLE – PAYCHECK PROTECTION PROGRAM LOAN

On April 24, 2020, the Company obtained a small business loan under the Paycheck Protection Program (the “Loan”) of the Cares Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) in amount the amount of $199,920.

The Loan carries an interest rate of 1% per annum. Interest and Principal payments are deferred for a period of 6 months. Should the Loan not be forgiven, payment of principal and interest would be due on April 24, 2022, unless the lender and the Company agree to extend the term to 5 years. As of the date of this report, the loan has not been extended, and currently the Company is in default of the loan.

Provided that the Company has used at least 60% of the loan proceeds for payroll expenses over an 8-week period, the Loan will be converted to a “grant” and under Section 1106 (i) of the CARES Act, the amount forgiven will be excluded from gross revenues for tax purposes. The Company is preparing the application for forgiveness. As of the date of this report, the lender has not demanded repayment of the loan.

NOTE 8 - STOCKHOLDERS’ DEFICIT

Series A Preferred Shares

On December 31, 2025, the Company had 1,155 shares of Series A Preferred Shares issued and outstanding. The Series A Preferred Shares are convertible into shares of the Company’s common stock at a rate of 1 Series A Preferred Shares into 1,000 shares of Common Stock. One Series A Preferred Share has voting rights equal to 1,000 shares of Common Stock.

On March 10, 2026, 1,000 Series A Preferred Shares were converted into 1,000,000 shares of Common Stock.

Common Stock

On March 31, 2026, the Company had 11,585,828 shares of Common Stock issued and outstanding.

On May 15, 2025, the Company effected a consolidation of its Common Shares in the ratio of 1 new share for every 10 old shares. The Company issued 4,433 new shares for rounding. The number and price per share of all issuances prior to May 15, 2025 have been adjusted to reflect the consolidation of the Common Stock.

Common Stock issued for Services

On October 28, 2025, the Company issued 50,000 Common Shares to a consultant in compensation for services rendered. The Company recorded compensation expense in the amount of $30,000.

On January 13, 2026, the Company issued 20,000 shares of Common Stock to two Directors in compensation for services rendered. The Company recorded compensation expense in the amount of $10,400.

Conversion of Preferred Stock

On March 10, 2026, 1,000 series A Preferred Shares were converted into 1,000,000 shares of Common Stock.

Stock Option Incentive Plan

The Company maintains the 2024 Stock Option Plan (the “Plan”), under which employees, officers, and directors may be granted options to purchase common stock. Options generally vest on issuance and expire three to five years after the grant date.

During the three months ending March 31, 2026, the Company had the following stock option activity:

F-12

	Number of Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Term (Years)	Aggregate Intrinsic Value ($’000)
Outstanding at January 1, 2026	500,000	$2.06	2.79	$1,030,000
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited or expired	—	—	—	—
Outstanding at March 31,2026	500,000	$2.06	2.54	$1,030,000
Exercisable at March 31,2026	500,000	$2.06	2.54	$1,030,000

During the three months ending March 31, 2026, and 2025, respectively, the Company did not record any Stock Option Expense.

NOTE 9 - EQUITY INCENTIVE PLAN

On March 1, 2024, the Company’s Board of Directors approved the 2024 Equity Incentive Plan (“2024 Equity Incentive Plan” or the “Plan”). The 2024 Equity Incentive Plan reserves a maximum of 10,000,000 shares of the Company’s common stock to be issued under the Plan. The 2024 Equity Incentive Plan provides for the grant of options to officers, directors, employees, and consultants. The Board of Directors is authorized to set the terms of options to be granted as to the number of shares, vesting terms, and expiration dates. The exercise price of options granted under the Plan shall be equal to the fair market value of the common stock on the grant date.

NOTE 10 - RELATED PARTY TRANSACTIONS

Digital Cavalier Technology Services Inc. License Agreement

On February 9, 2022, the Company entered into a License Agreement with Digital Cavalier Services Technology Inc. that allows for the Company to license, market and sell the technology of Digital Cavalier Services Technology Inc. The Company agreed to issue stock to DCTS, whereby DCTS became a related party as more fully described in Note 5 above.

AgEye Technologies Inc. Software License Royalty Agreement

On January 14, 2026, the Company entered into a software license and royalty agreement with AgEye Technologies Inc. The agreement provides for a license to certain software, an initial six-month exclusivity/advance royalty period, support and maintenance services, and the issuance of 2,500,000 shares of the Company’s common stock as an advance royalty payment.

As of March 31, 2026, the Company had not issued the 2,500,000 shares, had not received access to or use of the AgEYE software/platform, and had not received related services or other current economic benefit under the agreement. Accordingly, the Company did not recognize an asset, expense, liability, or equity issuance related to the agreement as of March 31, 2026. Any previously recorded entries related to the agreement were reversed.

The Company will reassess the accounting for the agreement in future periods when shares are issued, software access or services are provided, and the Company obtains enforceable rights with present or future economic benefits.

Advance from Related Party

During the three months ending March 31, 2026, a related party advanced $100,000 to the Company.

Transactions with Related Parties in the ordinary course of business

The Company engages in transactions with related parties in the ordinary course of business, including financing arrangements, consulting services, and equity transactions involving entities and individuals affiliated with the Company’s management.

The Company maintained accounts payable and other obligations to related parties, including entities affiliated with a Director, the Chief Financial Officer and other related parties, arising from consulting services and other arrangements. Such balances were outstanding during the period and are included within accounts payable and accrued expenses in the accompanying financial statements. As of March 31, 2026, accounts payable and other obligations due to related parties totaled $485,773.

F-13

NOTE 11 – CONTINGENT LIABILITIES

Litigation

In the ordinary course of its business, the Company may be involved in various legal proceedings involving a variety of matters, the outcomes of which are inherently unpredictable and subject to significant uncertainties. The Company is not aware of any pending legal proceedings that could have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows. The Company expenses legal fees in the periods in which they are incurred.

Commitments and Contingencies

In March 2026, the Company received correspondence from the British Columbia Securities Commission (the "BCSC") indicating that the Company is considered an OTC reporting issuer in British Columbia under Multilateral Instrument 51-105, Issuers Quoted in the U.S. Over-the-Counter Markets, and is therefore required to comply with applicable Canadian continuous disclosure filing requirements, including the filing of certain annual and interim financial statements, management's discussion and analysis, annual information forms, insider reports, and personal information forms for certain directors, officers, and insiders.

The Company has engaged Canadian legal counsel and is working with the BCSC to address the matter. In May 2026, the Company and certain officers and directors executed undertakings agreeing, among other things, not to trade or purchase securities of the Company in or from British Columbia, and not to authorize or permit a distribution of the Company's securities in British Columbia, until the Company's Form S-1 or Form S-1/A is declared effective by the SEC and the BCSC confirms that the Company has made the required filings to its satisfaction.

The BCSC has deferred enforcement action to allow the Company time to complete its filing process. As of the date of these financial statements, no cease trade order has been issued, and management is not aware of any other enforcement action pending or contemplated by the BCSC. However, if the Company fails to satisfy its outstanding filing obligations by the applicable deadline, the BCSC could issue a cease trade order prohibiting trading in the Company's securities in British Columbia. Management believes the likelihood of a material loss from this matter is reasonably possible but not probable, and an estimate of any potential loss cannot be made at this time.

NOTE 12 – SEGMENT INFORMATION

The Company operates as one operating segment and one reportable segment focused on the development and commercialization of its technology. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer. The CODM reviews financial information on a consolidated basis, including net loss and operating expenses, to assess performance and make resource allocation decisions.

The CODM evaluates segment performance primarily based on net loss. The Company had no revenues during the three months ended March 31, 2026.

Segment Information	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Significant segment expenses:
General and administrative expenses	$2,970	$9,821
Professional fees	$233	$42,255
Compensation - related parties	$51,817	$56,000
Amortization of debt discount	$61,604	—
Interest expense	$10,055	$26,148
Other segment items:
Change in fair value of derivative liability	$(32,056)	—
Segment net loss	$(94,623)	$(134,224

Other segment items consist of the change in fair value of the derivative liability, which represents a non-cash gain included in net loss.

Because the Company operates as a single reportable segment, segment revenues and segment net loss reconcile directly to the amounts presented in the condensed statements of operations.

The Company had no revenue from external customers during the period. The Company had no long-lived assets as of March 31, 2026. The Company’s operations are located in the United States. The Company had no major customers during the period.

F-14

NOTE 13 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations through the date of these unaudited condensed financial statements were available to be issued, August 10, 2026, and has determined that there were no significant subsequent events or transactions that are required to be disclosed in the financial statements for the three months ended March 31, 2026, other than as follows.

On April 20, 2026, the Convertible Promissory Note issued to an unrelated third party on October 2, 2025, matured. The Note has not been converted or repaid, and accordingly, the Company is currently in default of the Note.

On May 18, 2026, a related party settled certain amounts owing to a creditor. The Company recorded an advance from the related party in the amount of $55,425.

On May 21, 2026, in connection with the regulatory matter described in Note 11, the Company, together with its Chief Executive Officer, Chief Financial Officer, and certain directors, executed undertakings with the British Columbia Securities Commission (the "BCSC"). Under the terms of the undertakings, the Company and these individuals agreed not to trade or purchase securities of the Company in or from British Columbia, and not to authorize, permit, or acquiesce in any distribution of the Company's securities in British Columbia, until both (i) the Company's Form S-1 or Form S-1/A is declared effective by the SEC, and (ii) the BCSC confirms in writing that the Company has made the required filings under Multilateral Instrument 51-105 to its satisfaction. The BCSC has deferred enforcement action to allow the Company time to complete its filing process. As of the date of these financial statements, no cease trade order has been issued by the BCSC.

On June 23, 2026, a related party advanced $55,000 to the Company. The advance is interest-free and has no fixed terms for repayment.

On June 30, 2026 the Company issued 2,500,000 shares of Common Stock to AgEye Technologies Inc. (AgEye), pursuant to the software license and royalty agreement entered into between the Company and AgEye on January 14, 2026.

On August 7, 2026 the Company issued 129,500 shares of Common Stock in satisfaction of the obligation to issue shares in connection with monies advanced to the Company under a fully converted Convertible Promissory Note.

F-15

YOUNEEQAI TECHNICAL SERVICES, INC.

ANNUAL FINANCIAL STATEMENTS

For the years ended December 31, 2025 and 2024

(Audited)

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

YouneeqAI Technical Services, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of YouneeqAI Technical Services, Inc. (the “Company”) as of December 31, 2025, and 2024, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

The Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2024.

New York, NY
August 10, 2026 PCAOB ID Number 587

F-18

YOUNEEQAI TECHNICAL SERVICES, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2025, AND 2024

	December 31,	December 31,
	2025	2024

ASSETS
Current Assets
Cash and Cash Equivalents	$3,296	$5,304

Total Assets	$3,296	$5,304

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts Payable and Accrued Expenses	764,392	420,334
Advances Payable, Related Party	206,043	164,531
Obligation to Issue Common Shares	323,750	323,750
License Royalty Liability	1,498,714	1,498,714
Convertible Note Payable, Net of Discount	49,532	—
Derivative Liability	72,568	—
Note Payable, Current	209,056	199,920
Total Current Liabilities	3,124,055	2,607,249

Total Liabilities	3,124,055	2,607,249

Commitments and Contingencies

Stockholders’ Deficit
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 1,155 shares issued and outstanding, as of December 31, 2025, and 2024, respectively	1	1
Common Stock, $0.001 par value, 200,000,000 shares authorized, 10,565,828 and 10,515,828 shares issued and outstanding as of December 31, 2025, and 2024, respectively	10,566	10,515
Additional Paid-In Capital	40,357,416	40,177,636
Accumulated Deficit	(43,488,741)	(42,790,097)
Total Stockholders' Deficit	(3,120,759)	(2,601,945)

Total Liabilities and Stockholders' Deficit	$3,296	$5,304

The accompanying notes are an integral part of these Financial Statements.

F-19

YOUNEEQAI TECHNICAL SERVICES, INC.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31,	For the Year Ended December 31,
	2025	2024

OPERATING EXPENSES
General and Administrative	$184,360	$7,585,918
Professional Fees	160,982	547,653
Amortization of Debt Discount	26,806	—
Compensation, Related Parties	295,000	215,817
Total Expenses	667,148	8,349,388

LOSS BEFORE OTHER INCOME (EXPENSE)	(667,148)	(8,349,388)
OTHER INCOME (EXPENSE)
Other Income	—	117,760
Change in Fair value of Derivative Liability	19,235	—
Loss on Extinguishment of Debt	—	(114,753)
Interest (Expense)	(50,731)	(21,083)
Total Other (Expense) Income	(31,496)	(18,076)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(698,644)	(8,367,464)

Provision for Income Taxes	—	—
NET LOSS	$(698,644)	$(8,367,464)
LOSS PER SHARE:
Basic Loss per Share	$(0.07)	$(0.86)
Diluted Loss per Share	$(0.07)	$(0.86)
Basic Weighted Average Shares Outstanding Adjusted for the 10:1 consolidation of common shares on May 15, 2025	10,528,157	9,733,759
Diluted Weighted Average Shares Outstanding Adjusted for the 10:1 consolidation of common shares on May 15, 2025	10,528,157	9,733,759

The accompanying notes are an integral part of these Financial Statements.

F-20

YOUNEEQAI TECHNICAL SERVICES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

FOR THE YEAR ENDED DECEMBER 31, 2024
	Series A Preferred Stock		Common Stock
	No of Shares	Amount $	No of Shares	Amount $	Additional Paid In Capital $	Accumulated Deficit $	Total Stockholders’ Deficit $
Ending Balance, December 31, 2023	1,155	1	5,515,345	5,515	32,199,526	(34,422,632)	(2,217,590)
Common Stock Issued for Services	—	—	4,615,000	4,615	7,110,385	—	7,115,000
Fair Value of Options Granted	—	—			432,625	—	432,625
Common Stock for Cash	—	—	250,000	250	299,750	—	300,000
Conversion of Note Payable, Related Party	—	—	135,483	136	135,348	—	135,484
Net (Loss)	—	—	—	—	—	(8,367,464)	(8,367,464)
Ending Balance, December 31, 2024	1,155	1	10,515,828	10,516	40,177,636	(42,790,097)	(2,601,945)

FOR THE YEAR ENDED DECEMBER 31, 2025
	Series A Preferred Stock		Common Stock
	No of Shares	Amount $	No of Shares	Amount $	Additional Paid In Capital $	Accumulated Deficit $	Total Stockholders’ Deficit $
Ending Balance, December 31, 2024	1,155	1	10,515,828	10,516	40,177,636	(42,790,097)	(2,601,945)
Common Stock Issued for Services	—	—	50,000	50	29,950		30,000
Fair Value of Stock Options Granted	—	—	—	—	149,830	—	149,830
Net (Loss)	—	—	—	—	—	(698,644)	(698,644)
Ending Balance, December 31, 2025	1,155	1	10,565,828	10,566	40,357,416	(43,488,741)	(3,120,759)

The accompanying notes are an integral part of these Financial Statements.

F-21

YOUNEEQAI TECHNICAL SERVICES, INC.
STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2025, AND 2024

	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(698,644)	$(8,367,464)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Stock Compensation	179,830	7,547,625
Loss on Extinguishment of Debt	—	114,753
Amortization of Debt Discount	26,807	3,907
Change In Fair Value of Derivative Liability	(19,235)	—
Non- Cash Items in Interest Expense	50,732	11,620

Changes in Operating Assets & Liabilities:
Accounts Payable and Accrued Expenses	344,058	380,872
License Royalty Liability	—	(137,136)
Net Cash Used In Operating Activities	(116,453)	(445,807)

CASH FLOWS FROM FINANCING ACTIVITIES:
Convertible Promissory Note Issues	112,445	—
Advances from Related Party	2,600	150,000
Repayments to Related Parties	(600)	—
Proceeds from Sale of Common Stock	—	300,000
Net Cash Provided by Financing Activities	114,445	450,000

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,008)	4,193
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	5,304	1,111
CASH AND CASH EQUIVALENTS, END OF THE YEAR	$3,296	$5,304

SUPPLEMENATAL CASH FLOW DISCLOSURES
Non Cash Investing Activities
Cash Paid for Interest	$—	$5,500
Cash Paid for Taxes	$—	$—
Non Cash Financing Activities
Common stock issued for Promissory Note Conversion	$—	$135,483
Common stock issued for Services	$30,000	$7,547,625

The accompanying notes are an integral part of these Financial Statements.

F-22

YOUNEEQAI TECHNICAL SERVICES, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2025, AND 2024

NOTE 1 – OPERATIONS

Organization and Description of Business

The Company was incorporated in Nevada on November 28, 2007. Over time, the Company changed its name and business focus through several strategic transitions. In October 2022, the Company filed an amendment to change its name to YouneeqAI Technical Services, Inc., which was approved by FINRA on March 30, 2023. The Company is currently focused on AI-related technology services.

Name Change

In October 2022, the Company filed an amendment to its Articles of Incorporation to change its name to YouneeqAI Technical Services, Inc. (“YouneeqAI” or the “Company”), the action was approved by the OTC Market/FINRA on March 30, 2023.

Line of Credit Promissory Note

In May 2022, the Company entered into a Line of Credit Promissory Note with a Mr. Thomas Yang, in exchange for advancing funds to support ongoing operations and the Company’s efforts to file a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission. (“SEC”) The funds are subject to an interest rate of 12% per annum with interest only payments to be made monthly. The Line of Credit Promissory Note is convertible into shares of the Company’s restricted common stock at $0.05 per share. Both outstanding principal and accrued interest are convertible.

The Line of Credit further provided that if the Company or Digital Cavalier Technology Services Inc. terminates the License Agreement, 2,500 of the Series A Preferred Shares held by Digital Cavalier Technology Services Inc. shall be transferred to Mr. Yang. All funds remaining under the Line of Credit Note Payable will remain due in full.

On April 14, 2023, principal and interest amounting to $804,688 was converted into 16,093,760 shares of restricted common stock.

On February 15, 2024, principal and interest amounting to $66,741 were converted into 1,354,830 shares of common stock and the promissory note was extinguished.

Consolidation of Common Shares

On May 15, 2025, the Company effected a consolidation of its Common Shares in the ratio of 1 new share for every 10 old shares. The Company issued 4,433 new shares for rounding.

Convertible Promissory Note

On October 2, 2025, the Company issued a convertible promissory note in the amount of $132,300 to an unrelated third party and received proceeds of $112,445 net of Original Issuer Discount of $19,845. The note bears interest at 6.3% per annum and matures on April 20, 2026. If a Registration Statement for the underlying shares is filed on Form S-1 and is effective, the principal and any accrued and unpaid interest shall be convertible at the option of the holder into Common Stock of the Company at any time, beginning six months after the Original Issue Date, and until this Note is no longer outstanding. The conversion price shall be 85% of the average of the three lowest Volume-Weighted Average Prices of the Common Stock for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Conversion Date.

F-23

NOTE 2 - GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The financial statements are prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $43,488,741 on December 31, 2025, and recognized net losses of $698,644 and $8,367,464 for the years ended December 31, 2025, and 2024, respectively.

Liquidity

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis.

During the year ended December 31, 2025, the Company received proceeds from the issuance of a Convertible Promissory note to an unrelated third party in the amount of $112,445 and Advances from Related Parties in the amount of $2,600; and repaid $600 of the Advances from Related Parties. The Company used $460,511 to support continuing operations. Changes in working capital accounts provided $344,058.

As of December 31, 2025, the Company had a cash balance of $3,296 and had a working capital deficiency in the amount of $3,120,759.

As of the date of this report, the Company’s existing cash resources and existing borrowing availability are not sufficient to support planned operations for the next 12 months and the Company will need to obtain additional funding from investors and lenders to continue operations. Management believes that the Company will be able to secure additional funding sufficient to continue operating activities for at least one year past the issuance date of the financial statements.

The ability of the Company to continue as a going concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is seeking sources of additional financing to ensure continuation of the Company’s operations and to fully execute the next phase of the Company’s growth initiatives. For the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. Any capital raised will be through either private placement or convertible debt and will result in the issuance of common shares from the Company’s authorized capital. The Company believes it can satisfy the minimum cash requirements for the one year from the date the financials were issued with either equity financing, convertible debt or, if necessary, loans from shareholders.

There can be no assurance that the Company will be able to continue to raise funds, in which case the Company may be unable to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in these financial statements. The Company has experienced recurring losses that raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of Estimates

The preparation of the financial statements to be in conformity with U.S. GAAP which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Actual results could differ from those estimates.

Management is also responsible for disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period.

F-24

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606 – Revenue from Contracts with Customers (“ASC 606”) to depict the transfer of control to the company’s customers in an amount reflecting the consideration to which the company expects to be entitled. The Company determines revenue recognition through the following steps:

i.	Identification of the contract, or contracts, with a customer
ii.	Identification of the performance obligations in the contract
iii.	Determination of the transaction price
iv.	Allocation of the transaction price to the performance obligations in the contract
v.	Recognition of revenue, when, or as, the company satisfies the performance obligations.

The Company applies ASC 606, Revenue from Contracts with Customers, to contracts that meet the criteria for recognition under that guidance. Revenue is recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to receive.

During 2023, the Company entered into an Exclusive Rights Agreement with RC365 Holdings PLC (“RC365”) pursuant to which the Company granted RC365 certain rights to sell, distribute, and market the Company’s intellectual property in the United Kingdom. Consideration under the arrangement included 6,000,000 RC365 shares, to be delivered in tranches, and a 1% royalty on gross revenue generated by RC365 from use of the platform.

Concurrently, the Company entered into a Share Purchase Agreement with FNB Enterprises Ltd. (“FNB”) to sell the RC365 shares to FNB. Due to the uncertainty surrounding collection under the related arrangements, management concluded that collectability was not probable and, accordingly, the arrangement did not meet the criteria for revenue recognition under ASC 606 during the years ended December 31, 2025, and 2024. Therefore, the Company recognized no revenue related to the RC365/FNB arrangement during 2025 or 2024.

During 2024, the Company received cash payments totaling $117,708 from FNB related to amounts previously expected under the share sale arrangement. Consistent with the Company’s accounting conclusion for the arrangement, these receipts were not recognized as revenue and were recorded as other income in the statement of operations.

Any future royalties earned under the RC365 arrangement, if and when the related recognition criteria are met, will be recognized in accordance with ASC 606’s guidance for sales- or usage-based royalties on licenses of intellectual property.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have cash equivalents as of December 31, 2025, and 2024.

Concentration of Credit Risk

As of December 31, 2025, and 2024, the Company held cash in bank of $3,296 and $5,304, respectively

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of December 31, 2025, and 2024, the Company held cash in bank of $3,296 and $5,304, respectively. At December 31, 2025 the Company had not experienced losses on its bank accounts and management believes the Company is not exposed to significant risks on these accounts.

Fair Value of Financial Instruments and Derivative Financial Instruments

The Company’s financial instruments include cash and cash equivalents and notes payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments approximate fair value on December 31, 2025, and 2024.

The Company’s financial assets and liabilities carried at fair value have been classified based upon a hierarchy defined by GAAP. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models

F-25

with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level of input that is significant to its measurement. For example, a financial asset or liability carried at fair value would be classified in Level 3 if unobservable inputs were significant to the instrument’s fair value, even though the measurement may be derived using inputs that are both observable (Levels 1 and 2) and unobservable (Level 3).

The Company estimates fair values using prices from third parties or internal pricing methods. Fair value estimates received from third-party pricing services are based on reported trade activity and quoted market prices when available, and other market information that a market participant would use to estimate fair value.

On August 31, 2023, the Company entered into an Exclusive Rights Agreement with RC365 Holdings PLC, granting RC365 Holdings PLC rights to sell, distribute and market the Company’s intellectual property in the United Kingdom. In consideration of these rights, RC365 Holdings agreed to issue up to a total of 6,000,000 shares of their publicly traded common stock to the Company. The first tranche of 3,000,000 shares was received prior to September 30, 2023, with the second tranche to be received in February 2024. The fair value of investments in marketable securities are determined by the most recently traded price of the security at the time of issuance. The Company recorded the value of the shares as an Investment in Marketable Securities and a corresponding deferred income of $952,647. As of the date of the Auditors’ Report, the Company has not received the second tranche of 3,000,000 shares of RC365 Holdings.

Concurrently, the Company entered into a Share Purchase Agreement with a third party, FNB Enterprises, Ltd. FNB Enterprises agreed to purchase the 3,000,000 shares of RC365 Holdings PLC for a purchase price of £0.10 per share. On September 29, 2023, the Company delivered the shares to FNB and recognized Other Accounts Receivable in the amount of $650,700 and a loss on investment of $301,947. At December 31, 2023, as the Company had not received funds for payment, a bad debt expense in the amount of $650,700 was recognized. On March 11, 2024, a payment of $67,760 was received. On March 26, 2024, a further payment of $49,952, for a total of $117,708 payments against the outstanding amount. As of December 31, 2025 and the date of the Auditors’ Report, no further amounts have been received.

On October 2, 2025, the Company issued a convertible promissory note in favor of an unrelated third party. In accordance with ASC 470-20, Debt with Conversion and Other Options, at issuance, the Company measured the embedded derivative liability at its fair value of $91,803. As of December 31, 2025, the fair value of the derivative liability was $72,568. The decrease in fair value from issuance through December 31, 2025 resulted in a gain in the change in fair value of derivative liability, which was recognized in the Company’s statement of operations for the year ended December 31, 2025, in accordance with ASC 815-10.

The Company uses the fair value hierarchy to measure the fair value of its warrant liabilities and investments available for sale. The Company revalues its financial instruments at every reporting period. The Company recognizes gains or losses on the change in fair value of the derivative liabilities as “change in fair value of derivative liability” in the statements of operations. The valuation of the investments available for sale was based on the Black-Scholes valuation model using market rate assumptions.

The following table provides the financial assets and liabilities measured on a recurring basis and reported at fair value on the balance sheets as of December 31, 2025 and December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

December 31, 2025
Derivative Liabilities	$72,568

The following table presents the changes in fair value of the derivative liability:

Derivative Liability
Fair value as of December 31, 2024	—

Initial value of derivative conversion feature	$91,803
Change in fair value	$(19,235)

Fair value as of December 31, 2025	$72,568

F-26

The key inputs into the Black Scholes valuation model for the Level 3 valuations as of December 31, 2025 are as follows:

December 31, 2025
Term (years)	$0.30
Stock price	$0.52
Exercise price	$0.44
Dividend yield	0%
Expected volatility	158%
Risk free interest rate	3.62%

Number of shares	304,035

Advertising Costs

Advertising and promotion costs are expensed as incurred. The Company did not incur advertising and promotion expenses during the years ended December 31, 2025, and 2024.

Income Taxes

In accordance with FASB ASC Topic 740, Income Taxes (“ASC 740”), the Company recognizes deferred tax assets and liabilities for the expected future tax consequences or events that have been included in our financial statements and/or tax returns. Deferred tax assets and liabilities are based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company provides reserves for potential payments of tax to various tax authorities related to uncertain tax positions when management determines that it is more likely than not that a loss will be incurred related to these matters and the amount of the loss is reasonably determinable. No tax liability was recorded as of December 31, 2025 and 2024, respectively.

Earnings Per Share

Earnings per share is calculated in accordance with FASB ASC 260-10, “Earnings per Share”. Basic earnings per common share ("EPS") are computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all potentially dilutive common shares were issued, unless doing so is anti-dilutive.

At December 31, 2025, the following securities which were convertible into Common stock, but have not been included the calculation of weighted average number of common shares outstanding as their inclusion would been anti-dilutive:

i.	1,155 Series A Convertible Preferred Shares convertible into 1,155,000 shares of Common Stock*
ii.	440,000 Share Options exercisable into 440,000 shares of Common Stock*
iii.	129,500 shares of Common Stock to be issued in connection with a fully-converted Convertible Note Payable

*Adjusted for the 10:1 consolidation of Common Shares on May 15, 2025

Dividends

The Company did not adopt any policy regarding payment of dividends. No dividends were paid during the years ended December 31, 2025, and 2024.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), which requires all share-based payments be recognized in the financial statements based on their fair values. In accordance with ASC 718, the Company has elected to apply ASU 718 to both employee and non-employee share-based payments and use the Black-Scholes option pricing model to determine the fair value of options granted. The Company recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

F-27

NOTE 4 - RECENTLY ISSUED ACCOUNTING STANDARDS

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB") and are adopted by us as of the specified effective date. We believe that the impact of recently adopted and recently issued accounting pronouncements will not have a material impact on our balance sheets, results of operations and cash flows.

In July 2023, the FASB issued ASU 2023-03, “Presentation of Financial Statement (Topic 205), Income Statement - Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation - Stock Compensation (Topic 718)”, to amend various SEC paragraphs in the Accounting Standards Codification to reflect the issuance of SEC Staff Accounting Bulletin No. 120, among other things. The Company adopted this conforming guidance upon issuance, and the adoption had no material impact on its financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of the adoption of ASU 2023-09 on its financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment's profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted the provisions of this ASU in 2024 and applied the provisions retrospectively to each period presented in the financial statements. Adoption of the new standard did not have a material impact on our financial statements.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 from the Company’s inception. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Any new accounting standards, not disclosed above, that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 5 – RIGHTS AGREEMENT

RC365 Holdings PLC

On August 31, 2023, the Company entered into an Exclusive Rights Agreement (“Rights Agreement”) with RC365 Holdings PLC (“RC365 Holdings”) granting them the right to sell, distribute and market the intellectual property of the Company in the United Kingdom, subject to terms and conditions of the Rights Agreement. RC365 Holdings shall have the right of first refusal to purchase any additional territories, at a price and terms no less favorable than any offer received by the Company from a third party in connection with any such other territory. Any such purchase of additional territories shall be subject to mutual written agreement between the parties, except as expressly permitted in the Rights Agreement. RC365 Holding’s rights and obligations under the Rights Agreement are not sub-licensable.

The Company shall receive 1% of all gross revenue (excluding VAT and any other taxes applicable in any part of the Territory) generated and received by the Grantee from the use of the Platform, by the Grantee and any Customers. The term of the Rights Agreement is 10 years, with automatic renewals, assuming compliance with the terms of the Agreement, of subsequent 5-year terms. For the years ended December 31, 2025, and 2024, the Company did not recognize any revenue under this agreement.

As consideration for the granting of the rights, RSC365 Holdings issued a total of 3,000,000 common shares to the Company, with a second tranche of 3,000,000 shares to be delivered on or before October 15, 2024.

The Company had not received or been issued the second tranche of 3,000,000 shares of RC365 Holdings on December 31, 2023. The License Agreement was subsequently amended to defer delivery of the remaining 3,000,000 shares to February 28, 2024. On March 8, 2024, the License Agreement with RC365 Holdings was amended to defer any further compensation under the License Agreement to no later than October 15, 2024. As of May 5, 2026, the Company has not received these shares.

F-28

Share Purchase Agreement – FNB Enterprises, Ltd

Concurrently with the execution of the Rights Agreement, the Company entered into a Share Purchase Agreement with FNB Enterprises Ltd.to sell up to 6,000,000 shares of the common stock of RC 365 Holdings held by the Company for a price of £0.20 per share. FNB Enterprises Ltd. has a right to purchase RC365 Holdings common shares in increments, provided that the number of shares purchased shall not exceed 3% of the total issued and outstanding common shares of RC365 Holdings.

The Share Purchase Agreement did not originally provide for any adjustment to the purchase price. However, the Company and FNB Enterprises agreed to renegotiate the purchase price owing to fluctuations in the market price of the RC365 shares. The Share Purchase Agreement did not have a set termination date, other than the sale of all 6,000,000 shares.

On November 16, 2023, FNB Enterprises and the Company entered into an Amendment to the Share Purchase Agreement. The Amendment provides for the following:

i.	The purchase price of the shares was reduced to £0.10 per share.
ii.	3,000,000 shares are to be purchased and paid for by February 13, 2024, for a total purchase consideration of $348,000.
iii.	The next tranche of shares is to be purchased on or before February 28, 2024; and
iv.	The remaining tranches are to be purchased by April 30, 2024.
v.	The initial purchase of 3,000,000 shares for 10 pence per share shall be purchased on or before February 13, 2024, or the Share Purchase Agreement shall expire without notice.
vi.	For the balance of 3,000,000 shares, the first tranche thereof must be purchased on or before February 13, 2024, or the Share Purchase Agreement shall expire without notice.
vii.	Any remaining balance of the shares shall be purchased in full on or before April 30, 2024, or the Share Purchase Agreement expires without notice, or further remedy.

On September 30, 2023, the purchase of the 3,000,000 shares of RC 365 Holdings was initiated. As a result, the Company on September 30, 2023, transferred 3,000,000 shares to FNB Enterprises on September 30, 2023. Even though the Share Purchase Agreement provided for payment against delivery of shares, the Company was induced to transfer the shares without payment on the promise of facilitation of early payment, which did not occur. Payment for the shares was originally delayed, as the parties commenced renegotiation of the purchase price.

The purchase price was subsequently renegotiated and, in an Amendment, dated November 16, 2023, reduced to £0.10 per share for approximately $348,000 or $0.11 per share. Owing to the significant uncertainty surrounding the collectability of the debt owed by FNB, the Company has not recognized any revenue in connection with the Rights Agreement or the sale of RC365 shares to FNB Enterprises.

On March 11, 2024, a payment of $67,760 was received from FNB Enterprises. On March 26, 2024, a further payment of $49,952 was received from FNB, for a total amount of $117,708, which amount the Company recorded as other Income. As of the date of the Auditors’ Report, the remaining amount of $230,288 has not been received.

F-29

NOTE 6 – DIGITAL CAVALIER LICENSE AGREEMENT

On February 9, 2022, the Company entered into a License Agreement with Digital Cavalier Technology Services Inc. (DCTS), allowing the Company to license, market and sell DCTS’s software as a service (SaaS) AI personalization engine and services for e-commerce, content marketing, digital publishing, and other related industries.

In consideration of the license, the Company agreed to pay a total of $1,960,000 in monthly installments of $40,000 for 25 months and a license fee of 5% of monthly gross revenues arising from the sale or marketing of the product. In addition, the License Agreement required the issuance of 3,000 shares of Series A Preferred Stock valued at $600,000. As a result of the issuance of the Preferred Stock, DCTS became the majority shareholder of the Company.

The License Agreement has a term of 25 months and automatically renews for 24-month periods if the License Agreement is in good standing.

The Company recorded an intangible asset and a corresponding liability of $1,960,000 for the License. On December 31, 2022, the Company performed an impairment review of the License and determined that due to the absence of revenue generated, an impairment was necessary. After performance of a discounted cash flow, the license was impaired to $Nil. The Company recognized an impairment loss in the amount of $1,960,000 during the year ended December 31, 2022.

In February 2023, the License was extended for a further 24 months, contingent upon the Company filing an effective Form S-1 Registration Statement registering the shares held by DCTS, and providing that the license shall be cancellable in the event of the Company’s failure to commercialize the DCTS technology.

On December 31, 2025, the Company owed DCTS the amount of $1,498,714. The Company has not been able to make the full monthly payments of $40,000 per month, owing to a lack of funds. Notwithstanding the failure of the Company to make the monthly payments, the Company continues to have unrestricted access to the License.

NOTE 7 – CONVERTIBLE NOTE PAYABLE, RELATED PARTY

On May 7, 2022, the Company entered into a Convertible Line of Credit Promissory Note (the “LOC”). The LOC had a borrowing limit of $575,000 of which the Company drew down $411,000. The LOC bears an annual interest rate of 12% and matures on May 1, 2026. The LOC can be converted into common shares of the Company at a conversion price with a 25% discount to the closing price of the Volume Weighted Average Price (“VWAP”) for the ten consecutive trading days prior to conversion. The LOC contains a merger clause whereby if the Company does not complete the full merger into American Hemp Ventures, Inc. (“AMHV”), the Company shall issue 2,500 Preferred Class A Shares to the lender. The Company completed the merger into AMHV prior. The LOC embedded conversion feature requires bifurcation and is accounted for separately as a derivative liability because the LOC does not contain an explicit share limit upon conversion. Upon issuance, the Company recorded a debt discount in the amount of $411,000, a derivative liability in the amount of $506,436 and excess of the value of the derivative over the face value of the note in the amount of $95,436, which was recorded directly to interest expense at the date of issuance. The derivative liability was valued using the Black-Scholes option pricing model with the following assumptions: stock price of $0.27, conversion price of $0.20, expected life of 4 years, expected volatility of 258.10%, and risk-free interest rate of 3.00%.

On December 12, 2022, the Company entered into an amendment to increase the borrowing limit to $825,000, adjust the conversion rate to a fixed price of $0.05 per share of common stock, and consented to an agreement whereby if the Company cancels the DCTS software license agreement acquired on February 9, 2022, the Company shall issue 2,500 Preferred Class A Shares to the lender. The current principal balance at that time of modification was $486,688. For accounting purposes, the modification of the original terms was treated as an extinguishment of debt and recorded a loss on extinguishment in the amount of $584,695.

On April 14, 2023, the lender converted $806,688 of principal and interest into 16,093,760 shares of common stock in accordance with the terms of the LOC. Upon conversion, the Company recorded amortization of debt discount in the amount of $525,607 and recognized a loss on extinguishment of debt in the amount of $6,963,110.

In May 2023, the Company borrowed $40,000, in the aggregate, under two loans from the lender with the same terms as the modified LOC terms. The Company agreed to issue 1,295,000 pre-consolidation shares of common stock as a fee to the lender. The Company recorded a debt discount of $40,000 in relation to the conversion features and the license agreement clauses, and interest expense of $283,750. As of the date of this report, the 1,295,000 pre-consolidation shares of common stock have not been issued. The Company expects to issue the shares by March 31, 2026.

On February 27, 2024, the lender converted $66,741 of principal and interest into 1,354,827 shares of common stock in accordance with the terms of the LOC. Upon conversion, the Company recorded interest expense in the amount of $3,907, amortization of debt discount in the amount of $47,019 and recognized a loss on extinguishment of debt in the amount of $114,753, respectively.

F-30

NOTE 8 – CONVERTIBLE PROMISSORY NOTE PAYABLE

On October 2, 2025 the Company issued a convertible promissory note in the amount of $132,300 to an unrelated third party and received proceeds of $112,445 net of Original Issuer Discount (OID) of $19,845. The note bears interest at 6.3% per annum and matures on April 20, 2026. If a Registration Statement for the underlying shares is filed on Form S-1 and is effective, the principal and any accrued and unpaid interest shall be convertible at the option of the holder into Common Stock of the Company at any time, beginning six months after the Original Issue Date, and until this Note is no longer outstanding. The conversion price shall be 85% of the average of the three lowest Volume-Weighted Average Prices of the Common Stock for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Conversion Date.

In accordance with ASC 815-10, the embedded derivative was initially measured at fair value on the issuance date and is subsequently remeasured at fair value at each reporting date, with changes in fair value recognized in earnings. The derivative liability is classified as a Level 3 fair value measurement under ASC 820, Fair Value Measurement, as its valuation relies on significant unobservable inputs, including the Company’s stock price, expected volatility, expected term, and risk-free interest rate. Significant changes in any of these assumptions could result in a materially different fair value measurement.

At issuance, the Company measured the embedded derivative liability at its fair value of $91,803. The fair value of the derivative was recorded as a liability with a corresponding debt discount to the carrying value of the Note. The combined discount associated with the OID and the derivative liability is amortized to interest expense over the term of the Note using the effective interest method in accordance with ASC 835-30, Interest—Imputation of Interest and ASC 470-20, Debt with Conversion and Other Options.

The derivative liability was valued using the Black-Scholes option pricing model with the following assumptions: stock price of $0.52, conversion price of $0.442, expected life of 0.55 years, expected volatility of 204%, and a risk-free interest rate of 3.62%.

As of December 31, 2025, the fair value of the derivative liability was $72,568. The decrease in fair value from the date of issuance to December 31, 2025 resulted in a gain in the change in fair value of derivative liability, which was recognized in the Company’s statement of operations for the year ended December 31, 2025, in accordance with ASC 815-10.

NOTE 9 – NOTE PAYABLE – PAYCHECK PROTECTION PROGRAM LOAN

On April 24, 2020, the Company obtained a small business loan under the Paycheck Protection Program (the “Loan”) of the Cares Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) in amount the amount of $199,920.

The Loan carries an interest rate of 1% per annum. Interest and Principal payments are deferred for a period of 6 months. Should the Loan not be forgiven, payment of principal and interest would be due on April 24, 2022, unless the lender and the Company agree to extend the term to 5 years. As of the date of this report, the loan has not been extended, and currently the Company is in default of the loan.

Provided that the Company has used at least 60% of the loan proceeds for payroll expenses over an 8-week period, the Loan will be converted to a “grant” and under Section 1106 (i) of the CARES Act, the amount forgiven will be excluded from gross revenues for tax purposes. The Company is preparing the application for forgiveness. As of the date of this report, the lender has not demanded repayment of the loan.

NOTE 10 - EQUITY INCENTIVE PLAN

On March 1, 2024, the Company’s Board of Directors approved the 2024 Equity Incentive Plan (“2024 Equity Incentive Plan” or the “Plan”). The 2024 Equity Incentive Plan reserves a maximum of 10,000,000 shares of the Company’s common stock to be issued under the Plan. The 2024 Equity Incentive Plan provides for the grant of options to officers, directors, employees, and consultants. The Board of Directors is authorized to set the terms of options to be granted as to the number of shares, vesting terms, and expiration dates. The exercise price of options granted under the Plan shall be equal to the fair market value of the common stock on the grant date.

F-31

NOTE 11 - RELATED PARTY TRANSACTIONS

Digital Cavalier Technology Services Inc. License Agreement

On February 9, 2022, the Company entered into a License Agreement with Digital Cavalier Services Technology Inc. that allows for the Company to license, market and sell the technology of Digital Cavalier Services Technology Inc. The Company agreed to issue stock to DCST, whereby DCTS became a related party as more fully described in Note 6 above.

Convertible Line of Credit Promissory Note

On May 7, 2022, the Company entered into a Convertible Line of Credit Promissory Note (the “LOC”) with a shareholder as more fully described in Note 7 above.

Advances from Related Party

On January 22, 2024, a shareholder, and the holder of the Line of Credit Promissory Note, advanced the Company further funds in the amount of $100,000 under a loan agreement separate from the Line of Credit Promissory Note. The funds were due on February 13, 2024, together with interest in the amount of $1,150. On March 1, 2024, the Company agreed to pay interest on the amount advanced at 12% per annum and the lender agreed to extend the date of repayment to March 31, 2024. On February 20, 2024, the Company paid $1,050 of the interest due.

On May 8, 2024, the shareholder, and the holder of the Line of Credit Promissory Note, advanced the Company further funds in the amount of $50,000 under a loan agreement separate from the Line of Credit Promissory Note. The advance shall accrue interest at 12% per annum.

During the year ended December 31, 2025, two shareholders, both related parties, advanced $2,600 in aggregate to the Company and the Company repaid $600 to one of the shareholders and related parties.

General Services Agreements

On March 1, 2024, the Company entered into a General Services Agreement with its Chief Executive Officer, Murray Galbraith. The General Services Agreement has a term of 3 years, expiring on February 27, 2027. Commencing March 1, 2024, Mr. Galbraith is to receive a monthly gross fee of $7,500 and is eligible at the determination of the Board of Directors to receive stock options under the Company’s 2024 Equity Incentive Plan. A compensation review shall be performed by the Board of Directors in October 2024 and thereafter annually, a month after the financial year ends. Mr. Galbraith will receive a one-time bonus of $50,000 upon the successful uplisting of the Company’s publicly traded common stock from the OTCID to the OTC QB and the completion of a public offering of not less than $10 Million.

On March 1, 2024, the Company entered into General Service Agreements with Calderan Ventures, Ltd, (“Calderan Ventures”), an entity owned by a director of the Company, James Romano. The General Service Agreement has a term of 3 years, expiring on February 27, 2027. Starting March 1, 2024, Calderan Ventures is to receive a monthly gross fee of $7,500 and is eligible at the determination of the Board of Directors to receive stock options under the Company’s 2024 Equity Incentive Plan. A compensation review shall be performed by the Board of Directors in October 2024 and thereafter annually, a month after the year end. Calderan Ventures will receive a one-time bonus of $50,000 upon the successful uplisting of the Company’s publicly traded common stock from the OTCID to the OTC QB and the completion of a public offering of not less than $10 Million.

Compensation paid to Related Parties

On March 1, 2024, the Company granted stock options for 2,000,000 shares each to Mr. Galbraith and Calderan Ventures (of which Mr. James Romano, a director of the Company, is an officer). The options were fully vested upon issuance, are exercisable at $2.00 per share and expire on February 28, 2029. The Company recognized Stock Compensation expense in the amount of $395,022 in connection with these awards.

On March 1, 2024, the Company granted stock options for 40,000 shares to a consultant. The options are fully vested upon issuance, are exercisable at $2.00 per share and expire on February 28, 2027. The Company recognized Stock Compensation expense in the amount of $37,603 in connection with this award.

The number of options awarded and the exercise price of the options have been adjusted to reflect the 10:1 consolidation of the company’s Common Stock on May 15, 2025

F-32

On May 19, 2025, the Company appointed Ms. Sophie Galper, Ms. Julia Hansen and Mr. Jason Grant to the Board of Directors and granted 20,000 options to each new director. The options are fully vested upon issuance, are exercisable at $2.50 per share and expire on May 19, 2027. The Company recognized Stock Compensation expense in the amount of $149,830 in connection with these awards.

On October 28, 2025, the Company issued 50,000 Common Shares to a consultant in compensation for services rendered. The Company and recorded compensation expense of $30,000.

NOTE 12 – CONTINGENT LIABILITIES

Litigation

During March 2024, a former officer and director of the Company claimed $40,235 from the Company in unpaid fees for services rendered, and on April 6, 2024, instituted a claim against the Company and a shareholder and creditor, Mr. Thomas Yang, for the payment of this amount and accrued interest. On May 15, 2024, the Company paid the former officer and director of the Company $ 43,746 in full and final settlement of all claims against the Company.

In the ordinary course of its business, the Company may be involved in various legal proceedings involving a variety of matters, the outcomes of which are inherently unpredictable and subject to significant uncertainties. The Company is not aware of any pending legal proceedings that could have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows. The Company expenses legal fees in the periods in which they are incurred.

NOTE 13 - STOCKHOLDERS’ DEFICIT

Preferred Shares

On December 31, 2025, the Company had 1,155 shares of Series A Preferred Shares issued and outstanding. The Series A Preferred Shares are convertible into shares of the Company’s common stock at a rate of 1 Series A Preferred Shares into 1,000 shares of Common Stock. One share of Series A Preferred stock has voting rights equal to 1,000 shares of Common stock.

Common Stock

On December 31, 2025, the Company had 10,565,828 shares of common stock issued and outstanding.

On May 15, 2025, the Company effected a consolidation of its Common Shares in the ratio of 1 new share for every 10 old shares. The Company issued 4,433 new shares for rounding. The number and price per share of all issuances prior to May 15, 2025 have been adjusted to reflect the consolidation of the Common Stock.

Conversion of Convertible Promissory Note

On February 27, 2024, the Company issued 135,483 shares of common stock $0.50 per share in connection with the conversion of the related party convertible promissory note payable.

Common Stock issued for Consulting Services

On February 15, 2024, the Company issued a total of 3,315,000 shares of its restricted common stock in connection with a series of consulting agreements that were entered into for services to be provided to the Company in connection with uplisting its publicly traded common stock and arranging a public financing. The shares were valued at $1.00 per share and the company recognized stock compensation expense in the amount of $3,315,000. The consulting agreements terminate at the option of the consultants.

On February 15, 2024, the Company entered into a consulting agreement with a consultant for business services. The consulting agreement provides for compensation of 300,000 shares of common stock valued at a price of $1.00 per share. The Company recorded Stock Compensation expense in the amount of $300,000. The agreement terminates at the option of the consultant.

On March 14, 2024, the Company entered into a consulting agreement with a shareholder of the Company. The Consulting Agreement may be terminated at any time by either party. The Consulting Agreement provides for compensation of 600,000 shares of the Company’s registered common stock at $3.50 per share. The Company recognized $2,100,000 in stock compensation expense.

F-33

On March 15, 2024, the Company entered into a consulting agreement with an existing consultant for business services. The consulting agreement provides for compensation of 400,000 shares of common stock in addition to the 300,000 shares issued to him on February 15, 2024. The 400,000 shares were valued at a price of $3.50 per share and the Company recorded Stock Compensation Expense in the amount of $1,400,000. The agreement terminates at the option of the consultant.

Common Stock issued for Services

On October 28, 2025, the Company issued 50,000 Common Shares to a consultant in compensation for services rendered. The Company and recorded compensation expense of $30,000.

Common Stock issued for Cash

On March 15, 2024, the Company entered into a Stock Subscription Agreement, with an unrelated third party for the sale of 66,667 shares of its restricted common stock in the amount of $100,000 cash.

On March 26, 2024, the Company entered into a Stock Subscription Agreement, with an unrelated third party for the sale of 33,333 shares of its restricted common stock in the amount of $50,000 cash.

On July 2, 2024, the Company entered into a Stock Subscription Agreement, with an unrelated third party for the sale of 150,000 shares of its restricted common stock in the amount of $150,000 cash.

Stock Options

Stock Option Incentive Plan

The Company maintains the 2024 Stock Option Plan (the “Plan”), under which employees, officers, and directors may be granted options to purchase common stock. Options generally vest on issuance and expire three to five years after the grant date.

During the year ended December 31, 2025, the Company had the following stock option activity:

	Number of Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Term (Years)	Aggregate Intrinsic Value ($’000)
Outstanding at January 1, 2025	440,000	$2.00	3.98	$880,000
Granted	60,000	$2.50	1.38	—
Exercised	—	—	—	—
Forfeited or expired	—	—	—	—
Outstanding at December 31, 2025	500,000	$2.06	2.79	$1,030,000
Exercisable at December 31, 2025	500,000	$2.06	2.79	$1,030,000

The fair value of stock options granted during the year ended December 31, 2025 was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected volatility	459%
Expected term (years)	2.0
Risk-free interest rate	4.07%
Dividend yield	0%
Weighted-average grant-date fair value	$2.50

During the years ended December 31, 2025, and 2024, the Company recorded Stock Option Expense in the amounts of $149,830 and $432,625, respectively.

F-34

NOTE 14 – SEGMENT INFORMATION

The Company operates as one operating segment and one reportable segment focused on the development and commercialization of its technology. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer. The CODM reviews financial information on a consolidated basis, including net loss and operating expenses, to assess performance and make resource allocation decisions.

The CODM evaluates segment performance primarily based on net loss. The Company had no revenues during the year ended December 31, 2025.

Segment Information	Year ended December 31, 2025	Year ended December 31, 2024
Significant segment expenses:
General and administrative expenses	$184,360	$7,585,918
Professional fees	$160,982	$547,653
Compensation - related parties	$295,000	$215,817
Interest expense (income)	$50,731	$21,083
Other segment items:
Other Income	—	$117,760
Segment net income (loss)	$(698,644)	$(8,367,464)

Other segment items consist of the amortization of debt discount, gain or loss on extinguishment of debt and change in fair value of the derivative liability, which together represent a non-cash expense included in net loss.

Because the Company operates as a single reportable segment, segment revenues and segment net loss reconcile directly to the amounts presented in the condensed statements of operations.

The Company had no revenue from external customers during the period. The Company had no long-lived assets as of December 31, 2025. The Company’s operations are located in the United States. The Company had no major customers during the period.

NOTE 15 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations through the date of these financial statements were available to be issued, August 10, 2026, and has determined that there were no significant subsequent events or transactions that are required to be disclosed in the financial statements for the year ended December 31, 2025, other than as follows.

On January 14, 2026, the Company entered into a Software License Agreement with AgEye Technologies Inc. (AgEye) for the commercialization, distribution, sublicensing, or other monetization of AgEye’s proprietary automated indoor farming systems and related software. The Company agreed to issue 2,500,000 common shares to AgEye as an advance royalty payment for six months commencing on the date of the agreement. Commencing six months after the effective date, the Company shall pay to AgEye 1% of net sales resulting from the company’s commercialization, distribution, sublicensing, or other monetization of the Licensed Software. On June 30, 2026, the Company issued the 2,500,000 common shares and recorded an advance royalty payment asset of $2,500,000, being the fair value of the shares on the date of issue.

On January 14, 2026, Mr. M Galbraith and Mmes. S Galper and J Hansen resigned as Directors of the Company, and Messrs. P Field, N Genty and C Rowlison were appointed Directors of the Company.

On January 21, 2026, the Company received an advance in the amount of $100,000 from a related party shareholder.

On May 18, 2026, a related party settled certain amounts owing to a creditor. The Company recorded an advance from the related party in the amount of $55,425.

On April 20, 2026, the Convertible Promissory Note issued to an unrelated third party on October 2, 2025, matured. The Note has not been converted or repaid, and accordingly, the Company is currently in default of the Note.

In March 2026, the Company received correspondence from the British Columbia Securities Commission (the "BCSC") indicating that the Company is considered an OTC reporting issuer in British Columbia under Multilateral Instrument

F-35

51-105, Issuers Quoted in the U.S. Over-the-Counter Markets, and is therefore required to comply with applicable Canadian continuous disclosure filing requirements, including the filing of certain annual and interim financial statements, management's discussion and analysis, annual information forms, insider reports, and personal information forms for certain directors, officers, and insiders.

The Company has engaged Canadian legal counsel and is working with the BCSC to address the matter. In May 2026, the Company and certain officers and directors executed undertakings agreeing, among other things, not to trade or purchase securities of the Company in or from British Columbia, and not to authorize or permit a distribution of the Company's securities in British Columbia, until the Company's Form S-1 or Form S-1/A is declared effective by the SEC and the BCSC confirms that the Company has made the required filings to its satisfaction.

The BCSC has deferred enforcement action to allow the Company time to complete its filing process. As of the date of these financial statements, no cease trade order has been issued, and management is not aware of any other enforcement action pending or contemplated by the BCSC. However, if the Company fails to satisfy its outstanding filing obligations by the applicable deadline, the BCSC could issue a cease trade order prohibiting trading in the Company's securities in British Columbia. On May 21, 2026, the Company, together with its Chief Executive Officer, Chief Financial Officer, and certain directors, executed undertakings with the British Columbia Securities Commission (the "BCSC"). Under the terms of the undertakings, the Company and these individuals agreed not to trade or purchase securities of the Company in or from British Columbia, and not to authorize, permit, or acquiesce in any distribution of the Company's securities in British Columbia, until both (i) the Company's Form S-1 or Form S-1/A is declared effective by the SEC, and (ii) the BCSC confirms in writing that the Company has made the required filings under Multilateral Instrument 51-105 to its satisfaction. The BCSC has deferred enforcement action to allow the Company time to complete its filing process. As of the date of these financial statements, no cease trade order has been issued by the BCSC.

On June 23, 2026, a related party advanced $55,000 to the Company. The advance is interest-free and has no fixed terms for repayment.

On August 7, 2026, the Company issued 129,500 common shares in satisfaction of an obligation to issue shares in connection with monies advanced under a convertible promissory note, which was converted in full on February 27, 2024.

F-36

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Item 13. Other Expenses of Issuance and Distribution.

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$25,000
Accountant Fees	$50,000
Transfer Agent Fees	$2,000
SEC Registration fees (estimated)	$1,618
Miscellaneous Expenses (estimated)	$8,000
Total	$86,618

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation and Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

We shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability and loss reasonably incurred or suffered by them in connection with their service as an officer or director; and

II-1

We may purchase and maintain insurance, or make other financial arrangements, on behalf of any person who holds or who has held a position as a director, officer, or representative against liability, cost, payment, or expense incurred by such person.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 15. Recent sales of unregistered securities.

We have sold shares as unregistered securities in the past 2 years relying upon an exemption from registration under the Securities Act of 1933.

On May 15, 2025, the Company effected a consolidation of its Common Shares in the ratio of 1 new share for every 10 old shares. The Company issued 4,433 new shares for rounding. The number and price per share of all issuances prior to May 15, 2025 have been adjusted to reflect the consolidation of the Common Stock.

Issuer Purchases of Equity Securities

We did not repurchase any shares of our common stock during the period June 30, 2024 through March 31, 2026.

Conversion of Convertible Promissory Note

On February 27, 2024, the Company issued 135,483 shares of common stock $0.50 per share in connection with the conversion of the related party convertible promissory note payable.

Convertible Promissory Note

On October 2, 2025, the Company issued a convertible promissory note in the amount of $132,300 to an unrelated third party and received proceeds of $112,445 net of Original Issuer Discount of $19,845. The note bears interest at 6.3% per annum and matures on April 20, 2026. If a Registration Statement for the underlying shares is filed on Form S-1 and is effective, the principal and any accrued and unpaid interest shall be convertible at the option of the holder into Common Stock of the Company at any time, beginning six months after the Original Issue Date, and until this Note is no longer outstanding. The conversion price shall be 85% of the average of the three lowest Volume-Weighted Average Prices of the Common Stock for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Conversion Date.

Common Stock issued for Consulting Services

On February 15, 2024, the Company issued a total of 3,315,000 shares of its restricted common stock in connection with a series of consulting agreements that were entered into for services to be provided to the Company in connection with uplisting its publicly traded common stock and arranging a public financing. The shares were valued at $1.00 per share and the company recognized stock compensation expense in the amount of $3,315,000. The consulting agreements terminate at the option of the consultants.

On February 15, 2024, the Company entered into a consulting agreement with a consultant for business services. The consulting agreement provides for compensation of 300,000 shares of common stock valued at a price of $1.00 per share. The Company recorded Stock Compensation expense in the amount of $300,000. The agreement terminates at the option of the consultant.

On March 14, 2024, the Company entered into a consulting agreement with a shareholder of the Company. The Consulting Agreement may be terminated at any time by either party. The Consulting Agreement provides for compensation of 600,000 shares of the Company’s registered common stock at $3.50 per share. The Company recognized $2,100,000 in stock compensation expense.

On March 15, 2024, the Company entered into a consulting agreement with an existing consultant for business services. The consulting agreement provides for compensation of 400,000 shares of common stock in addition to the 300,000 shares issued to him on February 15, 2024. The 400,000 shares were valued at a price of $3.50 per share and the Company recorded Stock Compensation Expense in the amount of $1,400,000. The agreement terminates at the option of the consultant.

Common Stock issued for Services

On October 28, 2025, the Company issued 50,000 Common Shares to a consultant in compensation for services rendered. The Company and recorded compensation expense of $30,000.

II-2

On January 13, 2026, the Company issued 20,000 shares of Common Stock to two Directors in compensation for services rendered. The Company recorded compensation expense in the amount of $10,400.

Common Stock issued for Cash

On March 15, 2024, the Company entered into a Stock Subscription Agreement, with an unrelated third party for the sale of 66,667 shares of its restricted common stock in the amount of $100,000 cash.

On March 26, 2024, the Company entered into a Stock Subscription Agreement, with an unrelated third party for the sale of 33,333 shares of its restricted common stock in the amount of $50,000 cash.

On July 2, 2024, the Company entered into a Stock Subscription Agreement, with an unrelated third party for the sale of 150,000 shares of its restricted common stock in the amount of $150,000 cash.

Common Stock issued for AgEYE License

On January 14, 2026, the Company entered into a Software License Agreement with AgEYE Technologies Inc. (AgEYE) for the commercialization, distribution, sublicensing, or other monetization of AgEYE’s proprietary automated indoor farming systems and related software. The Company agreed to issue 2,500,000 common shares to AgEYE as an advance royalty payment for six months commencing on the date of the agreement. Commencing six months after the effective date, the Company shall pay to AgEYE 1% of net sales resulting from the company’s commercialization, distribution, sublicensing, or other monetization of the Licensed Software. On June 30, 2026, the Company issued the 2,500,000 common shares and recorded an advance royalty payment asset of $2,500,000, being the fair value of the shares on the date of issue.

Common Stock issued in connection with a fully-converted Convertible Promissory Note

On August 7, 2026, the Company issued 129,500 common shares in satisfaction of an obligation to issue shares in connection with monies advanced under a convertible promissory note, which was converted in full on February 27, 2024.

Stock Options

The Company maintains the 2024 Stock Option Plan (the “Plan”), under which employees, officers, and directors may be granted options to purchase common stock. Options generally vest on issuance and expire three to five years after the grant date.

During the three months ending March 31, 2026, the Company had the following stock option activity:

	Number of Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Term (Years)	Aggregate Intrinsic Value ($’000)
Outstanding at January 1, 2026	500,000	$2.06	2.79	$1,030,000
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited or expired	—	—	—	—
Outstanding at March 31,2026	500,000	$2.06	2.54	$1,030,000
Exercisable at March 31,2026	500,000	$2.06	2.54	$1,030,000

1)	Adjusted post reverse split 10:1

During the three months ending March 31, 2026, and 2025, respectively, the Company did not record any Stock Option Expense.

II-3

The key inputs into the Black Scholes valuation model for the Level 3 valuations as of March 31, 2026 and December 31, 2025 are as follows:

	March 31,2026	December 31, 2025
Term (years)	0.05	0.30
Stock price	$0.30	$0.52
Exercise price	$0.26	$0.44
Dividend yield	0%	0%
Expected volatility	194%	158%
Risk free interest rate	3.60%	3.48%
Number of shares to be issued on Conversion	533,164	303,971

Conversion of Preferred Stock

On March 10, 2026, 1,000 series A Preferred Shares were converted into 1,000,000 shares of Common Stock.

II-4

Item 16. Exhibits

The following exhibits are incorporated into this Form S-1 Registration Statement:

EXHIBITS INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
2.1	Articles of Merger – 9.2.10			*
2.2	Articles of Merger – 1.15.19			*
3(i).1	Articles of Incorporation – 11.28.07			*
3(i).2	Certificate of Amendment – 4.9.13			*
3(i).3	Certificate of Reinstatement and Amendment – 3.13.17			*
3(i).4	Certificate of Amendment – 9.13.22			*
3(i).5	Certificate of Amendment – 1.12.23			*
3(ii).6	Bylaws			*
3(ii).7	Amended Bylaws			*
3(ii).8	Amended Bylaws			*
4.1	Certificate of Designation – 8.25.22			*
4.2	2024 Equity Incentive Plan			*
5.1	Opinion of Legal Counsel			*
10.1	General Service Agreement - David Edmunds, CFO			*
10.2	General Service Agreement Amendment - David Edmunds, CFO			*
10.3	General Service Agreement – Calderan Ventures Ltd (James D. Romano, Director)			*
10.4	General Service Agreement - Christopher Rowlison, Chairman			*
10.5	General Service Agreement - Nicholas Genty, CEO			*
10.6	Share Purchase Agreement - FNB - 8.30.23			*
10.7	Share Purchase Agreement Amendment – 11.16.23			*
10.8	Share Purchase Agreement Amendment - 3.13.24			*
10.9	Software License Agreement with AgEYE Technologies - 1.14.26			*
10.10	Form of Lock-Up Agreement			*
21	List of Subsidiaries			*
23.1	Legal Opinion			*
23.2	Consent of Independent Registered Public Accountants			*
107	EX-Filing Fees			*

 *Filed Herewith

II-5

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

II-6

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 11, 2026.

YOUNEEQAI TECHNICAL SERVICES, INC.

/s/ Nicholas Genty	August 11, 2026
Nicholas Genty
(Chief Executive Officer and Principal Executive Officer)

/s/ David Edmunds	August 11, 2026
David Edmunds
(Chief Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Christopher Rowlison	August 11, 2026
Christopher Rowlison, Chairman of the Board

/s/ Nicholas Genty	August 11, 2026
Nicholas Genty, Chief Executive Officer and Director

/s/ David Edmunds	August 11, 2026
David Edmunds, Chief Financial Officer

/s/ Peter Field	August 11, 2026
Peter Field, Director

/s/ Jason A. Grant	August 11, 2026
Jason A. Grant, Director

/s/ James D. Romano	August 11, 2026
James D. Romano, Director